As filed with the Securities and Exchange Commission on July 2, 2004
                                                     Registration No. 333-109633
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 6
                                       to
                                    FORM S-3

                                       on
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                            WEBFINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)

        DELAWARE                             6159                    56-2043000
(State or Other Jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)     Identification Number)

                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232
                        (Address and Telephone Number of
                          Principal Executive Offices)

                          ----------------------------

                             WARREN G. LICHTENSTEIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               590 MADISON AVENUE
                                   32ND FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-3232
            (Name, Address and Telephone Number of Agent for Service)
                          ----------------------------

                                   COPIES TO:
                               ADAM FINERMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.
                            -------------------------

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            PROPOSED MAXIMUM
                                           AGGREGATE OFFERING                    AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED               PRICE(1)                    REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
issuable upon exercise of nontransferable
Rights...................................    $10,000,000(2)                       $809.00(3)
=================================================================================================

(1)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)  Represents   the  gross   proceeds   from  the  assumed   exercise  of  all
     nontransferable rights issued.

(3)  The  registration  fee was  previously  paid with the filing on October 10,
     2003.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS  EFFECTIVE  DATE UNTIL THE  REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933, AS AMENDED,  OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

            The  information  in  this  prospectus  is not  complete  and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JULY 2, 2004

PROSPECTUS
                            WebFinancial Corporation

                        4,366,866 Shares of Common Stock

            Our Board of Directors declared a dividend of rights to purchase our common stock to holders of record as of _____, 2004. Through this prospectus, we are offering the shares of common  stock that rights  holders may purchase  upon exercising such subscription rights.

            You  received  one right for each share of common stock you owned on the record date of ____, 2004. Each right will entitle you to purchase __ shares of our common stock at a subscription price of $______ per share.

            The rights are currently exercisable and will expire if they are not exercised by 5:00 p.m.,  New York City time, on ______,  2004. We may extend the period for  exercising the rights in our sole  discretion,  but in no event more than 30 additional  days.  If you want to exercise your rights,  you must submit your  subscription  documents to us before the expiration date.  Rights that are not exercised by the expiration date will expire and will have no value.

            The  proceeds  from the  exercise of rights will be used for working capital and general corporate purposes.

            Shares of our common stock are listed on the Nasdaq  Stock  Market's
SmallCap  Market  under the symbol  "WEFN." On July 1, 2004,  the last  reported sales price for our common stock was $2.50 per share.

            AN  INVESTMENT  IN OUR  COMMON  STOCK  IS  VERY  RISKY.  YOU  SHOULD
CAREFULLY  CONSIDER  THE RISK  FACTORS  BEGINNING  ON PAGE 7 OF THIS  PROSPECTUS
BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS.

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF THESE  SECURITIES  OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

                    The date of this prospectus is ___, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                       i

            You should rely only on the  information in this  prospectus and the additional  information  described  under the  heading  "Where You Can Find More
Information."  We have not  authorized  any  other  person to  provide  you with different  information.  If anyone  provides you with different or  inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any  jurisdiction  where the offer or sale is not  permitted.  You should  assume  that  the  information  in this  prospectus  and the  additional information  described  under the heading "Where You Can Find More  Information"
were  accurate  on the date on the  front  cover  of the  prospectus  only.  Our business,  financial  condition,  results of  operations  and prospects may have changed since that date.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

            This  section   highlights   information   contained   elsewhere  or
incorporated by reference in this prospectus.  This section does not contain all of the important  information  that you should consider  before  exercising your subscription  rights and  investing  in our common  stock.  You should read this entire prospectus carefully.

Q:    WHAT ARE WE OFFERING IN THIS PROSPECTUS?

A:    Our  Board  of  Directors  has  declared  a  dividend  of  nontransferable subscription  rights to purchase shares of our common stock to each of our stockholders of record on _____,  2004.  Through this  prospectus,  we are offering  the shares of common  stock that  holders of rights may purchase upon exercise of their rights.

Q:    WHO MAY PARTICIPATE IN THIS OFFERING?

A:    Only holders of record of our common stock as of _____,  2004 are entitled to  participate  in this  offering.  Any  attempt to  participate  in this offering by anyone that was not a holder of record of our common  stock on such date will be null and void.

Q:    WHAT IS A SUBSCRIPTION RIGHT?

A:    Each  subscription  right is a right to purchase  ___ shares of our common
      stock  and  carries  with  it  a  basic  subscription   privilege  and  an
      over-subscription privilege.

Q:    WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

A:    The basic  subscription  privilege of each right  entitles you to purchase
      ___  shares of our  common  stock at a  subscription  price of $_____  per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. We will not distribute any fractional shares or pay cash in place of fractional  shares,  but we will round down the  aggregate  number of shares you are entitled to receive to the nearest whole number.

Q:    WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?

A:    We expect  that not all of our  stockholders  will  exercise  all of their basic subscription  rights. By extending  over-subscription  privileges to our stockholders, we are providing stockholders that exercise all of their basic  subscription  privileges  with the  opportunity  to purchase  those shares that are not purchased by other stockholders. The over-subscription privilege of each right  entitles  you, if you fully  exercise  your basic subscription  privilege,  to subscribe for additional shares of our common stock  unclaimed by other holders of rights in this offering,  at the same subscription price per share.

Q:    WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?

A:    If an  insufficient  number of shares is  available  to fully  satisfy all
      over-subscription   privilege  requests,  the  available  shares  will  be
      distributed  proportionately  among  rights  holders who  exercised  their over-subscription  privilege  based on the  number of shares  each  rights holder subscribed for under the basic subscription privilege.

      Also, based on our interpretation of certain provisions of our charter, it is our belief  that you will not be allowed to  subscribe  for a number of shares that would increase your ownership of our shares of common stock to
      4.9% or above of our then outstanding  shares of common stock,  unless you already  owned  at  least  5.0%  of our  common  stock  on the  date  such restriction became effective.  Article Fourteenth,  subparagraph (b)(i) of our certificate of incorporation provides that:

            No Person, other than the Corporation,  shall engage in any Transfer of Stock with any other Person to the extent that such Transfer,  if effective,  would cause the  Ownership  Interest  Percentage  of any
            Person or Public Group to (i) increase to 4.9 percent or above, (ii)
            increase from 4.9 percent or above to a greater  Ownership  Interest
            Percentage  or  (iii)  create  a new  Public  Group  under  Treasury
            Regulation Section 1.382-2T(j)(3)(i),  except as otherwise permitted pursuant to subparagraph (b)(ii) or this Article.

      Article   Fourteenth,   subparagraph   (b)(ii)  of  our   certificate   of
      incorporation further provides that:

            Any  Transfer  that  would  otherwise  be  prohibited   pursuant  to
            subparagraph  (b)(i)  shall  nonetheless  be  permitted  if (i)  the
            Transfer is by an Existing Five Percent  Stockholder  of Stock owned by such stockholder on the date the Transfer restrictions  contained in subparagraph (b)(i) become effective or (ii) information relating to a specific proposed transaction is presented to the Board and the
            Board  determines  in its  discretion  that (x) based upon a written opinion of tax counsel selected by the Board,  such transaction will not jeopardize or create a material  limitation on the Corporation's then current or future  ability to utilize its Tax Benefits,  taking into account  both the proposed  transaction  and  potential  future
            transactions,   or  (y)  the  overall  economic   benefits  of  such
            transaction  to the  Corporation  outweigh  the  detriments  of such transaction.  Nothing in this  subparagraph  shall be  construed  to limit or restrict the Board in the exercise of its fiduciary  duties under applicable law.

      We have interpreted  these provisions to mean that no stockholder may sell or transfer any shares of our common stock if such transaction would cause the ownership of common stock of a stockholder  (i) to increase to 4.9% or above of our then  outstanding  shares of common stock or (ii) to increase from 4.9% or above to a greater ownership percentage,  unless they already owned at least  5.0% of our  common  stock  on the date  such  restriction became  effective.  This  restriction  is included in our  certificate  of incorporation  to preserve  certain tax benefits to which we are entitled.
      We believe these restrictions apply to the transactions described herein.

      The  subscription  agent will return any excess  payments by mail  without interest or deduction  promptly after the  expiration of the  subscription period.

Q:    HOW LONG WILL THE SUBSCRIPTION PERIOD LAST?

A:    You  will be able to  exercise  your  subscription  rights  only  during a limited  period.  If you do not exercise your  subscription  rights before
      5:00 p.m., New York City time, on  ___________,  2004,  your  subscription rights will expire. We may, in our sole discretion,  decide to extend this offering  until some later time,  but in no event more than 30  additional days.  If we extend  the  expiration  date,  we will give oral or  written notice  to the  subscription  agent on or  before  such  expiration  date, followed by a press  release no later than 9:00 a.m.,  New York City time, on the next business day after the previously scheduled expiration date.

Q:    AM I REQUIRED TO SUBSCRIBE IN THIS OFFERING?

A:    No.

Q:    WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:    You will retain your current  number of shares of common stock even if you do not exercise your  subscription  rights.  If you choose not to exercise your subscription rights, then the percentage of our common stock that you own may  decrease.  The  magnitude  of the  reduction  of your  percentage ownership  will  depend  upon  the  extent  to  which  you and  the  other stockholders exercise your rights.

Q:    HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

A:    You may  exercise  your  subscription  rights by properly  completing  and signing your  subscription  certificate,  and delivering it and the rights certificate,  with full payment of the  subscription  price for the shares

      you  are   subscribing   (including   any   amounts   in  respect  of  the
      over-subscription privilege), to the subscription agent on or prior to the expiration  date. If you use the mail, we recommend  that you use insured, registered  mail,  return  receipt  requested.  If you cannot deliver your rights  certificate to the subscription  agent on time, you may follow the guaranteed delivery procedures  described under "The Offering - Guaranteed
      Delivery Procedures."

Q:    WHAT  SHOULD I DO IF I WANT TO  EXERCISE  MY  SUBSCRIPTION  RIGHTS  BUT MY
      SHARES ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A:    If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this  offering.  If you wish to exercise  your  subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision,  you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial
      Owner  Election  Form." You  should  receive  this form from your  broker, custodian  bank or other nominee with the other  offering  materials.  You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in this offering but you have not received this form.

Q:    WHAT SHOULD I DO IF I WANT TO EXERCISE MY  SUBSCRIPTION  RIGHTS AND I AM A
      STOCKHOLDER IN A FOREIGN COUNTRY OR IN THE ARMED SERVICES?

A:    The subscription  agent will mail subscription  certificates to you if you are a rights  holder whose  address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.  To exercise your rights,  you must notify the subscription  agent on or prior to 5:00 p.m.,
      New York City time,  on ______,  2004,  and take all other steps which are necessary to exercise your rights, on or prior to that time. If you do not follow these  procedures  prior to the expiration  date,  your rights will expire.

Q:    WILL  I BE  CHARGED  A  SALES  COMMISSION  OR A FEE BY  WEBFINANCIAL  IF I
      EXERCISE MY SUBSCRIPTION RIGHTS?

A:    No. We will not charge a brokerage  commission or a fee to rights  holders for exercising their subscription  rights.  However,  if you exercise your subscription  rights through a broker or nominee,  you will be responsible for any fees charged by your broker or nominee.

Q:    WHAT ARE THE UNITED STATES FEDERAL INCOME TAX  CONSEQUENCES  OF EXERCISING
      MY SUBSCRIPTION RIGHTS AS A HOLDER OF COMMON STOCK?

A:    A holder of common stock  generally will not recognize  income or loss for federal income tax purposes in connection  with the receipt or exercise of subscription  rights.  We urge you to consult  your own tax  advisor  with respect to the  particular tax  consequences  of this offering to you. See
      "Material United States Federal Income Tax Consequences."

Q:    HOW MANY SHARES MAY I PURCHASE?

A:    You will receive one nontransferable  subscription right for each share of common stock that you owned at the close of business on _____,  2004,  the record date. Each right contains the basic subscription  privilege and the over-subscription  privilege.  Each basic subscription  privilege entitles you to  purchase  ___  shares  of our  common  stock  for $___ per  share.
      Fractional shares will be eliminated by rounding down the aggregate number of shares you are  entitled to receive to the nearest  whole  number.  See
      "The Offering - Subscription  Rights - Basic Subscription  Privilege." The
      over-subscription  privilege  entitles  you to  subscribe  for  additional shares of our common stock at the same  subscription  price per share on a pro-rata  basis to the  number of shares  you  purchased  under your basic
      subscription   privilege,   provided   you  fully   exercise   your  basic
      subscription  privilege.  "Pro-rata"  means in proportion to the number of shares of our common stock that you and the other rights holders  electing
      to  exercise  their   over-subscription   privileges   have  purchased  by
      exercising the basic  subscription  privileges on their holdings of common stock.  See  "The  Offering  -  Subscription  Rights  -  Over-Subscription
      Privilege." However, pursuant to the terms of our charter, we believe that you will not be allowed  to  subscribe  for a number of shares  that would increase your  ownership of our shares of common stock to 4.9% or above of our then outstanding  shares of common stock,  unless you already owned at least  5.0% of our  common  stock  on the  date  such  restriction  became effective.  See "Questions and Answers About This Offering - WILL I ALWAYS
      RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

Q:    WHEN  WILL I  RECEIVE  CERTIFICATES  FOR  THE  SHARES  PURCHASED  IN  THIS
      OFFERING?

A:    We will issue certificates  representing shares purchased in this offering to you or to the Depository Trust Company on your behalf,  as the case may be, as soon as practicable after the expiration of the subscription period and after all pro rata allocations and adjustments have been completed. We will not be able to  calculate  the  number of shares to be issued to each exercising  holder  until  5:00  p.m.,  New York City  time,  on the third business day after the expiration  date, which is the latest time by which subscription  rights  certificates  may be delivered  to the  subscription agent  under the  guaranteed  delivery  procedures  described  under  "The
      Offering - Guaranteed Delivery Procedures."

Q:    IF THIS  OFFERING  IS NOT  COMPLETED,  WILL  MY  SUBSCRIPTION  PAYMENT  BE
      REFUNDED TO ME?

A:    Yes.  The  subscription  agent will hold all funds it  receives  in escrow until completion of this offering. If this offering is not completed,  the
      subscription   agent  will  return   promptly,   without   interest,   all
      subscription payments.

Q:    HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

A:    The subscription  price was established by our board of directors based on the  recommendation  of a  special  committee  of  independent  directors, comprised  of Howard  Mileaf,  Joseph L. Mullen and Mark E.  Schwarz.  The
      committee was established September 3, 2003 for the purpose of considering potential financing  transactions for us, such as the rights offering. The factors considered  included the historic and then current market price of our common  stock,  our  business  prospects,  our recent and  anticipated operating results,  general conditions in the securities markets, our need for capital,  alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, and the level of risk to our investors.

Q:    ARE THERE RISKS IN EXERCISING MY SUBSCRIPTION RIGHTS?

A:    Yes. The exercise of your rights  involves  risks.  Exercising your rights means  buying  additional  shares  of  our  common  stock  and  should  be considered as carefully as you would consider any other equity  investment in our company.  Among other  things,  you should  carefully  consider the risks described under the heading "Risk Factors," beginning on page 7.

Q:    AFTER I EXERCISE MY SUBSCRIPTION  RIGHTS,  CAN I CHANGE MY MIND AND CANCEL
      MY PURCHASE?

A:    No. Once you send in your subscription  certificate and payment you cannot revoke the exercise of your subscription  rights,  even if you later learn information  about us that you consider to be unfavorable  and even if the market  price of our common  stock is below the  subscription  price.  You should not exercise your  subscription  rights unless you are certain that you  wish  to  purchase  additional  shares  of our  common  stock  at the subscription price. See "The Offering - NO REVOCATION."

Q:    MAY I TRANSFER MY  SUBSCRIPTION  RIGHTS IF I DO NOT WANT TO  PURCHASE  ANY
      SHARES?

A:    No. Should you choose not to exercise your  subscription  rights,  you may
      not  sell,  give  away  or  otherwise   transfer  your  rights.   However,
      subscription rights will be transferable by operation of law (for example, upon death of the recipient).

Q:    WHY IS WEBFINANCIAL ENGAGING IN THIS OFFERING?

A:    We are making this offering in order to raise  approximately $10.0 million
      (less offering  expenses) in new capital to be used as additional  working capital for our business and general corporate purposes.

      Our  board of  directors  believes  that  this  offering  will  ultimately strengthen our financial condition through generating  additional cash and increasing our  stockholders'  equity. We want to give you the opportunity to  participate  in this fund  raising  effort and to purchase  additional shares of our common stock.

Q:    WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION REGARDING THIS OFFERING?

A:    Our board of directors is not making any  recommendation as to whether you should  exercise  your  subscription  rights.  You are  urged to make your decision based on your own assessment of this offering and our company.

Q:    HOW MANY  SHARES  OF OUR  COMMON  STOCK  WILL BE  OUTSTANDING  AFTER  THIS
      OFFERING?

A:    As of June 15, 2004,  we had  4,366,866  shares of common stock issued and outstanding.  We expect to issue up to an additional  4,366,866  shares in this  offering.  After  this  offering,  we  anticipate  that we will have
      8,733,732 shares of common stock  outstanding.  Depending on the number of subscriptions we receive from stockholders,  this offering could result in
      Steel  Partners  II,  L.P.  ownership  increasing  to over 50%.  See "Risk
      Factors" beginning on page 7.

Q:    WILL THE NEW  SHARES BE  INITIALLY  LISTED ON THE  NASDAQ  STOCK  MARKET'S
      SMALLCAP MARKET AND TREATED LIKE OTHER SHARES?

A:    Yes.  Our common  stock is listed on the Nasdaq  Stock  Market's  SmallCap
      Market under the symbol  "WEFN." We expect that the shares of common stock issued in this offering  will also be listed on the Nasdaq Stock  Market's
      SmallCap Market under the same symbol.

Q:    HOW WILL THIS  OFFERING  AFFECT  STEEL  PARTNERS'  OWNERSHIP OF OUR COMMON
      STOCK?

A:    Steel Partners II, L.P.  beneficially  owns 1,737,345 shares of our common stock,  representing  approximately  39.8% of our outstanding common stock and of the voting power of our outstanding voting securities.

      If no holders of  subscription  rights other than Steel Partners  exercise their  rights in this  offering,  Steel  Partners  may, as a result of its
      over-subscription    privilege,   own   6,106,711   shares,   representing
      approximately 70% of our outstanding  common stock and of the voting power of our outstanding voting securities. If all rights holders exercise their basic  subscription  privileges in full, then Steel Partners will continue to  beneficially  own  approximately  39.8% of our common stock and of the voting power of our outstanding voting securities.

      Warren Lichtenstein,  our Chairman and Chief Executive Officer, owns 2,500 shares of our common stock. Mr. Lichtenstein,  as the sole managing member of the  general  partner of Steel  Partners  II,  L.P.,  is deemed to also beneficially  own the shares of common  stock owned by Steel  Partners II,
      L.P.  Mr.  Lichtenstein  has  indicated  to us his  present  intention  to exercise the rights both Steel Partners II, L.P. and he receive.  However, there is no written  commitment  to exercise  such rights and,  therefore, there can be no assurance that such rights will be exercised.

Q:    CAN THE BOARD OF DIRECTORS WITHDRAW THIS OFFERING?

A:    Yes. Our board of directors  may decide to withdraw  this  offering at any time for any reason. If we withdraw this offering, any money received from subscribing stockholders will be refunded promptly,  without interest. See
      "The Offering - Withdrawal and Amendment."

Q:    WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS OR NEED ASSISTANCE?

A:    If you  have  questions  or  need  assistance,  please  contact  MacKenzie
      Partners, Inc., the information agent, for this offering, at the following address and telephone number:

                                [MACKENZIE LOGO]
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                       Email: proxy@mackenziepartners.com

For a more complete  description of this offering,  see "The Offering" beginning on page 34.

                                  RISK FACTORS

            THE  EXERCISE OF YOUR  SUBSCRIPTION  RIGHTS FOR SHARES OF OUR COMMON
STOCK  INVOLVES  A HIGH  DEGREE  OF RISK.  YOU  SHOULD  CAREFULLY  CONSIDER  THE
FOLLOWING FACTORS AND OTHER  INFORMATION  PRESENTED OR INCORPORATED BY REFERENCE
IN THIS  PROSPECTUS  BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. IF WE DO NOT
SUCCESSFULLY  ADDRESS ANY ONE OR MORE OF THE RISKS DESCRIBED BELOW,  THERE COULD
BE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL  CONDITION,  OPERATING RESULTS AND
BUSINESS. WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY ADDRESS THESE RISKS.

RISKS RELATING TO THIS OFFERING:

THE  SUBSCRIPTION  PRICE PER SHARE IS NOT AN INDICATION OF OUR VALUE AND YOU MAY
NOT BE ABLE TO SELL SHARES  PURCHASED  UPON THE  EXERCISE  OF YOUR  SUBSCRIPTION
RIGHTS AT A PRICE EQUAL TO OR GREATER THAN THE SUBSCRIPTION PRICE.

            The  subscription  price per  share  does not  necessarily  bear any relationship to the book value of our assets, operations,  cash flows, earnings, financial  condition or any other  established  criteria for value. As a result, you should not consider the  subscription  price as an indication of the current value of our company or our common stock.  We cannot assure you that you will be able to sell shares  purchased  in this  offering at a price equal to or greater than the subscription price.

[IF PRICED AT A DISCOUNT]  THIS OFFERING MAY CAUSE THE PRICE OF OUR COMMON STOCK
TO DECREASE IMMEDIATELY, AND THIS DECREASE MAY CONTINUE.

            The  subscription  price per share equals ___% of the current market price of our common  stock,  determined  by averaging  the closing  price of our common  stock on Nasdaq for the ____  preceding  trading  days ending on ______,
2004.  This  discount,  along  with the number of shares we propose to issue and ultimately will issue if this offering is completed,  may result in an immediate decrease in the market  value of our common  stock.  This  decrease may continue after the completion of this offering.

AS A HOLDER  OF  COMMON  STOCK,  YOU MAY  SUFFER  SIGNIFICANT  DILUTION  OF YOUR
PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

            If you do not  exercise  your  subscription  rights  and  shares are purchased by other stockholders in this offering,  your proportionate voting and ownership  interest will be reduced and the percentage that your original shares represent of our expanded equity after exercise of the subscription  rights will be diluted.  For example,  if you own 200,000  shares of our common stock before this offering,  or approximately  4.58% of our outstanding common stock, and you exercise none of your subscription  rights while all other  subscription  rights are exercised by other  stockholders,  then your  percentage  ownership would be reduced  to  approximately  2.29%.  The  magnitude  of  the  reduction  of  your percentage  ownership  will  depend upon the extent to which you  exercise  your subscription rights.

ONCE YOU EXERCISE  YOUR  SUBSCRIPTION  RIGHTS,  YOU MAY NOT REVOKE SUCH EXERCISE
EVEN IF THERE IS A DECLINE IN OUR COMMON STOCK PRICE.

            The public  trading  market  price of our common  stock may  decline after you elect to exercise your subscription  rights. If that occurs,  you will have  committed  to buy shares of common  stock at a price above the  prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of  subscription  rights you will be able to sell your  shares of common  stock at a price  equal to or  greater  than the subscription price.

YOU MAY NOT REVOKE THE  EXERCISE  OF YOUR RIGHTS EVEN IF WE DECIDE TO EXTEND THE
EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

            We may, in our sole  discretion,  extend the expiration  date of the subscription  period,  but in no event more than 30 additional days.  During any potential  extension  of time,  our common  stock  price may  decline  below the subscription  price and result in a loss on your investment upon the exercise of rights to acquire shares of our common stock. If the expiration date is extended after you send in your subscription forms and payment,  you still may not revoke or change your exercise of rights.

YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

            If we cancel this offering,  neither we nor the  subscription  agent will have any  obligation  with  respect to the  subscription  rights  except to return, without interest, any subscription payments to you.

THE  SUBSCRIPTION  RIGHTS  ARE NOT  TRANSFERABLE  AND THERE IS NO MARKET FOR THE
SUBSCRIPTION RIGHTS.

            You may not sell, give away or otherwise  transfer your subscription rights.  The  subscription  rights are only  transferable  by  operation of law.
Because  the  subscription  rights are  non-transferable,  there is no market or other  means  for  you  to  directly  realize  any  value  associated  with  the subscription  rights.  You must  exercise  the  subscription  rights and acquire additional shares of our common stock to realize any value.

YOUR  PARTICIPATION  IN THE OFFERING IS NOT ASSURED SINCE WE MAY TERMINATE  THIS
OFFERING.

            Once you exercise your subscription  rights,  you may not revoke the exercise for any reason unless we amend this offering. If we decide to terminate the offering,  we will not have any obligation with respect to the  subscription rights except to return any subscription payments, without interest.

YOU NEED TO ACT PROMPTLY AND FOLLOW  SUBSCRIPTION  INSTRUCTIONS,  OTHERWISE YOUR
SUBSCRIPTION MAY BE REJECTED.

            Stockholders who desire to purchase shares in this offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date. If you fail to complete and sign the required  subscription forms, send an
incorrect   payment  amount,  or  otherwise  fail  to  follow  the  subscription procedures that apply to your desired  transaction,  the subscription agent may, depending on the  circumstances,  reject your  subscription  or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you  concerning,  or attempt to correct,  an  incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

YOU MAY NOT RECEIVE ALL OF THE SHARES YOU SUBSCRIBE OR OVER-SUBSCRIBE FOR.

            If an  insufficient  number of shares is available to fully  satisfy
all  over-subscription   privilege  requests,   the  available  shares  will  be
distributed   proportionately   among  rights   holders  who   exercised   their
over-subscription  privilege  based on the number of shares each  rights  holder subscribed for under the basic  subscription  privilege.  Also,  pursuant to the terms of our charter, we believe that you will not be allowed to subscribe for a number of shares  that would  increase  your  ownership  of our shares of common stock to 4.9% or above of our then  outstanding  shares of common stock,  unless you already owned at least 5.0% of our common stock on the date such restriction became effective. See "Questions and Answers About This Offering - WILL I ALWAYS
RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

RISKS RELATING TO OUR BUSINESS:

RELIANCE ON BROKERED CERTIFICATES OF DEPOSIT COULD HAVE A NEGATIVE EFFECT ON OUR
LIQUIDITY AND OPERATING RESULTS.

            Our funding depends  primarily on brokered  certificates of deposit.
Brokered  certificates  of deposit are time  deposits,  generally  in amounts of
$100,000 or less,  placed in a bank by a broker.  The broker receives a fee from
the  bank  and/or  the  depositor  for  providing  this  intermediary   service.
Depositors  that  invest in  brokered  certificates  of  deposit  are  generally interest  rate  sensitive  and  well  informed  about  alternative  markets  and investments. Consequently, funding with brokered certificates of deposit may not provide the same stability to a bank's deposit base as traditional  local retail deposit  relationships.  Because of our  dependence  on the market for  brokered certificates of deposit (94% of WebBank's total deposits at March 31, 2004), our liquidity may be negatively  impacted if that funding source  experiences supply difficulties  due to loss of investor  confidence or a flight to higher  quality investments such as U.S. Treasury securities.  In addition,  only banks that are determined to be "well  capitalized" by their regulatory  agencies are permitted to issue brokered  certificates  of deposit  without  restriction.  In the event
WebBank were no longer classified as "well capitalized," we might be required to obtain permission from our regulators to issue brokered certificates of deposit, which could be denied under certain circumstances.

            Our  operating  results  may be  negatively  impacted by a change in
interest  rates  required  to  obtain  brokered   certificates  of  deposit.  An
explanation of how this could negatively impact "rate differentials" is provided in the following  risk factor  entitled  "Changes in interest rates could have a negative  effect on our  operating  results." In general,  increases in interest rates on brokered  certificates  of deposit  will reduce our  operating  income.
Increases in the rates we pay for brokered  certificates  of deposit could occur because of various reasons  including shifts in the Treasury yield curve, a loss of  confidence  in  the  market  for  brokered  certificates  of  deposit,  or a deterioration of WebBank's financial condition.

CHANGES IN INTEREST RATES COULD HAVE A NEGATIVE EFFECT ON OUR OPERATING RESULTS.

            Our earnings depend substantially on "rate differentials," which are the differences between the rates we earn on loans, securities and other earning assets,  and the interest rates we pay on deposits and other  borrowings.  These rates are  highly  sensitive  to many  factors  which are  beyond  our  control, including general economic  conditions and the policies of various  governmental and regulatory authorities. Changes in interest rates impact the level of loans, deposits  and  investments,  the credit  profile of  existing  loans,  the rates received on loans and securities and the rates paid on deposits and  borrowings.
Significant  fluctuations  in interest rates may adversely  affect our financial condition and results of operations.

SIGNIFICANT  NEW LAWS OR CHANGES IN EXISTING LAWS OR MONETARY  POLICY  AFFECTING
THE  BANKING  INDUSTRY  COULD HAVE A MATERIAL  ADVERSE  AFFECT ON OUR RESULTS OF
OPERATIONS.

            Our banking subsidiary,  WebBank, is subject to extensive government regulation  and  supervision  under various  state and federal  laws,  rules and regulations, primarily under the rules and regulations of the FDIC and the State of Utah  Department of Financial  Institutions.  These laws and  regulations are designed primarily to protect depositors, borrowers, and the Bank Insurance Fund of the FDIC.  WebBank's  regulators  maintain  significant  authority  to impose requirements  on  WebBank's  operations,  such as  limiting  its  activities  or mandating  that it hold increased  capital.  For example,  WebBank's  regulators recently required WebBank to obtain the prior non-objection of the FDIC and Utah
Department of Financial  Institutions before developing new lines of activity or expanding  existing  lines of activity,  as well as before making changes to its board of directors or senior executive  officers.  Objections to WebBank's lines of business,  enactment of  significant  new laws,  changes in existing  laws or repeals of existing laws may cause WebBank's  results to change  materially.  In addition,  federal  monetary  policy,  particularly  as implemented  through the
Federal  Reserve  System,  such as  changes  in  interest  rates,  could  affect
WebBank's financial  condition.  Changes in interest rates can affect the number of loans  WebBank  originates,  as well as the  value  of its  loans  and  other interest-earning  assets and the  ability to realize  gains on the sale of those assets and  liabilities.  Prevailing  interest  rates also  affect the extent to which  borrowers  prepay loans owned by WebBank.  When interest rates  increase, borrowers  are less likely to prepay  their loans,  and vice versa.  WebBank may then be  required  to  invest  funds  generated  by  those  prepayments  at less favorable interest rates.  Increases in interest rates could hurt the ability of borrowers who have loans with floating  interest  rates to meet their  increased payment  obligations.  If those  borrowers were not able to make their payments, then  WebBank  could suffer  losses,  and its level of  performing  assets would decline.

OUR BUSINESS  COULD BE HARMED IF A CERTAIN  ACCOUNTS  RECEIVABLE  FACTORING  AND
SERVICE ARRANGEMENT TERMINATES.

            At  March  31,  2004,  accounts  receivable  factoring   constituted
WebBank's  principal  line of  business.  We have  announced  that a  notice  of termination  has been  issued  with  respect  to a certain  accounts  receivable factoring  arrangement,  with the  termination  to be effective in May 2004, and that another  accounts  receivable  program was terminated in February 2004. The factoring  arrangement due to terminate in May 2004 was extended to December 31,
2004. Under the accounts receivable  factoring  arrangement that is scheduled to be  terminated no later than  December 31, 2004,  the  factoring  company has an option to purchase the existing portfolio of accounts receivable from WebBank at book value no earlier  than July 31, 2004 and no later than  December  31, 2004.
The  accounts  receivable  factoring  arrangement  with that  factoring  company accounted for  approximately  35% and 47% of our  consolidated  revenues for the years ended  December  31, 2002 and 2003,  respectively,  and 85% and 66% of our consolidated  operating  income for the years ended  December 31, 2002 and 2003, respectively.  Under the  accounts  receivable  factoring  arrangement  that was terminated  in February  2004,  the  factoring  company  exercised  an option to purchase the  existing  portfolio  of accounts  receivable  from WebBank at book value on March 2, 2004. The accounts receivable factoring  arrangement with that factoring company  accounted for  approximately 5% of our consolidated  revenues for the year ended December 31, 2003 and 8% of our consolidated operating income for the year ended December 31, 2003.  This  arrangement did not account for any revenues in 2002. There can be no assurance that we will be able to successfully enter into a replacement  arrangement  or  arrangements.  We believe that if the purchase option for the existing factoring  arrangement becomes effective during
2004,  WebBank will (a) not generate any gain or loss as a result of the sale of the  portfolio  because  the  factoring  company  has  elected to  purchase  the portfolio of accounts  receivable at WebBank's net book value,  and (b) generate approximately  $6  million  of cash as a result  of the  sale of the  portfolio.
Nevertheless,   in  light  of  the  significant  revenue  and  operating  income attributable  to this  factoring  arrangement,  we  believe an  exercise  of the
purchase  option   significantly  prior  to  December  31,  2004  could  have  a significant adverse effect on our net income during 2004.

WE  FACE  SUBSTANTIAL  COMPETITION  IN OUR  INDUSTRY  SECTOR  FROM  BANKING  AND
FINANCIAL  INSTITUTIONS  THAT HAVE LARGER AND GREATER  FINANCIAL  AND  MARKETING
CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

            The  banking  and  financial  services  businesses  in our  lines of business are highly competitive.  The increasingly  competitive environment is a result of changes in  regulation,  changes in  technology  and product  delivery systems,  and the accelerating  pace of consolidation  among financial  services providers.  We compete with many different  banking and financial  institutions, including:

            o  commercial and savings banks and savings and loan associations;
            o  credit unions;
            o  finance companies;
            o  brokerage and investment banking firms; and
            o  asset-based non-bank lenders.

            All of these  entities are branches or  subsidiaries  of much larger organizations affiliated with statewide, regional or national banking companies, and as a result may have greater resources and lower cost of funds. There can be no assurance that we will be able to compete effectively in the future.

WE COULD  SUSTAIN  LOSSES  IF WE  INCORRECTLY  ASSESS  THE  CREDITWORTHINESS  OF
BORROWERS, GUARANTORS OR RELATED PARTIES.

            Our earnings are  significantly  affected by our ability to properly originate,  underwrite  and  service  loans.  We  could  sustain  losses  if our borrowers,  guarantors or related parties fail to perform in accordance with the terms of  their  loans.  We have  adopted  underwriting  and  credit  monitoring procedures and credit policies,  including the  establishment  and review of the allowance  for credit  losses,  that  management  believes  are  appropriate  to minimize this risk by assessing the likelihood of nonperformance,  tracking loan
performance  and   diversifying  our  credit   portfolio.   These  policies  and
procedures,  however,  may not  prevent  unexpected  losses  that could hurt our business and financial condition.

WE ARE  SUBJECT  TO  CREDIT  AND  INTEREST  RATE  RISK IN  EXCESS  OF AN  AMOUNT
RECOGNIZED ON OUR BALANCE SHEET.

            We are a party to financial instruments with off-balance sheet risk.
In  the  normal  course  of  business,   these  financial   instruments  include
commitments to extend credit in the form of loans or through  letters of credit.
Those instruments  involve, to varying degrees,  elements of credit and interest rate risk in excess of the amount  recognized on the balance sheet. Our exposure to  credit  loss in the  event  of  nonperformance  by the  other  party  to the financial  instrument  for  commitments  to extend credit is  represented by the contractual  amount  of those  instruments.  Commitments  to extend  credit  are agreements  to  lend  to a  customer,  provided  there  is no  violation  of any
condition  established  in  the  contract.   Commitments  generally  have  fixed
expiration dates or other termination  clauses and may require payment of a fee.
Since  certain of the  commitments  are expected to expire  without  being drawn upon, the total  commitment  amounts do not  necessarily  represent  future cash
requirements.   We  use  the  same  credit  policy  in  making  commitments  and conditional  obligations as we do for on-balance sheet instruments.  We evaluate each  customer's  credit  worthiness  on a  case-by-case  basis.  The  amount of collateral  obtained,  if deemed necessary upon extension of credit, is based on management's  credit evaluation of the borrower.  At December 31, 2003 and 2002, we had no undisbursed  commercial loan  commitments or consumer credit card loan commitments. For the same periods, our undisbursed accounts receivable factoring commitments totaled approximately $8,138,000 and $6,382,000, respectively.

                                       10

WE MAY EXPAND INTO NEW  NON-BANKING  ACTIVITIES,  WHICH WOULD EXPOSE US TO RISKS
ASSOCIATED WITH NEW BUSINESSES.

            We  continue   to  consider   new   business   opportunities,   both
bank-related and otherwise. We believe that an acquisition can help create value for stockholders through increased growth, as well as the utilization of our net operating losses. Accordingly, we may expand our operations into new non-banking activities in the future.  Although we have experience in providing bank-related services,  this  expertise  may not  assist  us in  expansion  into  non-banking activities.  As a  result,  we may be  exposed  to  risks  associated  with  new businesses,  such as (1) a lack of market and product  knowledge or awareness of other  industry  related  matters  and (2) an  inability  to attract  and retain qualified employees with experience in these non-banking activities.

OUR BUSINESS COULD BE HARMED IF THERE IS A NON-FAVORABLE RESOLUTION TO THE LEGAL
PROCEEDING COMMENCED AGAINST US BY ANDREW WINOKUR.

            In January 2000, Mr. Winokur, a former executive  officer,  director and stockholder of Praxis  Investment  Advisors,  Inc., one of our subsidiaries, filed a lawsuit  in the  Superior  Court of the State of  California,  County of
Napa. The lawsuit alleges that Praxis breached its employment agreement with Mr.
Winokur.  The lawsuit also asserts  claims for  interference  with  contract and unjust enrichment based upon his alleged wrongful termination. The lawsuit seeks damages of an unspecified  amount and compliance by Praxis with the  termination pay-out provisions in Mr. Winokur's employment agreement.

            On March 4, 2002, the lawsuit was submitted to binding  arbitration.
The panel found no breach of contract and no intentional  interference  with Mr.
Winokur's  contractual  rights.  However,  the panel found that Mr.  Winokur was entitled to the termination pay-out provision in his employment agreement. Under this  provision,  Mr. Winokur could  potentially be entitled to receive  certain compensation based on (i) an investment bank valuation of WebBank,  if we accept such  valuation,  or (ii) the  proceeds of a sale of WebBank,  if we reject such valuation.  While Mr. Winokur would not be entitled to receive any  compensation in the event that the sale does not exceed a predetermined amount as provided in the  employment  agreement,  which  amount is  defined  as the amount of capital invested by the  stockholders  of Praxis and WebBank in such  companies,  plus a cumulative  annual rate of return of ten percent as of the date of sale,  we may be forced to sell WebBank if the sale price exceeds such  predetermined  amount, even if we do not  want to sell  WebBank.  In  addition,  if the  sale  price of
WebBank  exceeds the  predetermined  amount but is less than the investment bank valuation of WebBank, we may be required to sell WebBank at less than its value.
We do not have any alternative financing plans to make this payment in the event such payment is required.

            At the present time,  Mr.  Winokur has ceased to  participate in the process of valuing  WebBank.  However,  since there may be no time limitation on
Mr. Winokur's  claim, the valuation  process may proceed in the future and if we are required to make a payment, our business could be harmed.

WARREN G. LICHTENSTEIN,  OUR CHAIRMAN AND CHIEF EXECUTIVE  OFFICER,  THROUGH HIS
AFFILIATION  WITH STEEL PARTNERS II, L.P., HAS THE ABILITY TO EXERT  SIGNIFICANT
INFLUENCE  OVER OUR  OPERATIONS AND MAY HAVE INTERESTS THAT DIFFER FROM THOSE OF
OUR OTHER STOCKHOLDERS.

            Prior to this  offering,  Warren G.  Lichtenstein,  our Chairman and
Chief  Executive   Officer,   owns  2,500  shares  of  our  common  stock.   Mr.
Lichtenstein,  as the sole  managing  member  of the  general  partner  of Steel
Partners II, L.P., is deemed to also  beneficially  own the shares of our common stock owned by Steel Partners II, L.P. Steel Partners II, L.P. beneficially owns
1,737,345 shares of our common stock,  representing  approximately  39.8% of our outstanding  common stock prior to this offering.  If no stockholders other than
Steel Partners II, L.P. exercise their subscription  rights,  Steel Partners II,
L.P. will purchase all of the shares in this  offering,  thereby  increasing its ownership to approximately 70%. Mr. Lichtenstein, as sole managing member of the general  partner of Steel  Partners II,  L.P.,  has sole  investment  and voting control over the shares  beneficially  owned by Steel Partners II, L.P. and thus has the ability to exert  significant  influence  over our policies and affairs, including  the election of our board of directors and the approval of any action
requiring   stockholder   vote,   such  as  amendments  to  our  Certificate  of
Incorporation and approving mergers or sales of substantially all of our assets, as well as matters where the interests of Mr.  Lichtenstein  and Steel  Partners
II,  L.P.  may  differ  from the  interests  of our other  stockholders  in some respects.

                                       11

                           FORWARD-LOOKING STATEMENTS

            We believe that certain  statements  contained  or  incorporated  by reference in this prospectus are "forward-looking statements" within the meaning of the  Private  Securities  Litigation  Reform  Act of 1995 and are  considered prospective.  The following  statements  are or may  constitute  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995:

            o   statements  before,  after or including the words "may," "will,"
                "could," "should," "believe,"  "expect," "future,"  "potential,"
                "anticipate,"  "intend," "plan," "estimate" or "continue" or the negative or other variations of these words, and

            o   other statements about matters that are not historical facts.

            We may be  unable to  achieve  the  future  results  covered  by the forward-looking  statements.  The statements are subject to risks, uncertainties and other factors that could cause actual results to differ  materially from the future results that the statements  express or imply. See "Risk Factors" on page
7. Please do not put undue reliance on these forward-looking  statements,  which speak only as of the date of this prospectus.

                                       12

                                    BUSINESS

Overview

            WebFinancial   Corporation  (formerly  Rose's  Holdings,  Inc.)  was
incorporated  in 1997 to act as a holding  company for Rose's  Stores,  Inc., an operator of general  merchandise  discount stores.  On December 2, 1997, we sold all of the outstanding capital stock of Rose's Stores, Inc.

            On August 31,  1998,  we  acquired,  through  WebFinancial   Holding
Corporation,  a wholly-owned  subsidiary of ours, 90% of the outstanding  common stock of WebBank, a Utah industrial loan corporation,  pursuant to an assignment from Praxis  Investment  Advisers,  LLC of a stock purchase  agreement,  between
Praxis and Block  Financial  Corporation,  relating to the purchase by Praxis of all of the issued and outstanding shares of common stock of WebBank. Pursuant to the  assignment,  we paid Block  Financial  $5,071,000  (including  $288,000  of acquisition costs) for the shares of WebBank's common stock.

            On August 31, 1998, we formed Praxis Investment Advisers,  Inc. that together with WebFinancial  Holding  and Andrew Winokur,  the then holder of the
10% of Praxis that we did not own,  entered  into a  management  agreement.  The management  agreement  provided  that  Praxis  may make  recommendations  to and consult  with the  management  and  board  of  director  of  WebBank  about  the deployment of WebBank's  capital,  the  development of its business  lines,  its acquisition of assets and its distributions to its stockholders. During 2000, we significantly  reduced  the level of  operations  of Praxis and  terminated  the management agreement.

            On May 26, 1999, we formed a wholly owned  subsidiary,  WebFinancial
Government  Lending,  Inc., to hold and service U.S.  Department of  Agriculture
Loans. In April 2000,  WebFinancial  Government Lending transferred the majority of its loan portfolio to WebBank in exchange for 28% of WebBank's  common stock.
WebFinancial  Government  Lending has not actively engaged in loan  originations since that time.

            Our principal  executive  offices are located at 590 Madison Avenue,
32nd Floor, New York, New York 10022 and our telephone number is (212) 758-3232.

DESCRIPTION OF BUSINESS

            We operate,  through our  subsidiaries,  in niche  banking  markets.
WebBank,  provides  commercial  and  consumer  specialty  finance  transactions.
WebBank is authorized by the Federal  Deposit  Insurance Act to charge  interest
(including periodic rates, late fees and prepayment fees) allowed by Utah law on loans made to borrowers  who reside  anywhere in the country.  Any  inconsistent state law limits are  preempted by federal law,  except for loans made in states that have opted out of the preemption (i.e., Iowa and Puerto Rico). WebBank is a small,  business oriented  institution  insured by the Federal Deposit Insurance
Corporation  (FDIC) and examined and regulated by the FDIC and the State of Utah
Department of Financial Institutions.

            Part of the business  plan of WebBank  represents a  non-traditional approach to generating growth within the context of the regulatory  standards of safety and soundness. Prudent business goals and protection of WebBank's charter are the key  elements of our business  strategy  for  WebBank.  Pursuant to this strategy, WebBank has focused on several lines of business as described below:

            o  ACCOUNTS  RECEIVABLE  FACTORING.  At  March  31,  2004,  accounts
            receivable  factoring   constituted   WebBank's  principal  line  of
            business.  WebBank  is  engaged  in  accounts  receivable  factoring utilizing a factoring  company.  We have  announced that a notice of termination  has been  issued  with  respect  to a certain  accounts
            receivable  factoring  arrangement,   with  the  termination  to  be
            effective in May 2004, and that another accounts  receivable program was terminated in February 2004.  The factoring  arrangement  due to terminate in May 2004 was  extended to December 31, 2004.  Under the accounts  receivable  factoring  arrangement that is scheduled to be terminated  no later than December 31, 2004,  the factoring  company has an  option  to  purchase  the  existing  portfolio  of  accounts receivable  from WebBank at book value no earlier than July 31, 2004 and no  later  than  December  31,  2004.  The  accounts  receivable factoring  arrangement with that factoring company generated revenue and income in fiscal  years 2002 and 2003  which  accounted  for (a)

                                       13

            substantially  all of the revenue and operating  income generated by our accounts receivable factoring operating segment for those years, and (b) a significant  part of our revenue and operating  income for those  years.  In light of the  significant  revenue  and  operating
            income   attributable   to  this   accounts   receivable   factoring
            arrangement,  we believe  that an  exercise of the  purchase  option significantly  prior to December  31, 2004 could have a  significant adverse  effect on our net income  during 2004. We also believe that if the purchase option becomes  effective during 2004,  WebBank will
            (a) not  generate  any gain or loss as a  result  of the sale of the portfolio  because the factoring company has elected to purchase the portfolio of accounts  receivable at WebBank's  net book value,  and
            (b)  generate  approximately  $6  million of cash as a result of the sale of the portfolio.  WebBank  anticipates that the cash generated by a sale of the portfolio  will be used to retire  certificates  of deposit as they mature.  See "Risk  Factors - OUR BUSINESS  COULD BE
            HARMED  IF A  CERTAIN  ACCOUNTS  RECEIVABLE  FACTORING  AND  SERVICE
            ARRANGEMENT TERMINATES."

            o PRIVATE LABEL STUDENT LENDING. This is a secondary product line in which  WebBank  is  involved.  It is  an  alternative  to  federally subsidized student loan programs.  A third party sourcing company is engaged  to source  these  loans.  WebBank  provides  funding to the students  and  sells  the loans to the  third  party  shortly  after origination of each loan. The third party sourcing  company  engaged to source private label student loans on behalf of WebBank has given
            notice  to  WebBank   that  it  will  not  renew  the   arrangement.
            Consequently,  this  arrangement will terminate at the conclusion of its current term on May 31, 2004. See "Note 20 - Subsequent  Events"
            to our Consolidated  Financial Statements.  This product represented
            2.6% and 3.9% of our revenues in 2003 and 2002, respectively.

            o ELECTIVE  MEDICAL AND DENTAL  TREATMENT  LENDING.  This is another secondary product line. This is a form of unsecured consumer lending
            that  allows   customers  to  finance   elective  surgery  or  other
            treatments not covered under  traditional  health insurance plans. A third  party  company  is  engaged to source  these  loans.  WebBank provides  funding to the  patients  and sells the loans to the third party shortly after origination of each loan.

            o USDA  BUSINESS AND INDUSTRY  (B&I)  LENDING.  This is a commercial loan product of which 70% to 90% is guaranteed by the full faith and credit of the Federal  government.  The loan program is administered by the United States  Department of Agriculture to assist businesses
            located  in  rural  areas  (under  50,000   population)  to  promote
            industrial  modernization and job creation.  Originations of new B&I loans  were  discontinued  by  WebBank  in  2001.  However,  WebBank continues to service loans in its existing portfolio and for several other investors. If the accounts receivable factoring arrangement is terminated  in May 2004 as described  above,  the  collection of the
            remaining   B&I  Loans  in  WebBank's   existing   portfolio   would
            temporarily become WebBank's principal line of business.

            We continue to evaluate our  different  business  lines and consider various  alternatives  to maximize the  aggregate  value of our  businesses  and
increase  stockholder  value,   including  seeking  acquisitions  and/or  merger
transactions, as well as product line extensions, additions and/or divestitures.
No firm  commitments  have been  realized and no binding  letters of intent have been  signed at this  time.  There can be no  assurance  that we will be able to accomplish any of these alternatives and be profitable.

DISTRIBUTION OF ASSETS,  LIABILITIES AND STOCKHOLDERS EQUITY; INTEREST RATES AND
INTEREST DIFFERENTIAL

            The following is a  presentation  of our average  balance sheets for the years ended December 31, 2003 and 2002. The presentation  includes all major categories  of interest  earning  assets and interest  bearing  liabilities  (in thousands):

                                                          Year Ended December 31,
                                                          -----------------------
                                                        2003                 2002
                                                        ----                 ----
ASSETS

Interest bearing deposits in other banks               $  3,826           $  2,515
Federal funds sold                                        2,243              1,781
Investment securities                                     1,695              1,659
Loans                                                     9,776             12,018

                                       14

Purchased receivables
   Accounts receivable factoring                          6,908              3,890
   Other                                                    368                726
                                                       --------           --------
      Total interest earning assets                      24,816             22,589

Allowance for credit losses                              (1,487)            (1,723)
Goodwill                                                  1,380              1,380
Other assets                                              1,623              1,903
                                                       --------           --------

   Total assets                                        $ 26,332           $ 24,149
                                                       ========           ========

LIABILITIES

NOW/MMA deposits                                       $    718           $    381
Certificates of deposit                                  12,181             11,869
   Total  interest bearing  liabilities                  12,899             12,250

Non interest bearing demand deposits                        433                251
Other liabilities                                           230                369
                                                       --------           --------
    Total liabilities                                    13,562             12,870

Minority interests                                          393                334

EQUITY

Common stock and paid-in-capital                         36,610             36,610
Accumulated deficit                                     (24,331)           (25,594)
Accumulated other comprehensive income (loss)                98                (71)
                                                       --------           --------
    Total Equity                                         12,377             10,945
                                                       --------           --------

    Total Liabilities and Equity                       $ 26,332           $ 24,149
                                                       ========           ========

            See "Management's  Discussion and Analysis or Plan of Operation" for
analysis of our net interest  margin with respect to yields on interest  earning assets and rates on interest  bearing  liabilities  for the years ended December
31, 2003 and 2002 and the quarters ended March 31, 2004 and 2003.

INVESTMENTS

            The following table  represents the book value of our investments at
December 31, 2003 and 2002 (in thousands):

                                                              December 31,
                                                              ------------
                                                           2003            2002
                                                           ----            ----

Obligations of states and political subdivisions          $   40          $ --
Mortgage backed securities                                    74             122
Equity securities                                            258           1,619
                                                          ------          ------
      Total                                               $  372          $1,741
                                                          ======          ======

                                       15

            The following table indicates the respective maturities and weighted average yields of our investment portfolio at December 31, 2003 (in thousands):

                                                         Due in one year or less       Due after one year to five years
                                                         -----------------------       --------------------------------
                                                        Amount     Average yield         Amount         Average yield
                                                        ------     -------------         ------         -------------

Obligations of states and political subdivisions        $   --          --                $40            2.25%
                                                        ======       ========            =====           =====
Mortgage backed securities                                  --          --                 --             --
                                                        ======       ========            =====           =====

                                                    Due after five years to ten years       Due after ten years
                                                    ---------------------------------       -------------------
                                                        Amount     Average yield         Amount         Average yield
                                                        ------     -------------         ------         -------------

Obligations of states and political subdivisions        $   --          --                $--             --
                                                        ======       ========            =====           =====
Mortgage backed securities                              $   --          --                 74            6.32%
                                                        ======       ========            =====           =====

LOAN PORTFOLIO

            We engage,  through  our  WebBank  subsidiary,  in  several  lending programs.  See  "Description of Business - ACCOUNTS  RECEIVABLE  FACTORING." The
following  table  presents  various  categories  of loans  contained in our loan portfolio and the total amount of all loans,  including  nonaccruing  loans,  at
December 31, 2003 and 2002 (in thousands):

                                                       December 31,
                                                       ------------
                                                  2003              2002
                                                  ----              ----

Commercial, financial and agricultural          $ 8,730          $11,658
Installment loans to individuals                     89              168
Purchased receivables
   Accounts receivable factoring                  7,352            4,622
   Other                                            268              479
                                                -------          -------
      Totals                                    $16,439          $16,927
                                                =======          =======

            The following table presents  various  categories of loans contained in our loan  portfolio  and the maturity and  interest  sensitivity  of loans at
December 31, 2003 (in thousands).  Installment loans to individuals,  which have no stated maturity, are shown as due in one year or less.

                                                                Due after one
                                        Due in one year or    year through five    Due after five
                                            or less               years                 years
                                            -------               -----                 -----
Commercial, financial and agricultural      $   --                $  323              $  8,407
Installment loans to individuals                89                    --                    --
Purchased receivables
   Accounts receivable factoring             7,352                    --                    --
   Other                                        --                   268                    --
                                            -------               -------             ----------
      Totals                                $7,441                $  591              $  8,407
                                            =======               =======             ===========

            The following table presents  various  categories of loans contained in our loan  portfolio due after five years by interest  sensitivity at December
31, 2003 (in thousands):

                                       16

                                                          Loans with
                                        Loans with         floating
                                       predetermined     or adjustable
                                       interest rates    interest rates
                                       --------------    --------------

Commercial, financial and agricultural     $ --             $8,730
Installment loans to individuals             --                 89
Purchased receivables                        --               --
   Accounts receivable factoring            7,352             --
   Other                                      268             --
                                           ------           ------
      Totals                               $7,620           $8,819
                                           ======           ======

            The following  table  presents  risk elements in the loan  portfolio represented by  nonaccruing,  past due, and  restructured  loans (in thousands).
There were no foreign loans in the portfolio,  and there were no  concentrations greater than 10% of the loan portfolio as of December 31, 2003.

                                                            December 31,
                                                            ------------
                                                          2003       2002
                                                          ----       ----

Nonaccrual loans                                         $1,251     $1,171
Accruing loans past due 90 days or more                      87          4
Troubled debt restructurings not shown above               --         --
                                                         ------     ------
   Total                                                 $1,338     $1,175
                                                         ======     ======

Interest on nonaccrual loans above:
   Amount if interest had been accrued during period     $  111     $  150
   Amount of interest accrued during period              $   17     $   36

            Accrual of  interest is  discontinued  on a loan when the loan is 90 days  past due or when  management  believes,  after  considering  economic  and business  conditions  and  collection  efforts,  that the  borrower's  financial condition is such that  collection of interest is doubtful.  Interest  income on nonaccrual loans is credited to income only to the extent interest  payments are received. Loans are restored to accrual of interest when delinquent payments are received in full.  Additionally,  we use the cost recovery  accounting method to recognize interest income on impaired loans.

DEPOSITS

            We offer, through our WebBank subsidiary, a limited range of deposit products.  All of our deposit  products,  with the exception of  certificates of deposit, are with business customers.  For a full discussion of our certificates of deposit,  see "Risk  Factors - RELIANCE ON BROKERED  CERTIFICATES  OF DEPOSIT
COULD HAVE A NEGATIVE EFFECT ON OUR LIQUIDITY AND OPERATING RESULTS."

            The  following  table shows the  average  amount and rate on deposit categories  in excess of 10% of  average  total  deposits  for the years  ending
December 31, 2003 and 2002 (in  thousands).  We had no foreign  deposits  during these periods.

                                          Average Amount for Year Ended December 31,
                                          ------------------------------------------
                                                 2003             2002
                                                 ----             ----

Non interest bearing demand deposits          $   433            $   251
NOW/MMA deposits                                  718                381
Certificates of deposit                        12,181             11,869
                                              -------            -------
   Total deposits                             $13,332            $12,501
                                              =======            =======

                                       17

                                       Average Rate Paid for Year Ended December 31,
                                       ---------------------------------------------
                                                  2003           2002
                                                  ----           ----

Non interest bearing demand deposits               N/A            N/A
NOW/MMA deposits                                  2.51%          2.36%
Certificates of deposit                           2.61%          2.75%
   Total deposits                                 2.60%          2.73%

The  following  table  indicates  amounts  of time  certificates  of  deposit of
$100,000 or more and their  respective  maturities  as of December  31, 2003 (in thousands):

             Remaining Term                Amount
             --------------                ------

Three months or less                      $ 2,229
Over three months through six months        1,024
Over six months through twelve months       3,020
Over twelve months                          5,091
                                          -------
   Total                                  $11,364
                                          =======
RETURN ON EQUITY AND ASSETS

Returns on average  consolidated assets and average  consolidated equity for the years ended December 31, 2003 and 2002 were as follows:

                                     Year Ended December 31,
                                     -----------------------
                                         2003       2002
                                         ----       ----

Return on average assets                 8.01%      1.90%
Return on average equity                17.04%      4.19%
Dividend payout                          0.00%      0.00%
Average equity to average assets        47.00%     45.32%

COMPETITION

            The banking and financial  services industry is highly  competitive.
The increasingly competitive environment is primarily attributable to changes in regulation,  changes  in  technology  and  product  delivery  systems,  and  the accelerating  pace of  consolidation  among  financial  services  providers.  We compete for loans,  deposits and customers with other commercial  banks,  thrift institutions,  securities and brokerage companies, mortgage companies, insurance companies,  finance  companies,  money market funds,  credit  unions,  and other nonbank financial service  providers.  Many of these competitors are much larger in total assets and  capitalization,  have greater access to capital markets and offer a broader range of financial services than us.

REGULATION

            WebBank is regulated by Federal and state banking agencies including the FDIC and the  State  of Utah  Department  of  Financial  Institutions.  As a
result,   WebBank  is  subject  to  various  regulatory   capital   requirements
administered by the Federal and state banking agencies.  Failure to meet minimum capital  requirements  can  result  in the  initiation  of  certain  actions  by regulators that, if undertaken, could have a direct material effect on WebBank's and  our  financial  statements.  Under  capital  adequacy  guidelines  and  the regulatory  framework for prompt corrective  action,  WebBank must meet specific capital  guidelines  that involve  quantitative  measures of  WebBank's  assets, liabilities,  and certain off balance sheet items as calculated under regulatory accounting  practices.  WebBank's  capital amounts and  classification  are also

                                       18

subject to  qualitative  judgments  by the  regulators  about  components,  risk weightings,  and other factors.  Management believes that, as of March 31, 2004,
WebBank met all capital adequacy requirements to which it is subject.

EMPLOYMENT

            As of June 15, 2004, we had 5 employees,  all of whom were full-time employees.  We believe  that our  employee  relations  are  satisfactory.  Steel
Partners,  Ltd.,  an entity  controlled  by our  Chairman of the Board and Chief
Executive Officer, provides certain management, consulting and advisory services to us pursuant to a Management  Agreement.  James  Henderson,  our President and
Chief Financial Officer, provides management,  accounting and financial services to WebBank  pursuant to an Employee  Allocation  Agreement  between  WebBank and
Steel Partners, Ltd. See "Certain Relationships and Related Transactions."

PROPERTIES

            We occupy  office space located at 590 Madison  Avenue,  32nd Floor,
New York, New York 10022 pursuant to a Management Agreement with Steel Partners,
Ltd.  See  "Certain   Relationships  and  Related  Transactions."  We  have  the non-exclusive right to use the office space along with Steel Partners,  Ltd. and several other entities.

            On March 20,  2000,  WebBank  entered  into a lease for 4,630 square feet of  headquarters  office  space in Salt Lake  City,  Utah.  The lease  runs through March 19, 2005.

            We believe that the  facilities  are adequate for our current  needs and that suitable additional space will be available as required.

LEGAL PROCEEDINGS

            See  "Risk  Factors  - Our  business  could be  harmed if there is a non-favorable  resolution to the legal proceeding commenced against us by Andrew
Winokur."

                                 USE OF PROCEEDS

            The gross proceeds from the exercise of the  subscription  rights in this offering will be  approximately  $10.0 million,  if all of the subscription rights  are  exercised.  If  only  10% or 50% of  the  subscription  rights  are exercised,  then the gross  proceeds in this  offering  will be $1.0 million and
$5.0  million,  respectively.  We will use the  proceeds  of this  offering  for working capital and general corporate purposes.

                                       19

                                 CAPITALIZATION

            The  following  table sets forth our  summary  capitalization  as of
March 31, 2004 on an historical basis and should be read in conjunction with our financial  statements  and notes  thereto  incorporated  by reference  into this prospectus.  The table also  includes  our  capitalization  on a pro forma basis assuming the completion of 10%, 50% and 100% of this offering.  This information is not  available  at  this  time  because  the  subscription  price  is not yet determined.  Once  determined,  the  subscription  price will be  included  in a prospectus  filed  pursuant to Rule  424(b) of the  Securities  Act of 1933,  as
amended.

                                                                           PRO FORMA      PRO FORMA    PRO FORMA
                                                               ACTUAL        FOR 10%        FOR 50%    FOR 100%
                                                               ------      ---------       ---------   --------
                                                           (IN THOUSANDS)  (IN THOUSANDS)(IN THOUSANDS)(IN THOUSANDS)
Liabilities
  Deposits ...............................................     $ 11,306      $ 11,306     $ 11,306       $ 11,306
Other liabilities ........................................          303           303          303            303
                                                               --------      --------     --------       --------

            Total liabilities ............................       11,609        11,609       11,609         11,609
                                                               --------      --------     --------       --------

Stockholders' equity:
      Common stock, $.001 par value, authorized 50,000,000
         shares, issued 4,366,866 ........................            4
      Paid-in capital ....................................       36,606
      Accumulated deficit ................................      (23,148)
      Accumulated other comprehensive income (loss) ......           90
                                                               --------      --------     --------     --------

            Total Stockholders' equity                           13,552
                                                               --------      --------     --------     --------

Total capitalization .....................................     $ 25,161
                                                               ========      ========     ========     ========

                           PRICE RANGE OF COMMON STOCK

            Our  common  stock has been  listed  on the  Nasdaq  Stock  Market's
SmallCap  Market under the symbol  "WEFN" since  November 15, 1996.  On June 15,
2004,  the closing price of our common stock was $2.48 per share.  The following table  shows the  common  stock's  high and low sales  prices on Nasdaq  for the periods indicated.

            PERIOD                                    HIGH SALE        LOW SALE

            2002:
            -----
            First Quarter                              $  2.67         $  2.05
            Second Quarter                                2.40            1.30
            Third Quarter                                 2.28            1.31
            Fourth Quarter                                2.71            1.56

            2003:
            -----
            First Quarter                              $  2.70         $  1.73
            Second Quarter                                2.63            1.70
            Third Quarter                                 2.85            2.00
            Fourth Quarter                                2.70            2.10

            2004:
            -----
            First Quarter                              $  3.47            2.35
            Second Quarter (through June 15, 2004)        2.94            2.46

                                       20

            On June 15, 2004 there were  approximately 463 record holders of our common stock.

            We have not paid cash dividends on our common stock in 2004, 2003 or
2002. We intend to retain any future  earnings for working  capital needs and to finance potential future  acquisitions,  and presently do not intend to pay cash dividends on our common stock for the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

            The following  discussion and analysis should be read in conjunction with our  consolidated  financial  statements  and the  related  notes  included elsewhere in this prospectus.  Historical results are not necessarily indicative of the operating results of any future period.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003

            At  March  31,  2004,  accounts  receivable  factoring   constituted
WebBank's principal line of business.  WebBank is engaged in accounts receivable factoring  utilizing a factoring  company.  We have  announced  that a notice of termination  has been  issued  with  respect  to a certain  accounts  receivable factoring  arrangement,  with the  termination  to be  effective  no later  than
December  31,  2004  (see  Note  5  of  the  Notes  to  Consolidated   Financial
Statements),  and that another  accounts  receivable  program was  terminated in
February 2004. The accounts receivable  factoring  arrangement that is scheduled to be terminated no later than December 31, 2004 generated revenue and income in fiscal  years 2002 and 2003 which  accounted  for (a)  substantially  all of the revenue and  operating  income  generated by our accounts  receivable  factoring operating segment for those years, and (b) a significant part of our revenue and operating  income  for  those  years  (see  Note 4 of  the  Notes  to  Condensed
Consolidated  Financial  Statements).  In light of the  significant  revenue and operating income attributable to this accounts receivable factoring arrangement, we believe  that an  exercise  of the  purchase  option  significantly  prior to
December  31,  2004 could have a  significant  adverse  effect on our net income during  2004.  We also believe that if the  purchase  option  becomes  effective during  2004,  WebBank will (a) not generate any gain or loss as a result of the sale of the portfolio  because the factoring company has elected to purchase the portfolio of accounts  receivable at WebBank's net book value,  and (b) generate approximately  $6  million  of cash as a result  of the  sale of the  portfolio.
WebBank  anticipates  that the cash generated by a sale of the portfolio will be used to retire  certificates of deposit as they mature.  See "Risk Factors - OUR
BUSINESS COULD BE HARMED IF A CERTAIN ACCOUNTS RECEIVABLE  FACTORING AND SERVICE
ARRANGEMENT  TERMINATES"  AND  "BUSINESS  -  DESCRIPTION  OF BUSINESS - ACCOUNTS
RECEIVABLE FACTORING,"

                Net loss for the quarter ended March 31, 2004 was  $(175,000) or
$(.04) per share  compared  to net income of  $214,000 or $.05 per share for the same  period in 2003.  The change  between  quarters  represented  a decrease of
$389,000 or $.09 per share.

                Our  net  interest   income  before  credit  for  credit  losses
increased  by  $22,000.  Interest  income  from  accounts  receivable  factoring increased  by  $30,000  due to a  $2,000,000  increase  in  average  receivables outstanding.  Interest  income from investment  securities  increased by $22,000 because of interest  recognized on several annuity  contracts in 2004.  Interest
expense   decreased  by  $24,000  due  to  a  $1,400,000   decrease  in  average
certificates  of deposit.  These  positive  factors were  partially  offset by a decrease in interest  income from loans of $49,000.  The average  balance of the commercial loan portfolio for the first quarter of 2004 was $2,400,000 less than the  average  for  the  first  quarter  of  2003.  We  discontinued  originating commercial loans in 2001.

                The  following  table shows an analysis of net  interest  income before credit for credit losses for the three-month periods ended March 31, 2004 and 2003:

                                           Average       Interest    Average Annual
                                            Amount        Earned        Yield/Rate
                                            ------       ---------     -----------
     QUARTER ENDED MARCH 31, 2004

INTEREST EARNING ASSETS
Interest bearing deposits in other banks     $ 5,839      $     9         0.62%

                                       21

Federal funds sold                             1,441            4         1.11%
Investment securities                            402           27        26.87%
Loans                                          8,701          193         8.87%
Purchased receivables
   Accounts receivable factoring               7,021          730        41.59%
   Other                                         236            5         8.47%
                                             -------      -------       ------
  TOTAL INTEREST EARNING ASSETS              $23,640      $   968        16.38%
                                             =======      =======       =======

INTEREST BEARING LIABILITIES
NOW/MMA deposits                             $   399      $     1         1.00%
Certificates of deposit                       11,032           72         2.61%
                                             -------      -------       =======
   TOTAL INTEREST BEARING LIABILITIES        $11,431      $    73         2.55%
                                             =======      =======       =======

NET INTEREST INCOME                                       $   895
                                                          =======
NET INTEREST MARGIN                                                      15.14%
                                                                        =======

                                             Average      Interest   Average Annual
                                             Amount        Earned      Yield/Rate
                                             ------        ------      ----------
        QUARTER ENDED MARCH 31, 2003

INTEREST EARNING ASSETS
Interest bearing deposits in other banks     $ 1,947      $     5         1.03%
Federal funds sold                             3,145            9         1.14%
Investment securities                          2,343            5         0.85%
Loans                                         10,780          242         8.98%
Purchased receivables
   Accounts receivable factoring               6,256          700        44.76%
   Other                                         448            9         8.04%
                                             -------      -------        ------
  TOTAL INTEREST EARNING ASSETS              $24,919      $   970        15.57%
                                             =======      =======        ======

INTEREST BEARING LIABILITIES
NOW/MMA deposits                             $   625      $     5         3.20%
Certificates of deposit                       12,965           92         2.84%
                                             -------      -------        ------
   TOTAL INTEREST BEARING LIABILITIES        $13,590      $    97         2.86%
                                             =======      =======        ======

NET INTEREST INCOME                                       $   873
                                                          =======
NET INTEREST MARGIN                                                      14.01%
                                                                         ======

            The  following  table  represents  the  effect of  changes in volume
(average  balances) and interest rates on interest  income and interest  expense when  comparing  the first  quarter of 2004 to the first  quarter  of 2003.  The effect of a change in volume has been determined by applying the highest average rate to the change in the average balances  between the two periods.  The effect of a change in the average  rate has been  determined  by  applying  the highest average balance to the change in average rates between the two periods.  Changes resulting from a mix of volume/rate  variances were distributed  proportionately between  volume  and rate  based on the  relative  values of the volume and rate variances to the total mix variance.

                                 Quarter Ended March 31, 2004 Compared to 2003
                                 ---------------------------------------------
                                            Due to       Due to    Total
                                            Volume       Rate      Change
                                            ------       ----      ------

INCREASE (DECREASE) IN INTEREST INCOME
Interest bearing deposits in other banks     $   6      $  (2)     $   4

                                       22

Federal funds sold                              (5)      --           (5)
Investment securities                         (130)       152         22
Loans                                          (46)        (3)       (49)
Purchased receivables
   Accounts receivable factoring                96        (66)        30
   Other                                        (5)         1         (4)
                                             -----      -----      -----
   TOTAL INTEREST INCOME                     $ (84)     $  82      $  (2)
                                             =====      =====      =====

INCREASE (DECREASE) IN INTEREST EXPENSE
NOW/MMA deposits                             $  (1)     $  (3)     $  (4)
Certificates of deposit                        (13)        (7)       (20)
                                             -----      -----      -----
   TOTAL INTEREST EXPENSE                    $ (14)     $ (10)     $ (24)
                                             =====      =====      =====

            The credit for credit  losses  increased  by  $22,000.  A credit for credit  losses  rather  than a  provision  for  credit  losses is the  result of principal  reductions and risk grade changes within the discontinued  commercial loan  portfolio at WebBank.  The allowance for credit losses is  established  as losses are  estimated to have  occurred  through a provision  for credit  losses charged to  earnings.  Credit  losses are  charged  against the  allowance  when management  believes the  uncollectibility  of a loan or  receivable  balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

            The  allowance  for credit losses is evaluated on a regular basis by management and is based upon management's  periodic review of the collectibility of the amounts due in light of historical  experience,  the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay,  estimated  value of any underlying  collateral  and prevailing  economic conditions.  This evaluation is inherently  subjective as it requires  estimates that  are  susceptible  to  significant  revision  as more  information  becomes available.

            The  allowance for purchased  receivable  losses,  which is included with the  allowance  for credit  losses,  is  increased by charges to income and decreased by charge offs (net recoveries).  Management's  periodic evaluation of the adequacy of the allowance is based on our past  purchased  receivables  loss experience,  known and inherent risks in the portfolio,  adverse situations that may affect the debtor's  ability to repay, the estimated value of any underlying collateral and current economic  conditions.  Purchased  receivables are charged off when they are 90 days  contractually  past due, at which time we may enforce the recourse  agreement to collect from the customer the  remaining  outstanding balances.

                The  following  table  shows an analysis  of our  allowance  for credit losses for the quarters ended March 31, 2004 and 2003:

                                              Quarter Ended March 31,
                                              -----------------------
                                                 2004          2003
                                                 ----          ----

Balance at beginning of year                  $ 1,302       $ 1,526

Charge-offs by category:
   Commercial, financial and agricultural        --            --
   Installment loans to individuals                 3             6

                                       23

   Purchased receivables
      Accounts receivable factoring                46          --
      Other                                      --            --
                                              -------       -------
         Total charge-offs                         49             6

Recoveries by category:
   Commercial, financial and agricultural        --            --
   Installment loans to individuals              --            --
   Purchased receivables
      Accounts receivable factoring              --            --
      Other                                      --            --
                                              -------       -------
         Total recoveries                        --            --
                                              -------       -------

Net charge-offs                                    49             6

Credit for credit losses                          (25)           (3)
                                              -------       -------

Balance at end of quarter                     $ 1,228       $ 1,517
                                              =======       =======

Ratio of net charge-offs to average loans
   outstanding during the quarter                0.31%         0.03%
                                              =======       =======

            The following table shows the allocation between categories of loans for the allowance for credit losses as of March 31, 2004 and 2003:

                                                                   March 31,
                                                                   ---------
                                                       2004                              2003
                                                       ----                              ----

                                             Amount of      % of loans in      Amount of       % of loans in
                                            allowance by     category to     allowance by       category to
Balance at End of Quarter Applicable to:     category        total loans       category         total loans
                                             --------        -----------       --------         -----------

Commercial, financial and agricultural       $1,087             53.11%          $1,357             68.87%
Installment loans to individuals                  1              0.54%               2              0.99%
Purchased receivables
   Accounts receivable factoring                135             44.72%             149             27.31%
   Other                                          5              1.63%               9              2.83%
Unallocated                                    --                 N/A               --               N/A
                                             ------            ------           ------            ------
   Totals                                    $1,228            100.00%          $1,517            100.00%
                                             ======            ======           ======            ======

            Although the allowance for credit losses was  determined by category of loans,  the entire allowance is available to absorb losses from any category.
The allowance for loan losses is established upon management's evaluation of the potential credit losses in our loan portfolio.  In analyzing the adequacy of our allowance,  management  considers  its own  review  as well  as the  results  of independent  external credit  reviews,  changes in the composition and volume of the loan portfolio,  levels of non-performing  and charge-off  loans,  local and national economic conditions, and other factors.  Performing loans are evaluated under  the  guidelines  of  FASB  5 and  other  current  accounting  literature.
Performing commercial, financial, and agricultural loans are evaluated on a loan by  loan  basis.  Other  performing  loans  are  evaluated  on a  pooled  basis.
Nonperforming  and other  impaired  loans are  evaluated on a loan by loan basis under the guidelines of FASB 114.

            Noninterest  income  decreased by $20,000.  Fee income  decreased by
$92,000,  primarily  because  of a decline  in the  number  of  fee-for-services partners at  WebBank.  Miscellaneous  income  increased  by  $72,000,  primarily because of an increase in  servicing  income from  factoring  participations  at
WebBank.

            Noninterest expenses increased by $334,000,  comparatively,  between the  two  quarters.  The  primary  reason  for the  change  was an  increase  in professional  and legal fees of  $159,000,  the majority of which were for legal costs related to filings with the SEC. Accounts receivable  factoring management and  broker  fees  increased  by  $95,000  due to higher  average  balances  and additional marketing expenses in 2004. Other general and administrative  expense increased  in  2004  by  $57,000,  primarily  due to a  $20,000  write  down  of foreclosed assets.

            Income tax  expense  increased  by  $87,000.  We began to  recognize deferred taxes at the end of 2003, resulting in a larger tax provision in 2004.

                                       24

            Other comprehensive  income decreased by $274,000 due to a change in the market value of securities available- for-sale.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

            At December  31, 2003,  accounts  receivable  factoring  constituted
WebBank's principal line of business.  WebBank is engaged in accounts receivable factoring  utilizing a sourcing and servicing company.  We have announced that a notice of  termination  has been  issued  with  respect  to a  certain  accounts receivable  factoring  arrangement,  with the termination to be effective in May
2004, and that another  accounts  receivable  program was terminated in February
2004.  The  factoring  arrangement  due to terminate in May 2004 was extended to
December 31, 2004. See "Risk Factors - OUR BUSINESS COULD BE HARMED IF A CERTAIN
ACCOUNTS RECEIVABLE FACTORING AND SERVICE ARRANGEMENT  TERMINATES",  "Business -
Description  of Business - ACCOUNTS  RECEIVABLE  FACTORING,"  and  "Management's
Discussion  and  Analysis or Plan of  Operation - Results of  Operations - Three
months ended March 31, 2004 compared to three months ended March 31, 2003."

            Net income was  $2,109,000,  or $.48 per common share,  for the year ended December 31, 2003, compared to net income of $459,000,  or $.11 per common share, for the year ended December 31, 2002. A summary of comparative changes in the  major  components  of net  income  between  the two  years is shown  below, including the effect of a deferred  income tax benefit of $757,000 which was the result of management's  determination that the Net Operating Loss resulting from
WebBank's prior year operations  would "more likely than not" be utilized in the near future.

            INTEREST INCOME.  Interest income  increased by $1,543,000,  or 57%, from 2002 to 2003.  This increase was  primarily  due to a $1,771,000,  or 124%, increase in interest and fees from purchased factoring receivables. Interest and fee income on the loan portfolio decreased by $220,000, or 20%.

            The majority of the increase in interest income occurred at WebBank.
In January 2002, WebBank began a new accounts receivable  factoring program (the
"Factoring  Program").  The Factoring  Program resulted in an average balance of outstanding  purchased factoring receivables of $2,976,000 with an average yield of  45.2%  and  interest  income  of  $1,345,000  during  2002.  Later  in 2002,
WebFinancial  Corporation  also began  purchasing  participations  in  factoring accounts  receivable,  generating  interest  income of $84,000 for the year.  In
2003, the average balance of outstanding  purchased  factoring  receivables from the Factoring Program was $6,221,000 with an average yield of 49.7% and interest
income  of   $2,984,000.   WebFinancial   Corporation   continued   to  purchase
participations in factoring accounts receivable during 2003, generating interest income of $216,000  for the year.  As discussed  above,  the  factoring  program included two factoring agreements that have been terminated.

            The decrease in interest and fees on the loan portfolio was due to a decrease in average  balances of loans at WebBank  from  $10,378,000  in 2002 to
$8,034,000 in 2003.  WebBank  discontinued  originations of commercial  loans in
2001.

            INTEREST EXPENSE.  Interest expense remained  approximately the same from 2002 to 2003.  All of our interest  expense was incurred by WebBank  during both years.  Although  WebBank's average deposits  increased from $12,501,000 in
2002 to $13,333,000  in 2003,  the average  interest rate paid on those deposits decreased from 2.70% to 2.50%.

            The  following  is an  analysis of our net  interest  margin for the years ended  December 31, 2003 and 2002 with  respect to each major  category of interest earning asset and interest bearing liability:

                                             Average    Interest        Average
                                             Amount      Earned       Yield/Rate
                                             ------      ------       ----------
               2003

INTEREST EARNING ASSETS
Interest bearing deposits in other banks     $ 3,826      $    17         0.44%
Federal funds sold                             2,243           42         1.87%
Investment securities                          1,695           84         4.96%
Loans                                          9,776          858         8.78%

                                       25

Purchased receivables
   Accounts receivable factoring               6,908        3,200        46.33%
   Other                                         370           32         8.67%
                                             -------      -------        ------
  TOTAL INTEREST EARNING ASSETS              $24,816      $ 4,233        17.06%
                                             =======      =======        ======

INTEREST BEARING LIABILITIES
NOW/MMA deposits                             $   718      $    18         2.51%
Certificates of deposit                       12,181          318         2.61%
                                             -------      -------        ------
   TOTAL INTEREST BEARING LIABILITIES        $12,899      $   336         2.60%
                                             =======      =======        ======

NET INTEREST INCOME                                       $ 3,897

NET INTEREST MARGIN                                                      15.70%

                                             Average    Interest        Average
                                             Amount      Earned       Yield/Rate
                                             ------      ------       ----------
               2002

INTEREST EARNING ASSETS
Interest bearing deposits in other banks     $ 2,515      $    53         2.11%
Federal funds sold                             1,781           28         1.57%
Investment securities                          1,659           39         2.35%
Loans                                         12,018        1,078         8.97%
Purchased receivables
   Accounts receivable factoring               3,890        1,429        36.73%
   Other                                         726           63         8.68%
                                             -------      -------        ------
  TOTAL INTEREST EARNING ASSETS              $22,589      $ 2,690        11.91%
                                             =======      =======        ======

INTEREST BEARING LIABILITIES
NOW/MMA deposits                             $   381      $     9         2.36%
Certificates of deposit                       11,869          326         2.75%
                                             -------      -------        ------
   TOTAL INTEREST BEARING LIABILITIES        $12,250      $   335         2.73%
                                             =======      =======        ======

NET INTEREST INCOME                                       $ 2,355
NET INTEREST MARGIN                                                      10.43%

            The  following  table  represents  the  effect of  changes in volume
(average  balances) and interest rates on interest  income and interest  expense when  comparing the year 2003 to the year 2002 (in  thousands).  The effect of a change in volume has been determined by applying the highest average rate to the change in the average balances  between the two periods.  The effect of a change in the average rate has been  determined by applying the highest average balance to the change in average rates between the two periods. Changes resulting from a mix of volume/rate variances were distributed proportionately between volume and rate based on the relative  values of the volume and rate variances to the total mix variance.

                                        Year Ended December 31, 2003 Compared to 2002
                                        ---------------------------------------------
                                             Due to       Due to        Total
                                             Volume        Rate         Change
                                             ------        ----         ------

INCREASE (DECREASE) IN INTEREST INCOME
Interest bearing deposits in other banks     $     6      $   (42)     $   (36)
Federal funds sold                                 8            6           14
Investment securities                              2           43           45
Loans                                           (197)         (23)        (220)

                                       26

Purchased receivables
   Accounts receivable factoring               1,201          570        1,771

   Other                                         (31)        --            (31)
                                             -------      -------      -------
   TOTAL INTEREST INCOME                     $   989      $   554      $ 1,543
                                             =======      =======      =======

INCREASE (DECREASE) IN INTEREST EXPENSE
NOW/MMA deposits                             $     8      $     1      $     9
Certificates of deposit                            8          (16)          (8)
                                             -------      -------      -------
   TOTAL INTEREST EXPENSE                    $    16      $   (15)     $     1
                                             =======      =======      =======

            PROVISION FOR CREDIT  LOSSES.  The credit loss  provision  increased from a credit of  $(60,000)  in 2002 to a provision  of  $394,000  in 2003.  The primary  reason  for the  increase  was a  higher  level of  charge  offs in the
Factoring Program. During 2003, a total of $600,000 of factored receivables were charged  off versus $0 in 2002.  The  charge  offs in 2003  required  additional provision  for credit losses in order to restore the allowance for credit losses to a level  adequate to absorb  potential  losses in the remaining  portfolio of factored  receivables.  The  increase  in charge  offs  between the two years is attributable to several factors. The average factoring  receivables  outstanding under the  factoring  program  were over  $3,000,000  higher in 2003,  more than double the average  outstandings  in 2002 when the  factoring  program was first launched,  which created a higher probability of charge offs in the second year.
Another  reason for the  increase  in charge  offs  between the two years is the higher  element of risk of the factoring  business  compared to the risk of most other forms of lending,  which is evidenced by a higher yield. Factoring program clients are generally not bankable in a traditional sense. Although underwriting and  monitoring  standards did not change at WebBank from year to year, a number of losses were  certain to occur with the passage of time  because of the credit risk factor  involved.  Of the  $600,000  of charge offs in 2003,  approximately
$520,000 were due to client business difficulties and approximately $80,000 were due to client collusion or fraud.  Collection efforts are ongoing. The increased provision  for credit  losses was required to restore the  allowance  for credit losses to an adequate  level  following  the charge offs in 2003.  Additionally, amortization  and pay downs of  commercial  loans  reduced the amount  needed to replenish the  allowance for credit losses in 2003 and created a $60,000  credit loss credit in 2002.

            An  analysis  of our  allowance  for credit  losses and credit  loss experience is furnished in the following  table for the years ended December 31,
2003 and 2002 (in thousands):

                                             Year Ended December 31,
                                             -----------------------
                                                2003          2002
                                                ----          ----

Balance at beginning of year                  $ 1,526      $ 1,972

Charge-offs by category
   Commercial, financial and agricultural        --            358
   Installment loans to individuals                18           28
   Purchased receivables
      Accounts receivable factoring               600         --
      Other                                      --           --
                                              -------      -------
         Total charge-offs                        618          386

Recoveries by category
   Commercial, financial and agricultural        --           --
   Installment loans to individuals              --           --
   Purchased receivables
      Accounts receivable factoring              --           --
      Other                                      --           --
                                              -------      -------
         Total recoveries                        --           --
                                              -------      -------

Net charge-offs                                   618          386

Provision charge (credit) to operations           394          (60)
                                              -------      -------

                                       27

Balance at end of year                        $ 1,302      $ 1,526
                                              =======      =======

Ratio of net charge-offs to average loans
   outstanding during the year                   3.62%        2.32%
                                              =======      =======

            At December 31, 2003 and 2002,  the  allowance for credit losses was allocated as follows (in thousands):

                                                              December 31,
                                                              ------------
                                                       2003                              2002
                                                       ----                              ----

                                             Amount of      % of loans in      Amount of       % of loans in
                                            allowance by     category to     allowance by       category to
Balance at End of Quarter Applicable to:     category        total loans       category         total loans
---------------------------------------      --------        -----------       --------         -----------

Commercial, financial and agricultural        $1,130            53.11%          $1,382            68.87%
Installment loans to individuals                   1             0.54%               3             0.99%
Purchased receivables                                            0.00%                             0.00%
   Accounts receivable factoring                 166            44.72%             131            27.31%
   Other                                           5             1.63%              10             2.83%
Unallocated                                     --                N/A               --               N/A
                                              ------           ------           ------           -------
   Totals                                     $1,302           100.00%          $1,526           100.00%
                                              ======           ======           ======           =======

            NONINTEREST INCOME.  Noninterest income increased from $1,161,000 in
2002 to $1,580,000  in 2003, a change of $419,000,  or 36%. Most of the increase was due to gains on sale of equity  securities by WebFinancial  Corporation.  In
2003, a gain on securities of $891,000 at WebFinancial Corporation was partially offset by a loss on sale of other assets of $80,000 at WebBank.  In 2002, a gain on sale of securities at WebFinancial  Corporation of $318,000 was  supplemented by a gain on sale of other assets of $90,000 at WebBank.

            Miscellaneous  income decreased from $441,000 in 2002 to $275,000 in
2003. The primary  difference between years was a $112,000 recovery in 2002 of a security written off in a prior year.

            NONINTEREST EXPENSES.  Noninterest expense increased from $3,096,000 in 2002 to $3,623,000 in 2003, a change of $527,000, or 17%. The primary reasons
for  the  increase   were  a  $334,000   loss  on   impairment   of   securities
available-for-sale  in 2003 and a $268,000  increase between years in management and broker fees incurred in the Factoring Program.

            INCOME TAXES.  Income tax benefits of $(756,000)  and $(10,000) were recorded in 2003 and 2002,  respectively.  During 2003, we reduced our valuation reserve  for a deferred  tax asset by  $1,302,000  resulting  in a deferred  tax benefit of $(757,000) offset by a current tax provision of $1,000.  The decrease in  valuation  reserve in 2003  represented  the amount of  valuation  allowance remaining at WebBank.  Since its  inception in 1998,  WebBank had  experienced a history of inconsistent  earnings which made it "more likely than not" that some portion or all of the deferred tax assets would not be recognized.  Therefore, a valuation  allowance was established in accordance with FASB 109, paragraph 17e.
As of December 31, 2003, we determined  that,  based on the two previous  year's earnings and the prospect for similar  performance in the foreseeable future, it was "more  likely than not" that all of  WebBank's  deferred tax assets would be recognized. In 2002, we recorded a current tax benefit of $(10,000).

                                       28

INTEREST RATE RISK

            Movements in interest rates can significantly impact the interest we earn on loans and  investments  as well as the  interest we pay on deposits  and other  borrowings.  We monitor the risk through the use of gap measurement.  Gap measurement  analyzes the  difference  between the amount of assets that reprice during  specific  periods of time and the  amount of  liabilities  that  reprice during the same corresponding  periods.  This provides a relative measure of the impact on net interest  income from future  changes in the direction of interest rates.  Using gap  measurement,  if we have more assets  repricing or subject to change during a period of time than liabilities, we are asset sensitive. If more liabilities  reprice or are  subject to change  than  assets,  we are  liability sensitive.  As of March 31, 2004,  the interest  sensitivity  of WebBank for the following periods was as follows:

                                                                        Over One
                                                          Over Three      Year
                                                            Through      Through                  Non-
                                           Three months     Twelve        Five      Over Five   Interest
                                              or less       Months        Years       Years     Bearing        Total
                                              -------       ------        -----       -----     -------        -----
                                                                     (Dollars in thousands)
ASSETS

Interest-bearing deposits in other
financial institutions                        $  --         $  --         $  --       $   623     $    22     $   645
Securities available for sale                       6            18            24           9        --            57
Securities held to maturity                      --            --              40           8        --            48
Federal funds sold                              1,865          --            --          --          --         1,865
Loans, net                                      5,126         2,359         2,186       3,087        --        12,758
Non-interest earning assets, net                 --            --            --          --         3,068       3,068
                                                                                                              -------
                                              -------       -------       -------     -------     -------     -------
 Total Assets                                 $ 6,997       $ 2,377       $ 2,250     $ 3,727     $ 3,090     $18,441
                                              =======       =======       =======     =======     =======     =======

LIABILITIES AND SHAREHOLDERS EQUITY

Noninterest-bearing deposits                  $  --         $  --         $  --       $  --       $   445     $   445
Interest-bearing deposits                       1,300         7,566         1,995        --          --        10,861
Other liabilities                                --            --            --          --           111         111
Shareholders' equity                             --            --            --          --         7,024       7,024

                                              -------       -------       -------     -------     -------     -------
Total liabilities and shareholders
equity                                        $ 1,300       $ 7,566       $ 1,995     $  --       $ 7,580     $18,441
                                              =======       =======       =======     =======     =======     =======

Interest rate sensitivity gap                 $ 5,697       $(5,189)      $   255     $ 3,727     $(4,490)    $  --

Cumulative interest rate sensitivity gap      $ 5,697       $   508       $   763     $ 4,490     $  --       $  --

Cumulative % of rate sensitive assets
 in repricing period                            37.94%        50.83%        63.03%      83.24%     100.00%       0.00%

Repricing gap % for repricing period           538.23%        31.42%       112.78%        N/A       40.77%       0.00%

Cumulative repricing gap %                     538.23%       105.73%       107.03%     141.34%     100.00%       0.00%

                                       29

            The Cumulative Repricing GAP %'s above, which are greater than 100%, indicate that WebBank is asset  sensitive for all cumulative  repricing  periods presented.  Our  focus  has  been  to  remain  asset  sensitive  in  periods  of historically  low interest rates.  This has been  accomplished by lending almost exclusively  on a  variable  rate  basis and  extending  the  maturities  of our brokered  certificates  of deposit as  necessary to create the level of interest sensitivity  we desire.  As rates rise,  our loans will  reprice more quickly on average  than the deposit  base,  creating  larger  interest  margins and higher interest  income.  If interest rates  decrease,  the opposite effect will occur, however to a lesser degree.  Downside protections include the fact that interest rates  are at  historic  low  levels  and the fact  that 72% of the loans in the commercial loan portfolio have interest rate floors.

MARKET RISK

            We invest in securities  from time to time which expose us to a risk of loss  arising  from  adverse  changes  in  prices of those  securities.  Some investments  are of a  fixed  income  variety  such  as  U.S.  Treasuries,  U.S.
Agencies, and municipal securities.  Other investments are of the equity variety such as securities of public companies that are publicly traded.  In both cases, the  securities  are accounted for under the guidelines of FASB 115. We classify our  securities as either  "available for sale," which are recorded at the lower of cost or fair value or "held to maturity," which are recorded at cost. We have never engaged in practices that would require  classification  of our securities as "trading." We recognized gains on sales of  available-for-sale  securities of
$891,000  and $0 in the years 2003 and 2002,  respectively.  We also  recorded a loss on the  impairment of  available-for-sale  securities of $334,000 and $0 in the years 2003 and 2002, respectively.

LIQUIDITY AND CAPITAL RESOURCES

            Liquidity risk is the  possibility  that our cash flows might not be adequate to fund our ongoing operations and meet our obligations in a timely and
cost  effective   manner.  We  monitor  liquidity  risk  primarily  through  GAP methodology,  that is, the  measurement  of how quickly our assets mature versus how quickly our liabilities mature. If more assets mature in a given time period than liabilities,  we are asset sensitive.  The more asset sensitive we are, the more liquid we are because the existing funding sources are available to replace any assets that run off. A sample of our  liquidity  positions  for the next six months and one year from March 31, 2004 are shown below:

                                                       Six Months    One Year
                                                       ----------    --------
      Cumulative Total Assets Maturing ($000)             8,983       9,380
      Cumulative Total Liabilities Maturing ($000)        4,761       9,307
      Cumulative Maturity GAP ($000)                      4,222          73
      Cumulative Maturity GAP (%)                         188.7       100.8

            The  Cumulative  Maturity GAP %'s for the next six months,  which is greater than 100%,  indicates  that WebBank is asset  sensitive for that period.
The Cumulative  Maturity GAP %'s for the next year, which is approximately 100%, indicates  that WebBank is matched for that period.  We have tried to be matched or slightly asset  sensitive in order to moderate  liability risk. This has been accomplished by focusing asset growth on purchased receivable lending, which has short  maturities,  and matching or  extending  the  maturities  of our brokered certificates of deposit as necessary to create the level of liquidity we desire, taking into consideration the levels of other risks such as interest rate risk.

            At  March  31,  2004  and  December  31,  2003,  our  cash  and cash equivalents totaled $7,201,000 and $7,245,000,  respectively.  The cash balances at  those  dates  included  liquidity  to  fund  expected  growth  in  purchased receivables.  However, after accumulating these balances, notices of termination were given in  February  2004 with  respect to two  agreements  included  in the
WebBank  accounts  receivable  factoring  program.  Based  on the  terms  of the accounts receivable  factoring  agreements,  the other parties to the agreements have the right to purchase our current portfolio of purchased  receivables.  One of the parties purchased  approximately  $500,000 of the factoring  portfolio in
February  2004.  We used the  proceeds  to reduce  outstanding  certificates  of deposit.  If the  remainder  of the  purchased  receivables  is purchased by the

                                       30

second other party,  we also intend to use those  proceeds of  approximately  $6 million to reduce the outstanding certificates of deposit as they mature.

            Our funding depends  primarily on brokered  certificates of deposit.
Brokered  certificates  of deposit are time  deposits,  generally  in amounts of
$100,000 or less,  placed in a bank by a broker.  The broker receives a fee from
the  bank  and/or  the  depositor  for  providing  this  intermediary   service.
Depositors  that  invest in  brokered  certificates  of  deposit  are  generally interest  rate  sensitive  and  well  informed  about  alternative  markets  and investments. Consequently, funding with brokered certificates of deposit may not provide the same stability to a bank's deposit base as traditional  local retail deposit  relationships.  Because of our  dependence  on the market for  brokered certificates of deposit (94% of total deposits at March 31, 2004), our liquidity
may  be  negatively   impacted  if  that  funding  source   experiences   supply
difficulties  due to loss of investor  confidence or a flight to higher  quality investments such as U.S. Treasury securities.  In addition,  only banks that are determined to be "well  capitalized" by their regulatory  agencies are permitted to issue brokered  certificates  of deposit  without  restriction.  In the event
WebBank were no longer classified as "well capitalized," it might be required to obtain permission from its regulators to issue brokered certificates of deposit, which could be denied under certain circumstances.

            Our  operating  results  may be  negatively  impacted by a change in interest rates required to obtain brokered  certificates of deposit. In general, increases in interest rates on brokered  certificates of deposit will reduce our operating  income.  Increases in the rates we pay for brokered  certificates  of deposit could occur because of various reasons  including shifts in the Treasury yield curve,  a loss of  confidence in the market for brokered  certificates  of deposit, a potential mismatch versus maturity or duration of our earning assets, or a deterioration of WebBank's financial condition.

            Funding for WebBank is also available from a $500,000 unsecured line of credit with a local correspondent bank.  Management believes that our current cash and cash equivalent balances,  expected operating cash inflows, and WebBank borrowing  sources are adequate to meet our liquidity needs through at least the next 12 months.

            The  purpose of this  offering is to raise up to  $10,000,000  to be used for  additional  working  capital for our  business  and general  corporate purposes.

            We and Steel  Partners,  Ltd., an entity  controlled by our Chairman and Chief Executive Officer, devote significant time to exploration of potential acquisition and other business opportunities.  There can be no assurance we will be able to acquire an additional business or secure other business opportunities or that such business or other business  opportunities  will be  profitable.  In order  to  finance  an  acquisition,  we may be  required  to  incur  or  assume indebtedness or issue securities.

OFF-BALANCE SHEET ARRANGEMENTS

            We are a party to financial instruments with off-balance sheet risk.
In  the  normal  course  of  business,   these  financial   instruments  include
commitments to extend credit in the form of loans or through  letters of credit.
Those instruments  involve, to varying degrees,  elements of credit and interest rate risk in excess of the amount  recognized on the balance sheet. Our exposure to  credit  loss in the  event  of  nonperformance  by the  other  party  to the financial  instrument  for  commitments  to extend credit is  represented by the contractual  amount  of those  instruments.  Commitments  to extend  credit  are agreements  to  lend  to a  customer,  provided  there  is no  violation  of any
condition  established  in  the  contract.   Commitments  generally  have  fixed
expiration dates or other termination  clauses and may require payment of a fee.
Since  certain of the  commitments  are expected to expire  without  being drawn upon, the total  commitment  amounts do not  necessarily  represent  future cash
requirements.   We  use  the  same  credit  policy  in  making  commitments  and conditional obligations as they do for on-balance sheet instruments. We evaluate each  customer's  credit  worthiness  on a  case-by-case  basis.  The  amount of collateral  obtained,  if deemed necessary upon extension of credit, is based on management's  credit evaluation of the borrower.  At March 31, 2004 and December
31, 2003, we had no undisbursed  commercial loan  commitments or consumer credit card loan commitments. For the same periods, our undisbursed accounts receivable
factoring   commitments   totaled   approximately   $6,814,00  and   $8,138,000,
respectively.  Notices of  termination  have been issued with respect to certain accounts receivable factoring and service arrangements.  See "Risk Factors - OUR
BUSINESS COULD BE HARMED IF A CERTAIN ACCOUNTS RECEIVABLE  FACTORING AND SERVICE
ARRANGEMENT TERMINATES."

                                       31

CRITICAL ACCOUNTING ISSUES

ALLOWANCE FOR CREDIT LOSSES

            The amount of  allowance  for credit  losses  assigned  to a loan or group of loans is determined by the category of loan as described below:

            o    The  allowance for credit  losses for  non-impaired  commercial loans  is  calculated  on a loan by loan  basis.  Each  loan is assigned a grade ranging from 1 (excellent) to 7 (substandard).
                 A two  dimensional  matrix is used to  determine  the amount of allowance assigned.

                 One axis of the matrix consists of six risk factors which could contribute to a potential  loss for that loan. The risk factors cover both a) elements related specifically to the loan such as financial condition of the borrower and value of collateral and
                 b) elements  related to external  matters such as the condition of the  local  economy  or  industry  trends.  Each of the risk factors is assigned a  percentage  weight  which  reflects  the potential  risk of loss  relative  to  each of the  other  five factors.

                 The  second  axis of the  matrix  consists  of up to five  risk levels.  Each of the risk levels is represented by a percentage figure that equals the portion of the outstanding  loan balance that is expected to be a loss. The risk level  percentage falls within a range of  percentages  assigned to that grade based on historical loss experience.

                 The  allowance  for  credit  losses  for a  particular  loan is calculated  by matching  one of the five risk levels to each of the six risk factors.  The product of the risk level percentage and the risk factor weight is  calculated  for each risk factor and all six are summed to produce the allowance for credit loss percentage used for that loan.

                 The matrix approach allows us to quantify, in a logical fashion based on both  historical  experience  and currently  available information,  whether or not a future  credit  loss is probable and,  if so,  approximately  how much that  loss will be.  This methodology,  in our opinion,  complies with the  guidelines of the  FASB's  SFAS No. 5,  "Accounting  for  Contingencies"  and
                 related accounting and regulatory guidelines.

                 The above  calculation is performed for no-impaired  commercial
                 loans   ranging   from   grade  1   (excellent)   to   grade  7
                 (substandard). For loans graded 8 (doubtful) or 9 (loss), which are considered impaired,  the matrix is not used. The allowance for credit losses for impaired  loans is  calculated  using the guidelines  of SFAS No.  114,  "Accounting  for  Creditors  for
                 Impairment of a Loan." A loan is  considered  impaired if it is probable  that we will not collect all amounts due according to the  contractual  terms of the  original  loan  agreement.  The preferred methodology for calculating impairment under SFAS No.
                 114 is to calculate  the present  value of expected  cash flows from the loan and subtract  that from the current book value of the loan.  The  difference,  if positive,  requires  additional
                 allowance  for  credit  losses.   If  the  loan  is  collateral
                 dependent,  another methodology used is to determine the market value of the collateral,  less selling  expenses,  and subtract that from the current book value of the loan.  The  difference, if positive, requires additional allowance for credit losses.

            o    The  allowance  for credit  losses for  non-impaired  purchased receivables  is  calculated  on a pooled  or group  basis.  The allowance  amount  is  based  on a  percentage  of  outstanding receivables  which takes into  consideration  a combination  of historical  loss experience and industry loss  experience.  The allowance for credit losses for impaired purchased  receivables is calculated  on a loan by loan basis in  accordance  with the guidelines of FASB 114 as described above.

                                       32

            o    The  allowance  for  credit  losses  for  credit  card loans is calculated on a pooled or group basis.  The allowance amount is based on a percentage of  outstanding  receivables  which takes into  consideration a combination of historical loss experience and current trends.

EQUITY SECURITIES AVAILABLE FOR SALE

            We,  both  directly  and  through  our  WebBank   subsidiary,   have
investments in equity securities.  Available-for-sale securities are recorded at fair value. Unrealized holding gains or losses on available-for-sale  securities are excluded from earnings and reported,  until realized,  in accumulated  other comprehensive  income (loss) as a separate component of stockholders'  equity. A decline  in the  market  value  of any  available-for-sale  or  held-to-maturity security  below cost that is deemed other than  temporary is charged to earnings
resulting  in  the   establishment  of  a  new  cost  basis  for  the  security.
Determination  of whether a decline in market value is other than  temporary may be  subjective  because  it  requires  significant  estimates  of the  projected financial condition of the issuer, of the industry in which the issuer operates, and of local, regional,  and national economies.  See Notes 1 and 2 of the Notes to Consolidated  Financial  Statements for a description of the methodology used by us to determine  the cost and fair value of equity  securities  available for sale.

DEFERRED INCOME TAXES

            We use the liability  method of accounting  for income taxes.  Under the  liability  method,  deferred tax assets and deferred  tax  liabilities  are recognized for the future tax consequences  attributable to differences  between the financial  statement carrying amounts of existing assets and liabilities and their  respective  tax bases and operating  loss and tax credit carry  forwards.
Deferred tax assets and deferred tax  liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those  temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and deferred tax  liabilities  of a change in tax rates is  recognized in income in the period that includes the enactment date.

            The net change in the total deferred tax valuation allowance for the year  ended  December  31,  2003 was a  decrease  of  $1,302,000.  The  decrease represented the amount of valuation  allowance  remaining at WebBank.  Since its inception in 1998,  WebBank had experienced a history of  inconsistent  earnings which made it "more  likely than not" that some  portion or all of the  deferred tax  assets  would not be  recognized.  Therefore,  a  valuation  allowance  was established in accordance with FASB 109, paragraph 17e. As of December 31, 2003, we determined  that,  based on the two previous year's earnings and the prospect for similar performance in the foreseeable future, it was "more likely than not"
that all of WebBank's  deferred tax assets would be recognized.  See Notes 1 and
12 of the Notes to Consolidated  Financial  Statements for a further description of the methodology used by us to determine the deferred tax valuation allowance.

                                       33

                                  THE OFFERING

            Our Board of Directors  has proposed that we attempt to raise equity capital through this offering to all of our stockholders and to use the proceeds from the  subscription of such rights for working capital and general  corporate purposes.  The Board  declared a dividend of rights to purchase our common stock to holders of record as of _____, 2004. Through this prospectus, we are offering the shares of common stock that rights holders may purchase upon exercising such subscription rights.

REASONS FOR THIS OFFERING

            In  approving  this  offering,  our  Board  of  Directors  carefully considered  our need for  additional  capital  and several  alternative  capital raising methods,  including a credit facility and a private  placement of equity securities.  A credit facility was determined not to be feasible because members of our  Board,  who  are  financially  sophisticated,  did  not  believe  it was available to us, and a private  placement was deemed too costly.  The Board also considered that as a result of this offering,  Steel Partners'  ownership of our common stock could increase from approximately 39.8% to over 50%, as well as the
potential   dilution  of  the  ownership   percentage  of  our  current   common
stockholders  caused by this  offering.  While the  ownership  percentage of our current  common  stockholders  may  decrease,  the  Board  considered  that  the magnitude of this dilution would be subject to, and dependent upon, the decision of each common  stockholder  whether to exercise their  subscription  rights for additional shares of our common stock in this offering.

            After  weighing the factors  discussed  above and the effect of this offering of generating approximately $10.0 million (less expenses related to the offering) in additional  capital for us,  assuming that all of the  subscription rights are exercised,  the board of directors believes that this offering is the best alternative for capital raising and is in the best interests of our company and our  stockholders.  As described in "Use of Proceeds,"  the proceeds of this offering are intended to be used for additional working capital for our business and other general corporate purposes.

            Our Board of Directors  believes that this offering will  ultimately strengthen  our  financial  condition  through  generating  additional  cash and increasing our stockholders' equity. See "Use of Proceeds" and "Capitalization."
However,  our Board of Directors is not making any  recommendation as to whether you should exercise your subscription rights.

SUBSCRIPTION RIGHTS

            BASIC  SUBSCRIPTION  PRIVILEGE.  We  distributed  to the  holders of record of our common  stock,  at the close of  business  on _____,  2004,  at no charge,  one  nontransferable  subscription  right for each  share of our common
stock  they  own.   The   subscription   rights  will  be  evidenced  by  rights
certificates.  Each  subscription  right will entitle the holder to purchase ___
shares of our common stock.  You are not required to exercise any or all of your subscription rights.

            If,  pursuant to your  exercise  of your  subscription  rights,  the number of shares of common  stock you are  entitled to receive  would  result in your receipt of fractional  shares, the aggregate number of shares issued to you will be rounded down to the nearest whole  number.  You will not receive cash in lieu of fractional shares.

            OVER-SUBSCRIPTION  PRIVILEGE.  Subject to the  allocation  described below,  each subscription  right also grants each subscription  rights holder an over-subscription  privilege to purchase  additional  shares of our common stock that are not  purchased  by other  rights  holders  pursuant to the other rights holders'  basic  subscription  privileges.  You are  entitled to  exercise  your over-subscription  privilege  only  if  you  exercise  your  basic  subscription privilege in full.

            If you wish to exercise your over-subscription privilege, you should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata

                                       34

(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  stockholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription  privileges. Also, pursuant to the terms of our  charter,  we believe that you will not be allowed to subscribe for a number of shares  that  would  increase  your  ownership  of our shares of common stock to 4.9% or above of our then  outstanding  shares of common  stock, unless you  already  owned at least  5.0% of our  common  stock on the date such restriction  became effective.  See "Questions and Answers About This Offering -
WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

            As soon as  practicable  after the expiration  date,  Wachovia Bank,
N.A.,  acting as our subscription  agent, will determine the number of shares of common stock that you may purchase pursuant to the over-subscription  privilege.
You will receive  certificates  representing these shares as soon as practicable after the expiration date and after all  pro-rations  and adjustments  have been effected.  If you request and pay for more shares than are  allocated to you, we will refund that overpayment,  without interest. In connection with the exercise of the over-subscription  privilege, banks, brokers and other nominee holders of subscription  rights who act on behalf of beneficial  owners will be required to certify  to us and to the  subscription  agent  as to the  aggregate  number  of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription  privilege, by each beneficial owner on whose behalf the nominee holder is acting.

SUBSCRIPTION PRICE

            The subscription price for a subscription right is $_____ per share.
The per share price equals ___% of the current market price of our common stock, determined  by averaging the closing price of our common stock on Nasdaq for the
______ preceding trading days ending on _____, 2004. The subscription price does not necessarily  bear any relationship to our past or expected future results of operations,  cash flows, current financial  condition,  or any other established criteria  for value.  No change will be made to the cash  subscription  price by reason of changes in the trading  price of our common stock prior to the closing of this offering.

DETERMINATION OF SUBSCRIPTION PRICE

            Our board of directors  set all of the terms and  conditions of this
offering,   including   the   subscription   price,   which  was  based  on  the
recommendation  of a special  committee of directors,  excluding those directors affiliated  with Steel  Partners who did not  participate  (in their capacity as directors)  in the  consideration  or voting with respect to these  matters.  In establishing  the  subscription  price,  our board of directors  considered  the following factors:

            o    strategic alternatives for capital raising,

            o    the market price of our common stock,

            o    the pricing of similar transactions,

            o    the amount of proceeds desired,

            o    our business prospects,

            o    our recent and anticipated operating results, and

            o    general conditions in the securities markets.

            We determined  the ___%  [premium][discount]  to our current  market price after taking into account the preceding factors. We did not seek or obtain any opinion of financial  advisors or  investment  bankers in  establishing  the subscription  price for the offering.  You should not consider the  subscription price as an  indication  of the value of our  company  or our common  stock.  We cannot  assure you that you will be able to sell  shares  purchased  during this offering at a price equal to or greater than the subscription price. On  July 1,
2004, the closing sale price of our common stock was $2.50 per share.

                                       35

EXPIRATION DATE, EXTENSIONS AND TERMINATION

            You may  exercise  your  subscription  right at any time before 5:00
p.m., New York City time, on _____, 2004, the expiration date for this offering.
However,  we may extend the offering  period for  exercising  your  subscription rights  from time to time in our sole  discretion,  but in no event more than 30 additional  days.  If you do not exercise  your  subscription  rights before the expiration date, your unexercised  subscription rights will be null and void. We will not be  obligated  to honor your  exercise  of  subscription  rights if the subscription  agent  receives the documents  relating to your exercise after the expiration  date,  regardless of when you transmitted the documents,  unless you have timely transmitted the documents under the guaranteed  delivery  procedures described below.

            We have the sole  discretion to extend the expiration date from time to time by giving oral or written notice to the subscription  agent on or before the  scheduled  expiration  date.  If we elect to extend the  expiration of this offering,  we will issue a press release  announcing the extension no later than
9:00 a.m.,  New York City time, on the next business day after the most recently announced expiration date.

WITHDRAWAL AND AMENDMENT

            We reserve the right to withdraw or terminate  this  offering at any time for any reason. In the event that this offering is withdrawn or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds.

            We reserve the right to amend the terms of this offering. If we make an amendment that we consider significant, we will:

            o    mail notice of the amendment to all  stockholders  of record as of the record date;

            o    extend the expiration date by at least 10 days; and

            o    offer  all  subscribers  no less  than 10  days to  revoke  any subscription already submitted.

            The extension of the expiration date will not, in and of itself,  be treated as a significant amendment for these purposes.

METHOD OF SUBSCRIPTION - EXERCISE OF SUBSCRIPTION RIGHTS

            You  may  exercise  your  subscription   rights  by  delivering  the
following to the  subscription  agent,  at or prior to 5:00 p.m.,  New York City time, on ______, 2004, the date on which the rights expire:

            o    your properly  completed and executed rights  certificate  with
                 any  required   signature   guarantees  or  other  supplemental
                 documentation; and

            o    your full subscription  price payment for each share subscribed
                 for  under  your   basic   subscription   privilege   and  your
                 over-subscription privilege.

You should read and follow the instructions  accompanying the rights certificate carefully.

SIGNATURE GUARANTEE MAY BE REQUIRED

            Your signature on each rights  certificate  must be guaranteed by an eligible  institution such as a member firm of a registered  national securities exchange or a member of the National Association of Securities Dealers, Inc., or
from a commercial bank or trust company having an office or correspondent in the
United States,  subject to standards and procedures  adopted by the subscription agent, unless:

            o    your  rights  certificate   provides  that  shares  are  to  be
                 delivered to you as record holder of those subscription rights;
                 or

            o    you are an eligible institution.

                                       36

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

            You  should  deliver  your  rights  certificate  and  payment of the subscription  price or, if  applicable,  notice of guaranteed  delivery,  to the subscription agent by mail or by overnight courier to:

                     By Mail:
                     --------
                     Wachovia Bank, N.A.
                     Corporate Actions - NC 1153
                     1525 West W.T. Harris Boulevard, Building 3C3
                     Charlotte, North Carolina 28288-1153
                     Telephone:  (800) 829-8432

                     By Courier:
                     -----------
                     Wachovia Bank, N.A.
                     Corporate Actions - NC 1153
                     1525 West W.T. Harris Boulevard, Building 3C3
                     Charlotte, North Carolina 28262-1153
                     Telephone:  (800) 829-8432

            You are  responsible  for the  method  of  delivery  of your  rights certificate(s)  with your subscription price payment to the subscription  agent.
If you send your rights  certificate(s)  and subscription price payment by mail, we recommend  that you send them by  registered  mail,  properly  insured,  with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this offering expires.

            Do not  send  your  rights  certificate(s)  and  subscription  price payment to us.  Your  delivery  to an address  other than the  address set forth above will not constitute valid delivery.

METHOD OF PAYMENT

            Your payment of the subscription  price must be made in U.S. dollars for  the  full  number  of  shares  of  common  stock  you are  subscribing  (or over-subscribing) for by either:

            o    bank draft  (cashier's  check) drawn upon a U.S.  bank or money order payable to the subscription agent; or

            o    wire  transfer  of   immediately   available   funds,   to  the
                 subscription account maintained by the subscription agent at:

                             Wachovia Bank, N.A.
                             Charlotte, North Carolina
                             ABA # 053 000 219
                             Acct # 5000000005093
                             Acct Name:  WebFinancial
                             Ref:  Stockholder name and number of shares
                             subscribed for

RECEIPT OF PAYMENT

            Your payment will be considered  received by the subscription  agent only upon:

            o    receipt by the  subscription  agent of any  certified  check or bank draft drawn upon a United States bank,  any money order or any funds  transferred by wire transfers,  or

            o    receipt  of good  funds  in the  subscription  agent's  account designated above.

    PLEASE NOTE THAT FUNDS MAY NOT BE PAID FOR BY UNCERTIFIED PERSONAL CHECK.

                                       37

CALCULATION OF SUBSCRIPTION RIGHTS EXERCISED

            If you do not  indicate  the  number of  subscription  rights  being exercised,  or do not forward full payment of the total  subscription  price for the number of subscription  rights that you indicate are being  exercised,  then you will be deemed to have  exercised  your basic  subscription  privilege  with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent.

YOUR FUNDS WILL BE HELD BY THE  SUBSCRIPTION  AGENT UNTIL SHARES OF COMMON STOCK
ARE ISSUED

            The  subscription  agent will hold your payment of the  subscription price payment in a segregated  account with other  payments  received from other rights  holders  until we issue  your  shares to you.  If this  offering  is not completed,  or we do not apply  your full  subscription  price  payment  to your purchase  of shares of our common  stock,  the  subscription  agent will  return promptly, without interest, all excess subscription payments.

NO REVOCATION

            Once you have exercised your  subscription  privileges,  you may not revoke your exercise.  Subscription rights not exercised prior to the expiration date of this offering will expire.

NON-TRANSFERABILITY OF THE SUBSCRIPTION RIGHTS

            Except in the limited  circumstances  described below,  only you may exercise the basic subscription  privilege and the over-subscription  privilege.
You may not  sell,  give  away or  otherwise  transfer  the  basic  subscription privilege or the over-subscription privilege.

            Notwithstanding  the  foregoing,  your rights may be  transferred by operation  of law;  for  example,  a  transfer  of rights  to the  estate of the recipient upon the death of the recipient would be permitted.  If the rights are transferred  as  permitted,  evidence  satisfactory  to us that the transfer was proper must be received by us prior to the expiration date of this offering.

ISSUANCE OF STOCK CERTIFICATES

            Stock  certificates  for shares  purchased in this  offering will be issued as soon as practicable after the expiration date. Our subscription  agent will  deliver  subscription  payments  to us  only  after  consummation  of this offering  and the  issuance  of  stock  certificates  to our  stockholders  that exercised rights. Unless you instruct otherwise in your subscription certificate form, shares purchased by the exercise of subscription rights will be registered in the name of the person exercising the rights.

GUARANTEED DELIVERY PROCEDURES

            If you wish to exercise  your  subscription  rights,  but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription  agent on or before the time your  subscription  rights expire, you may exercise your subscription  rights by the following  guaranteed delivery procedures:

            o    deliver your subscription  price payment in full for each share you  subscribed for under your  subscription  privileges in the manner  set forth in "Method of  Payment"  to the  subscription agent on or prior to the expiration date;

            o    deliver  the form  entitled  "Notice of  Guaranteed  Delivery,"
                 substantially in the form provided with the "Instructions as to
                 Use  of  Rights  Certificates"  distributed  with  your  rights certificates, at or prior to the expiration date; and

            o    deliver the properly  completed rights  certificate  evidencing your rights  being  exercised  and the related  nominee  holder certification,  if  applicable,  with any  required  signatures guaranteed,  to the  subscription  agent within three  business days following the date of your Notice of Guaranteed Delivery.

            Your  Notice  of   Guaranteed   Delivery   must  be   delivered   in
substantially  the same form provided with the  Instructions as to Use of Rights
Certificates,  which will be  distributed  to you with your rights  certificate.
Your Notice of Guaranteed  Delivery must come from an eligible  institution,  or other eligible guarantee  institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

                                       38

            In your Notice of Guaranteed Delivery, you must state:

            o    your name;

            o    the number of  subscription  rights  represented by your rights certificates  and the number of shares of our common  stock you are subscribing (and over-subscribing) for; and

            o    your guarantee that you will deliver to the subscription  agent any rights certificates  evidencing the subscription rights you are  exercising  within three  business days following the date the  subscription  agent  receives  your  Notice of  Guaranteed
                 Delivery.

            You  may  deliver  your  Notice  of   Guaranteed   Delivery  to  the
subscription agent in the same manner as your rights certificates at the address set  forth  above  under  "Delivery  of  Subscription  Materials  and  Payment."
Alternatively,  you may  transmit  your  Notice of  Guaranteed  Delivery  to the subscription agent by facsimile transmission (Facsimile No.: (704) 590-7628). To confirm facsimile deliveries, you may call (800) 829-8432.

            Please call the information  agent to request any additional  copies of the form of Notice of Guaranteed Delivery you may need.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS

            We will decide all questions  concerning the  timeliness,  validity, form and  eligibility  of your  exercise  of your  subscription  rights  and our determinations will be final and binding. We, in our sole discretion,  may waive any defect or  irregularity,  or permit a defect or irregularity to be corrected within such time as we may determine. In such event, we will treat any identical defects or irregularities  the same way for all stockholders.  We may reject the
exercise  of  any  of  your  subscription   rights  because  of  any  defect  or
irregularity.  We  will  not  receive  or  accept  any  subscription  until  all irregularities  have been  waived by us or cured by you  within  such time as we decide, in our sole discretion.

            Neither  we nor the  subscription  agent  will be under  any duty to notify you of any defect or  irregularity  in connection with your submission of rights  certificates  and we will not be liable for failure to notify you of any defect  or  irregularity.  We  reserve  the  right to reject  your  exercise  of subscription rights if your exercise is not in accordance with the terms of this offering or in proper form.  We will also not accept your  exercise of rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

            If you are given notice of a defect in your  subscription,  you will have five  business days after the giving of notice to correct it. You will not, however, be allowed to cure any defect later than 5:00 p.m., New York City time, on ________, 2004. We will not consider an exercise to be made until all defects have been cured or waived.

                                       39

NOTICE TO BANKERS, TRUSTEES OR OTHER DEPOSITARIES

            If you are a broker,  a trustee or a depositary  for  securities who holds  shares  of our  common  stock for the  account  of others at the close of business on the record date, you should notify the respective  beneficial owners of such shares of this offering as soon as possible to find out their intentions with  respect  to  exercising  their  subscription  rights.  You  should  obtain instructions from the beneficial owners with respect to the subscription rights, as set forth in the  instructions we have provided to you for your  distribution to beneficial owners. If the beneficial owner so instructs,  you should complete the appropriate  rights  certificates and submit them to the subscription  agent with the proper payment. If you hold shares of our common stock for the accounts of more than one beneficial  owner,  you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been  entitled  had they been direct  record  holders of our common stock on the record  date,  provided  that you,  as a nominee  record  holder,  make a proper showing to the  subscription  agent by  submitting  the form  entitled  "Nominee
Holder Certification" which we will provide to you with your offering materials.

NOTICE TO BENEFICIAL OWNERS

            If you are a beneficial  owner of shares of our common stock or will receive  your  subscription  rights  through a broker,  custodian  bank or other nominee, we will ask your broker,  custodian bank or other nominee to notify you of this offering.  If you wish to exercise your  subscription  rights,  you will need to have your broker,  custodian  bank or other  nominee act for you. If you hold  certificates  of our common  stock  directly and would prefer to have your broker,  custodian bank or other nominee exercise your subscription  rights, you should contact your nominee and request it to effect the transaction for you. To indicate  your  decision with respect to your  subscription  rights,  you should complete and return to your  broker,  custodian  bank or other  nominee the form entitled  "Beneficial  Owner  Election  Form." You should receive this form from your broker,  custodian bank or other nominee with the other offering materials.
If you wish to obtain a separate  rights  certificate,  you should  contact  the nominee as soon as possible and request that a separate  rights  certificate  be issued to you.

SHARES OF COMMON STOCK OUTSTANDING AFTER THIS OFFERING

            Upon the  issuance  of the  shares of common  stock  offered in this offering (assuming that all of the subscription rights are exercised), 8,733,732 shares of common stock will be issued and  outstanding.  This would represent an approximate  100% increase in the number of outstanding  shares of common stock.
If only 10% or 50% of the subscription rights are exercised,  then 4,803,552 and
6,550,299 shares of common stock will be issued and  outstanding,  respectively, which  represents  an  approximate  10%  and  50%  increase  in  the  number  of outstanding shares of common stock, respectively.

EFFECTS OF OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

            As of June 15,  2004,  there were  outstanding  options to  purchase
72,976  shares of our common stock issued or committed to be issued  pursuant to stock options granted by us. None of the outstanding  options have anti-dilution or other  provisions  for adjustment to exercise price or number of shares which
will  be  automatically   triggered  by  this  offering.  Each  outstanding  and
unexercised  option will remain  unchanged and will be exercisable  for the same number of shares of common stock and at the same  exercise  price as before this offering.

RELATIONSHIP WITH STEEL PARTNERS

            Pursuant to the terms of a  management  agreement,  Steel  Partners,
Ltd.  provides  us with  office  space and certain  management,  consulting  and advisory  services.  The management  agreement is automatically  renewable on an annual basis unless terminated by either party, for any reason, upon at least 60 days written notice.  The agreement also provides that we will  indemnify,  save and hold  Steel  Partners,  Ltd.  harmless  from  and  against  any  obligation, liability,  cost or damage  resulting  from its actions  under the terms of such agreement,  except to the  extent  occasioned  by gross  negligence  or  willful misconduct of its officers, directors or employees.

            In addition, Jim Henderson,  an employee of Steel Partners, Ltd. and an  executive  officer  of  ours,  performs  services  for  us in  the  area  of management,  accounting and finances, and identifies business opportunities, and such other services as are reasonably requested by WebBank.  This agreement will continue in force until terminated by either of the parties upon 30 days written notice.  Glen Kassan, our Vice President and Chief Financial Officer, is also an employee of Steel Partners, Ltd.

                                       40

            In  consideration  of the  services  rendered  under the  management agreement, Steel Partners, Ltd. charges us a fixed monthly fee totaling $310,000 per annum,  adjustable annually upon our agreement with Steel Partners,  Ltd. In consideration of the services  provided by Mr. Henderson,  Steel Partners,  Ltd.
charges WebBank  $100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the management agreement.  We believe that the cost of obtaining the type and quality of services  rendered by Steel Partners,  Ltd.
under  these  agreements  is no less  favorable  than the cost at which we could obtain such services from unaffiliated entities.

            Warren Lichtenstein, our Chairman and Chief Executive Officer, is an
affiliate of Steel  Partners,  Ltd.  based on his  ownership of shares of common stock of Steel Partners, Ltd., directly and through Steel Partners II, L.P., and by virtue of his positions as Chairman, President and Chief Executive Officer of
Steel  Partners,  Ltd.  Mr.  Lichtenstein  and Steel  Partners  II, L.P.  own an
aggregate of approximately 49.2% of Steel Partners, Ltd. Mr. Lichtenstein is the
sole  managing  member of the general  partner of Steel  Partners  II, L.P.  Mr.
Lichtenstein  disclaims  beneficial  ownership  of the shares of common stock of
Steel Partners,  Ltd. owned by Steel Partners II, L.P.  (except to the extent of his  pecuniary  interest  in such  shares  of common  stock).  None of our other executive  officers or directors are 5% owners of Steel Partners,  Ltd. or Steel
Partners II, L.P.

            Steel Partners II, L.P. also currently owns 1,737,345  shares of our common stock, which is equal to approximately 39.8% of our outstanding shares of common stock. Warren Lichtenstein, who owns 2,500 shares of our common stock, is deemed to also  beneficially  own all of the shares owned by Steel  Partners II,
L.P. due to his affiliation therewith.  Steel Partners II, L.P. has been offered its pro rata portion of the  subscription  rights  (including  over-subscription privilege). If our other stockholders purchase all of the shares offered to them for sale,  Steel  Partners II, L.P.  will purchase its pro rata amount and would
continue  to  beneficially   own   approximately   39.8%  of  our  common  stock
outstanding.  If no  stockholders  other than Steel  Partners II, L.P.  exercise their subscription rights, Steel Partners II, L.P. will purchase up to 4,366,866 shares in the  offering.  In that case,  Steel  Partners  II,  L.P.'s  ownership interest could be approximately 70%, and the aggregate ownership interest of the other outstanding stockholders could decrease to approximately 30%. Even if some stockholders  other than Steel Partners II, L.P.  exercise  their rights,  Steel
Partners II, L.P. could still obtain a majority  ownership  interest pursuant to its  subscription  rights.  As a result,  Steel  Partners  II, L.P. may have the voting power to control the election of our board of directors  and the approval of other matters presented for  consideration by the  stockholders,  which could include mergers,  acquisitions,  amendments to our charter and various corporate governance actions.

SUBSCRIPTION AGENT

            We have appointed Wachovia Bank, N.A. as subscription agent for this offering.  We will pay the fees and certain expenses of the subscription  agent, which we estimate will total approximately $10,000. Under certain circumstances, we may indemnify the subscription agent from certain  liabilities that may arise in connection with this offering.

INFORMATION AGENT

            We have appointed MacKenzie Partners,  Inc. as information agent for this  offering.  We will pay the fees and certain  expenses  of the  information agent,  which  we  estimate  will  total  approximately  $7,500.  Under  certain circumstances,  we may indemnify the information agent from certain  liabilities that may arise in connection with this offering.

                                       41

FEES AND EXPENSES

            Other  than  for  fees  charged  by the  information  agent  and the subscription agent, you are responsible for paying any other commissions,  fees, taxes or  other  expenses  incurred  in  connection  with  the  exercise  of the subscription  rights.  Neither us, the  information  agent nor the  subscription agent will pay such expenses.

OTHER MATTERS

            We are not making this  offering in any state or other  jurisdiction in which it is unlawful to do so, nor are we selling or accepting  any offers to purchase any shares of our common stock from rights holders who are residents of those  states or other  jurisdictions.  We may delay  the  commencement  of this offering  in those  states or other  jurisdictions,  or change the terms of this offering,  in order to comply  with the  securities  law  requirements  of those states or other jurisdictions. We may decline to make modifications to the terms of this  offering  requested  by those states or other  jurisdictions,  in which case,  if you are a resident in those states or  jurisdictions,  you will not be eligible to participate in this offering.

            We will not be  required  to issue to you  shares  of  common  stock pursuant to this  offering if, in our  opinion,  you would be required to obtain prior  clearance or approval from any state or federal  regulatory  authority to own or control such shares if, at the time the subscription  rights expire,  you have not obtained such clearance or approval.

NO BOARD RECOMMENDATION

            An investment  in shares of our common stock must be made  according to each investor's evaluation of its own best interests.  Accordingly, our board of directors makes no  recommendation  to rights holders  regarding whether they should exercise their subscription rights.

IF YOU HAVE QUESTIONS ABOUT EXERCISING RIGHTS

            If you have  questions or need  assistance  concerning the procedure for exercising  subscription  rights,  or if you would like additional copies of this prospectus, the Instructions as to Use of Rights Certificates or the Notice
of  Guaranteed  Delivery,  you  should  contact  the  information  agent  at the following address and telephone number:

                                [MACKENZIE LOGO]
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                       Email: proxy@mackenziepartners.com

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            The following  discussion is a summary of the material U.S.  federal income tax  consequences  of (i) the  dividend by us of  subscription  rights to holders  of common  stock that hold such  stock as a capital  asset for  federal income tax purposes,  and (ii) the exercise of such rights.  This  discussion is based on laws, regulations,  rulings and decisions in effect on the date of this prospectus,  all of which are  subject  to  change  (possibly  with  retroactive effect)  and to  differing  interpretations.  This  discussion  applies  only to holders that are U.S. persons,  which is defined as a citizen or resident of the

                                       42

United States, a domestic partnership, a domestic corporation, any estate (other than a foreign  estate),  and any  trust so long as a court  within  the  United
States is able to exercise primary  supervision over the  administration  of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Generally,  for federal income tax purposes an estate is classified as a "foreign estate" based on the location of the estate assets, the country of the estate's  domiciliary  administration,  and the  nationality  and residency of the domiciliary's personal representative.

            This  discussion  does not  address  all  aspects of federal  income taxation  that  may  be  relevant  to  holders  in  light  of  their  particular circumstances  or to holders who may be subject to special tax  treatment  under the Internal Revenue Code of 1986, as amended,  including  holders of options or warrants,  holders who are dealers in  securities or foreign  currency,  foreign persons (defined as all persons other than U.S. persons),  insurance  companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common  stock as part of a hedge,  straddle,  conversion  or other risk reduction transaction,  or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

            We have not  sought,  and will not seek,  an opinion of counsel or a ruling from the  Internal  Revenue  Service  regarding  the  federal  income tax consequences  of the  distribution  of the rights or the related share issuance.
The following  summary does not address the tax consequences of the distribution of the rights or the related share issuance under foreign,  state,  or local tax laws.  ACCORDINGLY,  EACH  HOLDER OF COMMON  STOCK  SHOULD  CONSULT  ITS OWN TAX
ADVISOR WITH RESPECT TO THE PARTICULAR TAX  CONSEQUENCES OF THE  DISTRIBUTION OF
THE RIGHTS OR THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

            The federal income tax  consequences for a holder of common stock on the  receipt of  subscription  rights  and the  exercise  of such  rights are as follows:

            o    A holder will not recognize  taxable  income for federal income tax  purposes in  connection  with the receipt of  subscription rights.

            o    Except as provided in the following sentence,  the tax basis of the  subscription  rights received by a holder will be zero. If either (i) the fair market value of the subscription  rights on the date such  subscription  rights are distributed is equal to at least  15% of the  fair  market  value  on such  date of the common stock with respect to which the subscription  rights are received or (ii) the holder irrevocably  elects, by attaching a statement to its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax  basis  of such  common  stock  to the  subscription rights,  then upon  exercise of the  subscription  rights,  the holder's  tax  basis  in the  common  stock  will be  allocated between  the  common  stock  and  the  subscription  rights  in proportion to their  respective  fair market values on the date the  subscription  rights are  distributed.  A holder's holding period for the  subscription  rights  received will include the holder's  holding  period for the common  stock with respect to which the  subscription  rights were received.  We believe that the fair  market  value  of the  subscription  rights  will not exceed  15% of the fair  market  value of the  common  stock to which the subscription rights relate.

            o    A holder that allows the subscription rights received to expire will not recognize  any gain or loss,  and the tax basis of the common  stock owned by such  holder with  respect to which such subscription  rights were  distributed will be equal to the tax basis of such common  stock  immediately  before the receipt of the subscription rights.

            o    A holder will not  recognize any gain or loss upon the exercise of the subscription rights.

            o    The tax basis of the common stock acquired  through exercise of the subscription  rights will equal the sum of the subscription price for the common stock and the holder's tax basis,  if any, in the subscription rights as described above.

            o    The  holding  period  for the  common  stock  acquired  through exercise of the subscription  rights will begin on the date the subscription rights are exercised.

                                       43

                              PLAN OF DISTRIBUTION

            We are offering the shares of our common stock underlying the rights directly to you. We have not employed any brokers,  dealers or  underwriters  in connection  with the  solicitation  or exercise of  subscription  rights in this offering and no  commissions,  fees or discounts will be paid in connection with this offering. Wachovia Bank, N.A. is acting as our subscription agent to effect the exercise of the rights and the issuance of the  underlying  shares of common stock.  Therefore,  we anticipate that our officers' and employees' role will be limited to:

            o    Responding to inquiries of potential  purchasers,  provided the
                 response   is  limited   to   information   contained   in  the
                 registration statement of which this prospectus is a part; and

            o    Ministerial   and   clerical   work   involved   in   effecting
                 transactions  pertaining  to  the  sale  of  the  common  stock underlying the rights.

            We intend to  distribute  and deliver this  prospectus by hand or by mail  only,  and not by  electronic  delivery.  Also,  we intend to use  printed prospectuses only, and not any other forms of prospectus.

            We have distributed to the holders of record of our common stock, at the  close of  business  on  _____,  2004,  at no  charge,  one  nontransferable
subscription   right  for  each  share  of  our  common  stock  they  own.  Each subscription  right is a right to  purchase  ___ shares of our common  stock and carries  with  it  a  basic  subscription  privilege  and  an  over-subscription privilege.  The basic  subscription  privilege  of each  right  entitles  you to purchase  ___ shares of our common stock at a  subscription  price of $_____ per share.  You may  exercise  any number of your  subscription  rights,  or you may choose not to exercise  any  subscription  rights.  We will not  distribute  any fractional shares or pay cash in lieu of fractional  shares, but will round down the aggregate  number of shares you are entitled to receive to the nearest whole number.

            We do not expect that all of our  stockholders  will exercise all of their basic subscription privileges. By extending  over-subscription  privileges to our  stockholders,  we are providing  stockholders that exercise all of their basic subscription privileges with the opportunity to purchase those shares that are not purchased by other stockholders.

            If you wish to exercise your over-subscription privilege, you should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  stockholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription  privileges. Also, pursuant to the terms of our  charter,  we believe that you will not be allowed to subscribe for a number of shares  that  would  increase  your  ownership  of our shares of common stock to 4.9% or above of our then  outstanding  shares of common  stock, unless you  already  owned at least  5.0% of our  common  stock on the date such restriction  became effective.  See "Questions and Answers About This Offering -
WILL I ALWAYS RECEIVE THE FULL NUMBER OF SHARES THAT I OVER-SUBSCRIBE FOR?"

            As soon as  practicable  after the expiration  date,  Wachovia Bank,
N.A.,  acting as our  subscription  agent,  and we will  determine the number of shares of common stock that you may purchase  pursuant to the  over-subscription privilege.  You will receive  certificates  representing these shares as soon as practicable  after the  expiration  date. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest. In connection with the exercise of the over-subscription  privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial

                                       44

owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription privilege,  by each  beneficial  owner on whose  behalf  the  nominee  holder is acting.

            We will pay MacKenzie  Partners,  Inc., the information agent, a fee of approximately $7,500 plus expenses, and Wachovia Bank, N.A., the subscription agent,  a fee of  approximately  $10,000 plus  expenses,  for their  services in connection  with this offering.  We also have agreed to indemnify  under certain circumstances  the  information  agent  and  the  subscription  agent  from  any liability it may incur in connection with this offering.

            We expect that shares of our common  stock  issued upon the exercise of  subscription  rights will be listed on the Nasdaq  Stock  Market's  SmallCap
Market  under the symbol  "WEFN,"  the same  symbol  under  which our  currently outstanding shares of common stock now trade.

                                       45

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

            The following  sets forth the name,  present  principal  occupation, employment history and material occupations,  positions, offices and employments for the past five years and ages as of June 15, 2004, for our executive officers and directors.  Members of the Board of Directors are elected at annual meetings of stockholders and serve until their respective successors shall have been duly elected and qualified.

Name                      Age      Position
----                      ---      --------

Warren G. Lichtenstein    38       Chairman and Chief Executive Officer
Glen M. Kassan            60       Vice President, Chief Financial Officer and
                                   Secretary
James R. Henderson        46       President and Chief Operating Officer
Jack L. Howard            42       Vice President and Director
Joseph L. Mullen          57       Director
Mark E. Schwarz           43       Director
Howard Mileaf             67       Director

            WARREN G.  LICHTENSTEIN  has served as a director of ours since 1996 and as our  Chairman  and Chief  Executive  Officer  since  December  1997.  Mr.
Lichtenstein  also served as President from December 1997 through December 2003.
Mr.  Lichtenstein  has served as the  Chairman of the Board,  Secretary  and the
Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners
II, L.P.  ("Steel") since January 1, 1996. Prior to such time, Mr.  Lichtenstein was the  Chairman  and a director of Steel  Partners,  Ltd.  ("Old  Ltd."),  the general  partner  of Steel  Partners  Associates,  L.P.,  which was the  general partner of Steel, from 1993 until prior to January 1, 1996. Mr. Lichtenstein was the acquisition/risk  arbitrage analyst at Ballantrae Partners,  L.P., a private investment  partnership  formed to invest in risk arbitrage,  special situations and undervalued  companies,  from 1988 to 1990. Mr. Lichtenstein has served as a director  of  Gateway  Industries,  Inc.  ("Gateway"),  a provider  of  database development  and Web site  design and  development  services,  since 1994 and as
Chairman of the Board and Chief Executive Officer from 1995 to February 2004. He has served as a director of SL Industries,  Inc. ("SL"), a designer and producer of  proprietary  advanced  systems and  equipment for the power and data quality industry,  from  1993 to 1997 and  since  January  2002.  He has  served  as the
Chairman of the Board and Chief Executive Officer of SL since February 2002. Mr.
Lichtenstein  has served as a Director  and the  President  and Chief  Executive
Officer of Steel Partners,  Ltd. ("New Ltd."), a management and advisory company that provides  management services to Steel and other affiliates of Steel, since
June 1999 and as its Secretary and Treasurer from May 2001 to December 2003. Mr.
Lichtenstein served as President of an entity previously known as Steel Partners
Services,  Ltd. ("SPS"),  a management and advisory  company,  from October 1999 through  March  2002.  SPS  provided  management  services  to Steel  and  other affiliates  of Steel  until  March 2002,  when New Ltd.  acquired  the rights to provide certain management  services from SPS. He has also served as Chairman of
the  Board  of  Directors  of  Caribbean   Fertilizer  Group  Ltd.   ("Caribbean
Fertilizer"),  a private  company  engaged  in the  production  of  agricultural products in Puerto Rico and Jamaica, since June 2000. Mr. Lichtenstein is also a director of the following  other  publicly  held  companies:  Layne  Christensen
Company,   a  provider  of  products  and  services  for  the  water,   mineral,
construction and energy markets;  and United Industrial  Corporation  ("UIC"), a designer and producer of defense,  training,  transportation and energy systems.
He also serves as Chairman of the Board of UIC.  Mr.  Lichtenstein  devotes such time to our business affairs and operations as he deems necessary to perform his duties, which changes from time to time.

            GLEN M.  KASSAN has served as our Vice  President,  Chief  Financial
Officer and Secretary since June 2000. He has served as Executive Vice President of New Ltd.  since March 2002.  Mr. Kassan served as Executive Vice President of
SPS from June 2001  through  March 2002 and Vice  President  from  October  1999 through May 2001.  He has also served as Vice Chairman of the Board of Directors of Caribbean Fertilizer since June 2000. Mr. Kassan is a director and has served as President of SL since January 2002 and February 2002, respectively. From 1997 to 1998, Mr. Kassan served as Chairman and Chief Executive  Officer of Long Term
Care Services,  Inc., a privately owned  healthcare  services  company which Mr.
Kassan  co-founded  in 1994 and  initially  served  as Vice  Chairman  and Chief
Financial Officer. Mr. Kassan is currently a director of UIC. Mr. Kassan devotes such time to our  business  affairs  and  operations  as he deems  necessary  to perform his duties, which changes from time to time.

                                       46

            JAMES R.  HENDERSON has served as our President and Chief  Operating
Officer since  December  2003,  and was the Vice  President of  Operations  from
September 2000 through  December 2003. He has served as a director of Del Global
Technologies   Corp.,  a  designer  and  manufacturer  of  medical  imaging  and diagnostic systems, since November 2003. He has also served as a director of the
WebBank  subsidiary since March 2002 and a director and Chief Operating  Officer of Holdings since January 2000. Mr.  Henderson has served as a Vice President of
New Ltd. since March 2002. Mr.  Henderson served as a Vice President of SPS from
August 1999 through March 2002. He has also served as President of Gateway since
December 2001.  Mr.  Henderson  served as a director and acting Chief  Executive
Officer  of  ECC   International   Corp.,   a   manufacturer   and  marketer  of
computer-controlled simulators for training personnel to perform maintenance and operator  procedures  on military  weapons,  from  December  1999 and July 2002, respectively,  until  September  2003.  He has served as a director  of SL since
January  2002.  From  January  2001 to  August  2001,  Mr.  Henderson  served as
President of MDM  Technologies,  Inc., a direct mail and marketing  company that was  principally  controlled by our Chief Executive  Officer and Chairman.  From
1996 to July 1999, Mr.  Henderson was employed in various  positions with Aydin, which  included a tenure as President and Chief  Operating  Officer from October
1998 to June  1999.  Prior to his  employment  with  Aydin,  Mr.  Henderson  was employed  as an  executive  with UNISYS  Corporation,  an  e-business  solutions provider. Mr. Henderson devotes such time to our business affairs and operations as he deems necessary to perform his duties, which changes from time to time.

            JACK L.  HOWARD has served as a director of ours since 1996 and Vice
President since December 1997. From December 1997 to May 2000, Mr. Howard served as our Secretary,  Treasurer and Chief Financial Officer. For more than the past five  years,  Mr.  Howard has been a principal  of Mutual  Securities,  Inc.,  a registered broker-dealer.  He served as Vice President of Gateway since December
2001 and as a director  since May 1994.  He has served as  Chairman of the Board and Chief  Executive  Officer of Gateway since  February  2004.  Mr. Howard is a director  of Pubco  Corporation,  a  manufacturer  and  distributor  of printing supplies  and  construction  equipment.  Mr.  Howard  devotes  such  time to our business  affairs and  operations  as he deems  necessary to perform his duties, which changes from time to time.

            JOSEPH L. MULLEN has served as a director of ours since 1995.  Since
January  1994,   Mr.  Mullen  has  served  as  Managing   Partner  of  Li  Moran
International,  a management  consulting company, and has functioned as a senior officer overseeing the merchandise and marketing  departments for such companies as Leewards  Creative Crafts Inc., Office Depot of Warsaw,  Poland,  and Camelot
Music.

            MARK E. SCHWARZ has served as a director of ours since July 2001. He has  served as the  general  partner,  directly  or  through  entities  which he controls,  of Newcastle  Partners,  L.P., a private investment firm, since 1993.
Mr. Schwarz was Vice President and Manager of Sandera Capital, L.L.C., a private investment  firm affiliated with Hunt Financial  Group,  L.L.C.,  a Dallas-based investment  firm associated  with the Lamar Hunt family  ("Hunt"),  from 1995 to
September 1999 and a securities  analyst and portfolio Manager for SCM Advisors,
L.L.C., formerly a Hunt-affiliated  registered investment advisor, from May 1993 to 1996. Mr. Schwarz currently serves as a director of the following  companies:
SL;  Nashua  Corporation,  a  specialty  paper,  label,  and  printing  supplies manufacturer;  Bell  Industries,  Inc.,  a  provider  of  computer  systems  and services;  New Century  Equity  Holdings  Corp., a company  formerly  engaged in investing in  high-growth  companies;  and Pizza Inn,  Inc.,  a  franchisor  and operator of pizza  restaurants.  Mr.  Schwarz has served as a director and Chief
Executive  Officer  and  President  of Geoworks  Corporation,  an entity with no significant business operations,  since May 2003. Mr. Schwarz has also served as
Chairman of the Board of  Directors  of Hallmark  Financial  Services,  Inc.,  a
property and casualty insurance holding company,  since October 2001, and as its
Chief  Executive  Officer since  January  2003.  From October 1998 through April
1999, Mr. Schwarz served as a director of Aydin Corporation ("Aydin"), a defense electronics manufacturer.

            HOWARD MILEAF has served as a director of ours since  December 2002.
He has been a director of Neuberger  Berman Mutual Funds since 1985.  Mr. Mileaf has served as a director  of WHX  Corporation  ("WHX"),  a NYSE  listed  holding company, since August 2002. From May 1993 to December 2001, Mr. Mileaf served as
Vice President and General Counsel of WHX.

EXECUTIVE COMPENSATION

            SUMMARY COMPENSATION

                                       47

            The  following   table  sets  forth   information   concerning   the
compensation  paid by us during the fiscal years ended  December 31, 2003,  2002 and 2001 to our Chief Executive  Officer.  No other executive  officer  received annual  compensation in excess of $100,000 during the fiscal year ended December
31, 2003.

                                           ANNUAL COMPENSATION           LONG-TERM
                                                                       COMPENSATION
                                                                         SECURITIES     ALL OTHER
                                    FISCAL                               UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      SALARY($)    BONUS($)     OPTIONS(#)     ($)(1)
                                    ------     ---------    --------     ----------     ------

Warren Lichtenstein, Chairman and     2003         --          --            --        310,000
Chief Executive Officer
                                      2002         --          --            --        310,000
                                      2001         --          --            --        310,000

--------------------
            (1) Represents  aggregate  management fees earned by Steel Partners,
Ltd. (for 2003 and for a portion of 2002) and Steel Partners Services, Ltd. (for a portion of 2002 and for 2001),  entities  controlled  by Warren  Lichtenstein, from us. For information  relating to the management functions performed by such entities, see "Certain Relationships and Related Transactions."

            STOCK OPTIONS

            None of our executive  officers were granted any options  during the fiscal  year ended  December  31, 2003 nor did Mr.  Lichtenstein  hold any Stock
Options as of December 31, 2003.

            EMPLOYMENT AGREEMENTS

            We currently have no employment  agreements,  compensatory  plans or arrangements with any executive officer.

DIRECTOR COMPENSATION

            Our Board of  Directors  has  authorized  the payment to each of our non-employee  directors  a retainer  fee of $3,000  per  quarter in cash for his services as a director during 2004 and meeting fees of $1,000 per meeting of the
Board and $500 per meeting of a committee  of the Board ($375 to the extent such committee  meeting  is held on the  same  day as a Board  meeting)  during  2004 pursuant  to the  terms of the Long Term  Stock  Incentive  Plan  (the  "Plan").
Pursuant to the Plan,  the three  non-employee  directors  entitled to such fees elected to receive  their fees in stock  options in lieu of cash,  with exercise prices  based on the  market  price of our  common  stock on the date of  grant.
Officers, who are directors,  do not receive annual or per meeting compensation.
Howard Mileaf, as chairman of our audit committee, receives chairmanship fees of
$2,500 per  quarter.  During 2003,  our  non-employee  directors  were also paid
$10,000  each for  their  review of the  registration  statement  of which  this prospectus is a part.

EQUITY COMPENSATION PLAN INFORMATION

                                                                                         Number of securities remaining
                                      Number of securities to be                         available for future issuance under
                                      issued upon                   Weighted-average     equity compensation plans
                                      exercise of outstanding       exercise price of    (excluding securities reflected in
                                      options                       outstanding options  column (a))

Plan Category                          (a)                           (b)                 (c)
-------------                         ----                          ----                 ----
Equity compensation plans             92,976                        $4.48                902,774
approved by security
holders(1)

Equity compensation plans             0                             0                    0
not approved by security
holders

Total                                 92,976                        $4.48                902,774

--------------------

            (1) Consists of the Plan.

                                       48

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Pursuant to a management  agreement  (the  "Management  Agreement"), approved by a majority of our disinterested  directors,  between us and SPS (and subsequently  assigned to Steel Partners,  Ltd.  ("SPL")),  SPL provides us with office  space and certain  management,  consulting  and advisory  services.  The
Management  Agreement  is  automatically  renewable  on an annual  basis  unless terminated  by  either  party,  for any  reason,  upon at least 60 days  written notice. The Management Agreement also provides that we shall indemnify, save and hold SPL harmless  from and against any  obligation,  liability,  cost or damage resulting from SPL's actions under the terms of the Management Agreement, except to the extent  occasioned  by gross  negligence  or willful  misconduct of SPL's officers, directors or employees.

            Pursuant  to  an  employee   allocation   agreement  (the  "Employee
Allocation  Agreement")  between WebBank and SPS (and  subsequently  assigned to
SPL),  Mr. Jim Henderson,  an employee of SPL and an executive  officer of ours, performs  services  in the area of  management,  accounting  and  finances,  and identifies  business  opportunities,  and such other  services as are reasonably requested by WebBank.  The Employee Allocation  Agreement will continue in force until terminated by either of the parties upon 30 days written notice.

            Prior to March  26,  2002,  the  original  counterparty  to both the
Management  Agreement and the Employee Allocation Agreement was SPS. As of March
26, 2002, the Management and the Employee Allocation  Agreements described above were  assigned by SPS to SPL and the  employees of SPS became  employees of SPL.
Warren  Lichtenstein,  our Chairman and Chief Executive Officer, is an affiliate of SPL based on his ownership of SPL,  directly and through Steel, and by virtue of his positions as Chairman,  President and Chief Executive Officer of SPL. Mr.
Lichtenstein is the sole managing  member of the general  partner of Steel.  Mr.
Lichtenstein disclaims beneficial ownership of the shares of common stock of SPL owned by Steel (except to the extent of his pecuniary interest in such shares of common stock).

            In  consideration  of the  services  rendered  under the  Management
Agreement,  SPL charges us a fixed  monthly  fee  totaling  $310,000  per annum, adjustable  annually  upon  agreement  of us and SPL.  In  consideration  of the services provided under the Employee Allocation  Agreement,  SPL charges WebBank
$100,000 per annum. The fees payable by WebBank are included in the fees payable by us under the Management Agreement.  We believe that the cost of obtaining the type and quality of services  rendered by SPL under the  Management and Employee
Allocation  Agreements  is no less  favorable  than  the  cost at  which  we and
WebBank, respectively, could obtain from unaffiliated entities.

            During the fiscal year ended  December 31, 2003,  SPL billed us fees with  respect  to fiscal  2003 of  $310,000,  for  services  rendered  under the
Management  Agreement.  Included in these fees was $100,000  paid by WebBank for services  rendered under the Employee  Allocation  Agreement.  During the fiscal year ended  December 31, 2002, SPL and SPS billed us fees with respect to fiscal
2002 of $232,500 and $77,500,  respectively,  for  services  rendered  under the
Management  Agreement.  Included in these fees was $100,000  paid by WebBank for services rendered under the Employee Allocation  Agreement.  The fees payable by
WebBank are included in the fees payable by us under the Management Agreement.

                                       49

            Pursuant  to a  sourcing  and  servicing  agreement  (the  "Rockland
Agreement")  between  WebBank and  Rockland  Credit  Finance  LLC  ("Rockland"),
Rockland  performs both  sourcing and  servicing  functions on behalf of WebBank related to WebBank's accounts receivable factoring program.  John Fox, the owner of Rockland,  is a former  employee of WebBank.  During 2003,  Rockland was paid
$255,000 in cash management fees and earned  $1,019,000 in total management fees under the terms of the Rockland  Agreement.  During 2002,  the first year of the
Rockland Agreement, Rockland was paid $56,000 in cash management fees and earned
$571,000 in total  management  fees under the terms of the  Rockland  Agreement.
Management  fees are paid quarterly and accrued  monthly by WebBank.  Notices of termination  have been issued with respect to the Rockland  Agreement  and other accounts receivable factoring and service arrangements.  See "Risk Factors - OUR
BUSINESS COULD BE HARMED IF A CERTAIN ACCOUNTS RECEIVABLE  FACTORING AND SERVICE
ARRANGEMENT TERMINATES."

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

            The  following  table sets  forth  information  as of June 15,  2004 regarding the  beneficial  ownership of our common stock by each person known by us to own  beneficially  more  than  5% of our  common  stock,  by  each  of our directors,  our Chief  Executive  Officer,  and by all  directors  and executive officers as a group.

                                         Amount and
                                          Nature of
                                         Beneficial
Name and Address                        Ownership (1)     Percentage of Class
----------------                        -------------     -------------------

Warren G. Lichtenstein                  1,739,845(2)          39.8%
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Steel Partners II, L.P.                 1,737,345              39.8%
590 Madison Avenue, 32nd Floor
New York, New York 10022

Jack L. Howard                             42,617(3)             *
c/o Mutual Securities, Inc.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Joseph L. Mullen                           15,962(4)             *
c/o Li Moran International, Inc.
611 Broadway, Suite 722
New York, New York 10012

Mark E. Schwarz                            10,344(5)             *
c/o Newcastle Capital Management, L.P.
300 Crescent Court, Suite 1110
Dallas, Texas 75201

Howard Mileaf                                 955(6)             *
64 Brookdale Court
Highland Park, New Jersey 08904

All directors and executive officers    1,859,723(7)          41.9%
as a group (seven persons)
----------------------
*Less than 1%

                                       50

(1)        A person is deemed to be the  beneficial  owner of voting  securities that can be  acquired  by such  person  within 60 days after June 15,
           2004  upon  the   exercise  of  options,   warrants  or   convertible
           securities.   Each  beneficial   owner's   percentage   ownership  is
           determined  by  assuming  that  options,   warrants  or   convertible
           securities  that are held by such  person  (but not those held by any other  person) and that are  currently  exercisable  (i.e.,  that are exercisable  within 60 days after June 15, 2004) have been exercised.
           Unless  otherwise  noted,  we believe  that all persons  named in the table have sole  voting  and  investment  power  with  respect to all shares beneficially owned by them.

(2)        Consists of (i) 2,500  shares of common  stock owned  directly by Mr.
           Lichtenstein;  and (ii)  1,737,345  shares of common  stock  owned by
           Steel Partners II, L.P. ("Steel"), which is also separately listed in the security  ownership  table.  As the sole  managing  member of the general  partner  of Steel,  Mr.  Lichtenstein  has sole  voting  and investment  power  over the  1,737,345  shares  owned by  Steel.  Mr.
           Lichtenstein  disclaims  beneficial ownership of the shares of common stock owned by Steel except to the extent of his  pecuniary  interest therein.

(3)        Consists of (i) 36,417  shares of common stock owned  directly by Mr.
           Howard;  (ii) 3,000  shares of common  stock  owned by Mr.  Howard in joint tenancy with his spouse; and (iii) 3,200 shares of common stock owned by JL Howard, Inc., a California  corporation controlled by Mr.
           Howard.

(4)         Consists of (i) 4,285 shares of common stock; and (ii) 11,677 shares of common stock issuable upon the exercise of options within 60 days of June 15, 2004 granted to Mr. Mullen.

(5)         Consists of 10,344 shares of common stock issuable upon the exercise of options within 60 days of June 15, 2004 granted to Mr. Schwarz.

(6)         Consists of 955 shares of common stock issuable upon the exercise of options within 60 days of June 15, 2004 granted to Mr. Mileaf.

(7)        Consists  of  the  shares  and  options  held  by the  directors  and executive  officers named in this security ownership table and 50,000 shares of common stock  issuable upon the exercise of options  within
           60 days of June  15,  2004  held by  executive  officers  who are not specifically named in this security ownership table.

                                       51

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

            The  following  information  describes our capital stock and certain provisions of our certificate of incorporation, as amended, and our bylaws. This description  is  only  a  summary.  You  should  refer  to  the  certificate  of incorporation, as amended and the bylaws as filed with the SEC.

            Our authorized capital stock consists of 50,000,000 shares of common stock,  $.001 par value,  and 10,000,000  shares of preferred  stock,  $.001 par value.

COMMON STOCK

            As of June 15, 2004,  there are 4,366,866 shares of our common stock outstanding.  Based upon the number of shares  outstanding  and giving effect to the  issuance  of  4,366,866  shares of common  stock upon the  exercise  of the subscription rights offered hereby, there will be 8,733,732 shares of our common stock outstanding.

            The  holders of our common  stock are  entitled to one vote for each share held on all matters  submitted  to a vote of the  stockholders  and do not have any  cumulative  voting rights.  Accordingly,  holders of a majority of the shares of common stock  entitled to vote in any election of directors  may elect all of the  directors  standing  for  election.  Holders of our common stock are entitled  to  receive  proportionally  any  dividends  declared  by our board of directors,  subject to any preferential dividend rights of outstanding preferred stock.

            In the event of our liquidation,  dissolution or winding up, holders of our common stock are entitled to share ratably in all assets  remaining after payment of all debts and other  liabilities,  subject to the prior rights of any outstanding  preferred  stock.  Holders of our common stock have no  preemptive, subscription,  redemption  or conversion  rights.  The rights,  preferences  and privileges  of holders of our common  stock are subject to, and may be adversely affected  by, the rights of holders of shares of any series of  preferred  stock that we may designate and issue in the future.

PREFERRED STOCK

            Under the terms of our  certificate of  incorporation,  our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval.  The board has discretion to determine the rights, preferences,  privileges and  restrictions,  including  voting rights,  dividend rights,  conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

            The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing desirable  flexibility in connection with possible  acquisitions and other corporate purposes,  could make it more difficult for a third party to acquire,  or could  discourage a third party from  acquiring,  a majority of our outstanding voting stock.

            As of the date hereof,  there are no shares of our  preferred  stock outstanding.

OPTIONS AND WARRANTS

            There are presently outstanding options to purchase 72,976 shares of our common stock,  pursuant to our stock option plan. The average exercise price of such options is $4.30 per share.

CHANGE OF CONTROL PROTECTIONS

            TRANSFER RESTRICTIONS.

                                       52

            Our certificate of incorporation also specifically  provides that in order  to  preserve  certain  tax  benefits  to which we are  entitled  to,  the following  restrictions  shall apply:  no  stockholder  may sell or transfer any shares of our common stock if such  transaction  would cause their  ownership of common stock (i) to increase to 4.9% or above of our then outstanding  shares of common  stock or (ii) to  increase  from  4.9% or above to a  greater  ownership percentage,  unless they already  owned at least 5.0% of our common stock on the date such restriction became effective. This provision exists to protect certain tax  benefits  that we have,  but we believe  also has the effect of  preventing third parties, who currently do not own more than 4.9% of our common stock, from acquiring a significant percentage of our common stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

            We are subject to Section 203 of the  General  Corporate  Law of the
State of Delaware,  which,  subject to certain exceptions,  prohibits a Delaware corporation  from  engaging  in any  business  combination  with any  interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

            o    prior to such date,  the board of directors of the  corporation approved  either the business  combination  or the  transaction that  resulted  in  the  stockholders  becoming  an  interested stockholder;

            o    upon  consummation  of the  transaction  that  resulted  in the stockholder becoming an interested stockholder,  the interested stockholder  owned  at  least  85% of the  voting  stock of the corporation  outstanding at the time the transaction commenced, excluding  for  purposes of  determining  the numbers of shares owned by persons who are  directors  and also  officers  and by employee stock plans in which employee participants do not have the  right to  determine  confidentially  whether  shares  held subject to the plan will be  tendered  in a tender or  exchange offer; or

            o    on or  subsequent  to such date,  the business  combination  is approved by the board of directors and  authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative  vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

            Section 203 defines business combination to include:

            o    any merger or  consolidation  involving the corporation and the interested stockholder;

            o    any sale, transfer,  pledge or other disposition of 10% or more of the  assets  of the  corporation  involving  the  interested stockholder;

            o    subject to certain exceptions,  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

            o    any transaction  involving the corporation  that has the effect of increasing the proportionate share of the stock of any class
                 or  series  of  the  corporation   beneficially  owned  by  the
                 interested stockholder; or

            o    the receipt by the interested stockholder of the benefit of any
                 loans,  advances,   guarantees,   pledges  or  other  financial
                 benefits provided by or through the corporation.

            In general,  Section 203 defines an  interested  stockholder  as any entity or person beneficially owning 15% or more of the outstanding voting stock of the  corporation  and any entity or person  affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

            The transfer  agent and  registrar  for our common stock is Wachovia
Bank, N.A.

                                       53

                                  LEGAL MATTERS

            The  validity of the shares of common stock  offered  hereby will be passed upon for us by Olshan Grundman Frome  Rosenzweig &Wolosky LLP, New York,
New York.

                                     EXPERTS

            The consolidated financial statements of WebFinancial Corporation at
December  31, 2003 and 2002,  and for each of the years then ended,  included in this prospectus and elsewhere in the registration  statement,  have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report with respect thereto.  Such consolidated  financial  statements are included  herein in  reliance  upon the  authority  of such firm as  experts  in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the  informational  requirements of the Securities
Exchange Act of 1934.  Accordingly,  we file reports, proxy statements and other information  with the SEC. You may read and copy any materials that we file with the  SEC  at  the  SEC's  Public  Reference  Room  at 450  Fifth  Street,  N.W.,
Washington,  D.C.  20549 upon  payment of the  prescribed  fees.  You may obtain information on the operation of the Public  Reference Room by calling the SEC at
1-800-SEC-0330.  The SEC also maintains an Internet site that contains  reports, proxy and information  statements and other materials that are filed through the
SEC's Electronic Data Gathering,  Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.  We also post our SEC filings on our web site at http://www.webfinancialcorporation.com.

            This  prospectus is part of a registration  statement filed with the
SEC.  This  prospectus  does not contain all the  information  contained  in the registration  statement.  This prospectus  contains a general description of our company and the securities being offered upon exercise of the rights. You should read this  prospectus  together  with the  additional  information  found in the registration statement. The full registration statement can be obtained from the
SEC.

            You can  request  a copy of any  document  filed  with the SEC at no cost, by writing or telephoning us at the following:

                            WebFinancial Corporation
                         590 Madison Avenue, 32nd Floor
                            New York, New York 10022
                        Attention: Warren G. Lichtenstein
                            Telephone: (212) 758-3232

                                       54

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Financial
     Condition (Unaudited) at March 31, 2004.................................F-28

Condensed Consolidated Statements of Operations and
     Comprehensive Income (Unaudited)
     for the Three Months Ended  March 31, 2004 and 2003.....................F-30

Condensed Consolidated Statements of Cash Flows (Unaudited)
     for the Three Months Ended March 31, 2004 and 2003......................F-32

Notes to Condensed Consolidated Financial Statements (Unaudited).............F-34

                                      F-1

            MANAGEMENT'S REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

The consolidated  financial statements on the following pages have been prepared by management in  conformity  with  generally  accepted  accounting  principles.
Management  is  responsible  for the  reliability  and fairness of the financial statements and other financial information included herein.

To meet its responsibilities with respect to financial  information,  management maintains and enforces  internal  accounting  policies,  procedures and controls which are designed to provide  reasonable  assurance that assets are safeguarded and that  transactions  are properly  recorded and executed in  accordance  with management's  authorization.  Management  believes that our accounting  controls provide  reasonable,  but not absolute,  assurance that errors or irregularities which could be material to the  financial  statements  are prevented or would be detected  within a timely  period  by our  personnel  in the  normal  course  of performing  their  assigned  functions.  The concept of reasonable  assurance is based on the  recognition  that the  cost of  controls  should  not  exceed  the expected benefits.

The  responsibility  of our  independent  auditors,  Grant  Thornton  LLP, is to conduct their audit in accordance with auditing standards  generally accepted in the United States of America. In carrying out this responsibility,  they planned and  performed  their audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement,  whether caused by error or fraud.

The Audit  Committee of the Board of Directors  met three times with  management and Grant Thornton LLP to discuss  auditing and financial  matters and to assure that each is carrying out its responsibilities.  Grant Thornton LLP has full and free  access  to the  Audit  Committee  and met with it by  telephone,  with and without  management  being  present,  to discuss  the results of their audit and their opinions on the quality of financial reporting.

By: /s/ Warren G. Lichtenstein
    --------------------------
    Warren G. Lichtenstein
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ Glen M. Kassan
    ------------------
    Glen M. Kassan
    Vice President and Chief Financial Officer
    (Principal Financial and Accounting Officer)

                                      F-2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and
Shareholders of WebFinancial Corporation

We have audited the accompanying  consolidated statements of financial condition of  WebFinancial  Corporation and  subsidiaries  (a Delaware  corporation) as of
December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders'  equity,  and cash  flows for each of the two years in the  period ended December 31, 2003. These financial  statements are the  responsibility  of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all  material  respects,  the  financial  position  of  WebFinancial
Corporation  and  subsidiaries as of December 31, 2003 and 2002, and the results of their  operations  and their  cash flows for the each of the two years in the period  ended  December 31,  2003,  in  conformity  with  accounting  principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Salt Lake City, Utah
March 16, 2004

                                      F-3

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Amounts in thousands except share data)

                                                                  DECEMBER 31,    DECEMBER 31,
                                                                     2003            2002
                                                                  --------         --------
ASSETS
  Cash and due from banks                                         $     15         $    152
  Interest bearing deposits in other banks                           6,265            2,697
  Federal funds sold                                                   965            3,697
                                                                  --------         --------
     Total cash and cash equivalents                                 7,245            6,546

  Investment securities (note 2)
     Held-to-maturity (estimated fair value of $49 and $20
         at December 31, 2003 and 2002)                                 48               19
     Available-for-sale                                                324            1,722
                                                                  --------         --------
         Total investment securities                                   372            1,741

  Loans, net (note 3)                                                8,819           11,826
   Purchased receivables (note 3)
     Accounts receivable factoring                                   7,352            4,622
     Other                                                             268              479
  Allowance for credit losses (note 4)                              (1,302)          (1,526)
                                                                  --------         --------
         Total loans, net                                           15,137           15,401

  Foreclosed assets                                                    200               36

  Premises and equipment, net (note 8)                                  15               41
  Accrued interest receivable                                          244              259
  Goodwill                                                           1,380            1,380
  Deferred tax asset (note 12)                                         757                -
  Other assets (note 16)                                             1,098              761
                                                                  --------         --------
                                                                  $ 26,448         $ 26,165
                                                                  ========         ========

                                   (continued)

                                      F-4

                                   WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (continued)
                                   (Amounts in thousands except share data)

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Non interest-bearing demand                                            $    206         $    668
      NOW/MMA accounts                                                            347              680
      Certificates of deposit (note 6)                                         11,364           12,272
                                                                             --------         --------
   Total deposits                                                              11,917           13,620

   Other liabilities                                                              377              919
                                                                             --------         --------
   Total liabilities before minority interests                                 12,294           14,539

   Minority interests                                                             463              356
   Commitments and contingencies (notes 7, 11 and 14)                               -                -

   Stockholders' Equity (notes 2, 10, and 15)
      Preferred stock, 10,000,000 shares authorized, none issued                    -                -
      Common stock, 50,000,000 shares authorized;
          $.001 par value, 4,366,866 shares issued and outstanding at
          December 31, 2003 and at December 31, 2002                                4                4
      Paid-in capital                                                          36,606           36,606
      Accumulated deficit                                                     (22,974)         (25,083)
      Accumulated other comprehensive income (loss)                                55             (257)
                                                                             --------         --------

   Total stockholders' equity                                                  13,691           11,270
                                                                             --------         --------
                                                                             $ 26,448         $ 26,165
                                                                             ========         ========

THE  ACCOMPANYING  NOTES  ARE AN  INTEGRAL  PART OF THE  CONSOLIDATED  FINANCIAL
STATEMENTS.

                                      F-5

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (Amounts in thousands except share data)

                                                             YEAR ENDED       YEAR ENDED
                                                             DECEMBER 31,     DECEMBER 31,
                                                                2003              2002
                                                               -------         -------
Interest income
    Loans, including fees                                      $   858         $ 1,078
    Purchased receivables
          Accounts receivable factoring                          3,200           1,429
          Other                                                     32              63
    Interest bearing deposits in other banks                        17              53
    Federal funds sold                                              42              28
    Investment securities                                           84              39
                                                               -------         -------
          Total interest income                                  4,233           2,690

Interest expense
    Deposits                                                       336             334
    Federal funds purchased                                          -               1
                                                               -------         -------
               Total interest expense                              336             335

               Net interest income before provision
               (credit) for credit losses                        3,897           2,355

Provision (credit) for credit losses (note 4)                      394             (60)
                                                               -------         -------

               Net interest income after provision
               (credit) for credit losses                        3,503           2,415

Noninterest income
    Gain on sale of assets                                         811             318
    Fee income                                                     494             402
    Miscellaneous income (note 17)                                 275             441
                                                               -------         -------
          Total noninterest income                               1,580           1,161

Noninterest expenses (note 5)
    Salaries, wages, and benefits                                  996             949
    Professional and legal fees                                    441             504
    Accounts receivable factoring management
          and broker fees                                          867             599
    Other management fees - related party                          310             310
    Loss on impairment of securities available-for-sale            334               -
    Other general and administrative                               675             734
                                                               -------         -------
          Total noninterest expenses                             3,623           3,096
                                                               -------         -------

               Operating income                                  1,460             480

Income tax benefit (note 12)                                      (756)            (10)
                                                               -------         -------

Income before minority interest                                  2,216             490

(Income) attributable to minority interests                       (107)            (31)
                                                               -------         -------
          Net income                                           $ 2,109         $   459
                                                               =======         =======

                                   (continued)

                                       F-6

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF EARNINGS (continued)
                    (Amounts in thousands except share data)

                                                  YEAR ENDED           YEAR ENDED
                                                 DECEMBER 31,         DECEMBER 31,
                                                     2003                 2002
                                                     ----                 ----

Income per common share:
    Basic                                        $         .48        $         .11
    Diluted                                      $         .48        $         .11

Weighted average number of common shares:
    Basic                                            4,366,866            4,366,866
    Diluted                                          4,368,165            4,367,142

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-7

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002
                    (Amounts in thousands except share data)

                                                                                                 ACCUMULATED
                                         COMMON STOCK             PAID-IN       ACCUMULATED        OTHER               TOTAL
                                     SHARES          AMOUNT       CAPITAL         DEFICIT       COMPREHENSIVE     STOCKHOLDERS'
                                     ------          ------       -------         -------        INCOME (LOSS)         EQUITY
                                                                                                 -------------    --------------

Balance at January 1, 2002         4,366,866       $        4     $   36,606    $  (25,542)    $        2          $    11,070

Comprehensive income :
     Net income                            -                -              -           459              -                  459
     Unrealized holding loss
     arising during period
     net of tax                            -                -              -             -           (259)                (259)
                                   ---------       ----------     ----------    ----------     ----------          -----------
Total comprehensive income                 -                -              -           459           (259)                 200
                                   ---------       ----------     ----------    ----------     ----------          -----------

 Balance at December 31, 2002      4,366,866                4         36,606       (25,083)          (257)              11,270

Comprehensive income :
    Net income                             -                -              -         2,109              -                2,109
    Unrealized holding gain
     arising during period,
     net of tax                            -                -              -             -            312                  312
                                   ---------       ----------     ----------    ----------     ----------          -----------
Total comprehensive income                 -                -              -         2,109            312                2,421
                                   ---------       ----------     ----------    ----------     ----------          -----------
Balance at December 31,
2003                               4,366,866       $        4     $   36,606    $  (22,974)    $       55          $    13,691
                                   =========       ==========     ==========    ==========     ==========          ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-8

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                        YEAR ENDED     YEAR ENDED
                                                                       DECEMBER 31,    DECEMBER 31,
                                                                           2003            2002
                                                                           ----            ----
Cash flows from operating activities:
Net income from operations                                              $ 2,109         $   459
Adjustments to reconcile net loss to net cash
    provided by operating activities:
          Minority interest                                                 107              31
          Provision (credit) for credit losses                              394             (60)
          Depreciation                                                       21              37
          Abandonment of premises and equipment                               5               -
          Gain on sale of securities available-for-sale                    (891)              -
          Loss on impairment of securities available-for-sale               334               -
          Gain on sale of loans                                             (24)              -
          (Gain) loss on sale of foreclosed assets                          104             (90)
          Write down of foreclosed assets                                    20              29
          Accretion of deferred loan fees, net                             (123)           (118)
          Amortization of other assets                                        7              15
          Amortization of servicing assets                                   45              35
          Deferred tax asset                                               (757)              -
    Change in operating assets and liabilities:
          Accrued interest receivable                                        15            (205)
          Other assets                                                     (389)             88
          Other liabilities                                                (542)            750
                                                                        -------         -------

               Net cash provided by
               operating activities                                         435             971
                                                                        -------         -------

Cash flows from investing activities:
    Purchase of securities held-to-maturity                                 (40)              -
    Principal payments received on securities held-to-maturity               11               6
    Purchase of securities available-for-sale                            (2,675)         (2,571)
    Sales of securities available-for-sale                                2,641             694
    Principal payments received on securities available-for-sale          2,302             158
    Sale of SBA loans                                                       558               -
    Loans originated and principal collections, net                       2,357             463
    Purchased accounts receivable factoring originated
          and principal collections, net                                 (3,330)         (4,622)
    Purchased other receivables originated and
          principal collections, net                                        211            (479)
    Purchase of premises and equipment                                        -              (3)
    Proceeds (settlement adjustments) from sale
          of foreclosed assets                                              (68)            528
                                                                        -------         -------

               Net cash provided by (used in)
               investing activities                                       1,967          (5,826)
                                                                        -------         -------

                                   (continued)

                                      F-9

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                                                              YEAR ENDED    YEAR ENDED
                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2003          2002
                                                              -------         -------

Cash flows from financing activities:
    Net increase (decrease) in demand deposits                   (462)            593
    Net increase (decrease) in NOW/MMA accounts                  (333)            661
    Net increase (decrease) in certificates of deposit           (908)          5,052
                                                              -------         -------

Net cash provided by (used in) financing activities            (1,703)          6,306
                                                              -------         -------
Net increase in cash and cash equivalents                         699           1,451

Cash and cash equivalents at beginning of year                  6,546           5,095
                                                              -------         -------
Cash and cash equivalents at end of year                      $ 7,245         $ 6,546
                                                              =======         =======
Supplemental disclosure of cash flow information:
    Cash paid for interest                                    $   402         $   273
    Cash paid for (refunded from) income taxes                      2             (10)

Supplemental disclosure of additional non-cash
    activities:

At December  31,  2003,  the Company  had a balance of net  unrealized  gains on securities of $55,  which is shown in  accumulated  other  comprehensive  income
(loss) on the balance sheet. As a result, accumulated other comprehensive income
(loss) was increased by $312. At December 31, 2002, the Company had a balance of net  unrealized  losses on securities of $(257),  which is shown in  accumulated other comprehensive income (loss) on the balance sheet. As a result, accumulated other comprehensive income (loss) was decreased by $(259).

During 2003, the Company wrote off premises and equipment with a cost of $18 and accumulated depreciation of $13, and during 2002, the Company wrote off $192 of fully depreciated assets.

During 2003 and 2002, the Company  acquired  foreclosed  assets of $220 and $54, respectively, in lieu of loan payments.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

                                      F-10

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002
           (All numbers except shares and per share data in thousands)

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION-- The  consolidated  financial  statements  include  the  financial statements  of  WebFinancial  Corporation  and  its  subsidiaries:  WebFinancial
Holdings  Corporation  ("Holdings"),   WebBank  ("WebBank"),  Praxis  Investment
Advisers,  Inc. ("Praxis"),  WebFinancial  Government Lending, Inc. ("Lending"),
and Web Film Financial, Inc. ("Film"),  collectively referred to as the Company.
WebFinancial  Corporation  owns 93  percent  of  WebBank  and an  unconsolidated individual  owns 7 percent of WebBank.  WebBank is a  Utah-chartered  industrial loan corporation,  and is subject to comprehensive regulation,  examination, and supervision by the Federal Deposit Insurance Corporation ("FDIC"), and the State
of Utah Department of Financial  Institutions.  WebBank provides  commercial and consumer  specialty  finance  services.  Lending was  organized  to provide U.S.
Department of  Agriculture  loan  originations,  sales and  servicing.  Film was organized to finance the production and  distribution of a motion picture.  Both
Film and Praxis are inactive.  All significant  intercompany  balances have been eliminated in consolidation.

BASIS OF  PRESENTATION  AND USE OF ESTIMATES-- The  preparation of  consolidated financial statements in conformity with accounting principles generally accepted in the United  States of  America  requires  management  to make  estimates  and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of contingent  assets and liabilities at the date of the consolidated financial  statements and the reported  amounts of revenues and expenses  during the  reporting  period.  Actual  results  could differ from those  estimates.  A material estimate that is particularly  susceptible to significant change in the near-term  relates to the  determination  of the allowance for credit losses and the valuation of real estate  acquired in  connection  with  foreclosures  or in satisfaction of loans. In connection with the determination of the allowance for credit losses and the valuation of real estate,  management obtains  independent appraisals for significant properties.

CASH  AND  CASH   EQUIVALENTS-- Cash  and  cash  equivalents  include  cash  and noninterest bearing deposits in depository  institutions,  plus interest-bearing deposits  with banks and  investments  in cash  management  funds.  The  Company considers all highly liquid debt  instruments with maturities of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market.

INCOME PER  SHARE-- Basic  income per common share is calculated by dividing net income  by the  weighted-average  number of common  shares  outstanding  for the period.  Diluted income per common share reflects the maximum dilutive effect of common stock issuable upon exercise of stock options and stock warrants.

INVESTMENT   SECURITIES-- The   Company  classifies  its  securities  as  either
available-for-sale  or held-to-maturity.  Held-to-maturity  securities are those debt  securities  that the  Company  has the  ability  and  intent to hold until maturity.  All other securities not included in held-to-maturity  are classified as available-for-sale.

Held-to-maturity  securities  are recorded at amortized  cost,  adjusted for the
amortization   or  accretion  of  premiums  or   discounts.   Available-for-sale
securities  are recorded at fair value.  Unrealized  holding  gains or losses on available-for-sale  securities  are excluded from  earnings and reported,  until realized,  in  accumulated  other  comprehensive  income  (loss)  as a  separate component  of  stockholders'  equity.  A  decline  in the  market  value  of any available-for-sale or held-to-maturity  security below cost that is deemed other than temporary is charged to earnings  resulting in the  establishment  of a new cost basis for the  security.  Premiums and  discounts are amortized or accreted over the life of the related  security as an  adjustment  to the yield using the effective-interest  method.  Dividend and  interest  income is  recognized  when
earned.    Realized   gains   and   losses   for   securities    classified   as
available-for-sale  or held-to-maturity are included in earnings and are derived using the specific-identification method.

LOANS AND PURCHASED RECEIVABLES-- The Company, through WebBank, grants mortgage, commercial and consumer loans to customers. Loans that management has the intent and  ability to hold for the  foreseeable  future or until  maturity  or pay-off generally are reported at their outstanding  unpaid principal  balances adjusted for charge-offs,  the allowance for loan losses,  and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.
Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on commercial loans is discontinued at the time the loan is 90 days  delinquent  unless  the  credit is  well-secured  and in  process of collection. Credit card loans and other personal loans are typically charged off

                                      F-11

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off  at an earlier  date if  collection  of  principal  or  interest  is considered doubtful.

All interest  accrued but not  collected for loans that are placed on nonaccrual or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual  status when all the principal and interest amounts  contractually  due are brought current and future payments are reasonably assured.

WebBank purchases  receivable  balances from customers at a discounted rate. The receivables  to be  purchased  from any  given  customer  are  determined  using
WebBank's credit granting policies.  Receivable  purchases have full recourse to the  customer  and are  accounted  for as a  purchase  under the  guidelines  of
Financial  Accounting  Standards Board (FASB) Statement of Financial  Accounting
Standards No. 140.

Purchased receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid  principal  balances  reduced by any  charge-off  or  specific  valuation accounts  and  net of any  deferred  fees  or  costs  on  originated  loans,  or unamortized premiums or discounts on purchased loans.

In February  2004,  various  agreements  regarding  purchased  receivables  were canceled. See Note 20 for additional information.

The Company has originated  loans to customers under a United States  Department of Agriculture  ("USDA") program that generally  provides for USDA guarantees of
70 percent to 90 percent of each loan. The Company sold the  guaranteed  portion of each loan to a third party and retained the  unguaranteed  portion in its own portfolio.  Loans  held-for-sale  are carried at the lower of cost or  estimated market value in the aggregate.

The Company is  required  to retain a minimum of five  percent of each USDA loan sold and to service the loan for the  investor.  Based on the specific loan sale agreement that the Company enters into with the investor, the difference between the yield on the loan and the  yield  paid to the  buyer is the  servicing  fee.
Loans serviced for others approximated  $28,194 and $36,263 at December 31, 2003 and  2002,  respectively.  These  loans  are not  included  in the  accompanying statements of financial  condition.  Fees earned for servicing  loans for others are  reported as income when the  related  loan  payments  are  collected,  less amortization of the servicing asset. Loan servicing costs are charged to expense as incurred.

CREDIT RELATED FINANCIAL  INSTRUMENTS-- In the ordinary course of business,  the
Company has entered into  commitments  to extend credit,  including  commitments under accounts receivable factoring and credit card arrangements. Such financial instruments are recorded when they are funded.

LOAN  IMPAIRMENT-- A   loan is  considered   impaired  when,  based  on  current
information  and events,  it is probable that the Bank will be unable to collect the  scheduled  payments of  principal  and interest  when due  according to the contractual  terms of the loan  agreement.  Factors  considered by management in determining  impairment  include  payment  status,  collateral  value,  and  the probability of collecting  scheduled  principal and interest  payments when due.
Loans  that  experience  insignificant  payment  delays and  payment  shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment  shortfalls on a case-by-case  basis,  taking into consideration  all of the  circumstances  surrounding the loan and the borrower, including  the length of the delay,  the reasons for the delay,  the  borrower's prior  payment  record,  and the  amount of the  shortfall  in  relation  to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial  loans by either the  present  value of  expected  future  cash flows discounted at the loan's effective  interest rate, the loan's  obtainable market price, or the fair value of the collateral if the loan is secured by collateral.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly,  the Company does not separately  identify  individual consumer and finance receivables for impairment disclosures.

ALLOWANCE FOR CREDIT  LOSSES-- The allowance for credit losses is established as losses are  estimated to have  occurred  through a provision  for credit  losses charged to  earnings.  Credit  losses are  charged  against the  allowance  when management  believes the  uncollectibility  of a loan or  receivable  balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The  allowance  for credit  losses is evaluated on a regular basis by management and is based upon  management's  periodic  review of the  collectibility  of the amounts due in light of historical experience, the nature and volume of the loan

                                      F-12

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

portfolio,  adverse  situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.
This  evaluation is  inherently  subjective  as it requires  estimates  that are susceptible to significant revision as more information becomes available.

The  allowance  for  purchased  receivable  losses,  which is included  with the allowance for credit losses,  is increased by charges to income and decreased by charge offs (net recoveries).  Management's  periodic evaluation of the adequacy of the  allowance is based on the  Company's  past  purchased  receivables  loss experience,  known and inherent risks in the portfolio,  adverse situations that may affect the debtor's  ability to repay, the estimated value of any underlying collateral and current economic  conditions.  Purchased  receivables are charged off when they are 90 days  contractually past due, at which time the Company may enforce the  recourse  agreement  to collect  from the  customer  the  remaining outstanding balances.

NONACCRUAL  LOANS--  Accrual of interest is discontinued on a loan when the loan is 90 days past due or when management believes,  after considering economic and business  conditions  and  collection  efforts,  that the  borrower's  financial condition is such that  collection of interest is doubtful.  Interest  income on nonaccrual loans is credited to income only to the extent interest  payments are received. Loans are restored to accrual of interest when delinquent payments are received in full.  Additionally,  the Company uses the cost recovery  accounting method to recognize interest income on impaired loans.

PREMISES AND  EQUIPMENT--  Premises  and  equipment  are stated at cost,  net of
accumulated   depreciation  and  amortization.   Depreciation  of  premises  and
equipment is computed by the  straight-line  method over estimated  useful lives from one to five  years  for  book  purposes  and  accelerated  methods  for tax purposes.  Leasehold  improvements  are amortized  over the terms of the related leases or the estimated useful lives of the improvements,  whichever is shorter.
Useful lives of leasehold  improvements are between three and five years. Normal recurring repair and maintenance costs are expensed as incurred.

INCOME  TAXES-- The Company uses the liability  method of accounting  for income taxes.  Under the  liability  method,  deferred  tax  assets  and  deferred  tax liabilities  are  recognized  for the future tax  consequences  attributable  to differences  between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and deferred  tax  liabilities  are measured using  enacted  tax rates  expected  to apply to taxable  income in the years in which those temporary  differences are expected to be recovered or settled.  The effect on deferred tax assets and deferred  tax  liabilities  of a change in tax rates is recognized in income in the period that includes the enactment date.

GOODWILL-- The Company evaluates their goodwill for impairment at least annually at a  reporting  unit level.  The Company  completed  its annual  evaluation  of impairment of goodwill and determined that no impairment  exists at December 31,
2003 or 2002.

FORECLOSED  ASSETS-- Assets acquired  through,  or in lieu of, loan foreclosures are  held  for  sale  and  initially  recorded  at  fair  value  at the  date of foreclosure,  establishing a new cost basis. Subsequent to foreclosure, periodic valuations  are  performed and the asset is carried at the lower of the carrying amount or fair value,  less cost to sell.  Revenue and expenses from  operations and  changes in the  valuation  allowance  are  included  in net  expenses  from foreclosed assets.

TRANSFERS OF FINANCIAL  ASSETS-- Transfers of financial assets are accounted for as sales,  when  control  over the assets  has been  surrendered.  Control  over transferred  assets is deemed to be  surrendered  when (1) the assets  have been isolated  from  the  Company  (2) the  transferee  obtains  the  right  (free of conditions  that constrain it from taking  advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the  transferred  assets  through an agreement to  repurchase  them before their maturity.

ACCOUNTING  FOR  IMPAIRMENT  OF  LONG-LIVED  ASSETS--  The  Company  reviews its long-lived  assets for impairment  whenever  events or changes in  circumstances indicate  that  the  carrying  amount  of  an  asset  may  not  be  recoverable.
Recoverability  of  assets  held and used is  measured  by a  comparison  of the carrying amount of the asset to future  undiscounted  net cash flows expected to be generated by the asset.  If such assets are  considered  to be impaired,  the impairment  to be  recognized  is measured  by the amount by which the  carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

COMPREHENSIVE  INCOME  (LOSS)-- Accounting  principles  generally  require  that recognized  revenue,  expenses,  gains and  losses be  included  in net  income.
Although certain changes in assets and liabilities, such as unrealized gains and

                                      F-13

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

losses on securities available for sale, are reported as a separate component of the equity section of the balance sheet, such items,  along with net income, are components of comprehensive income.

The  components  of other  comprehensive  income and  related tax effects are as follows:

                                                       Year ended December 31,
                                                       -----------------------
                                                      2003               2002
                                                      ----               -----
Unrealized holding gains (losses)  on
  available-for-sale securities                     $ 869               $(259)
Gain on sale of securities in net income             (891)                  -
Reclassification adjustment-loss included
  in net income                                       334                   -
Net unrealized holding gains (losses)                 312                (259)
Tax effect                                              -                   -
                                                    -----               -----
Net-of-tax amount                                   $ 312               $(259)
                                                    =====               =====

STOCK-BASED  COMPENSATION-- The Company has applied the disclosure provisions of
Statement of Financial  Accounting  Standards  (SFAS) No. 148,  "Accounting  for
Stock-Based  Compensation  -  Transition  and  Disclosure - An Amendment of FASB
Statement No. 123" for the years ended 2003 and 2002.  Issued in December  2002,
SFAS No. 148 amends SFAS No. 123,  "Accounting for Stock Based  Compensation" to
provide  alternative  methods of transition  for a voluntary  change to the fair value based method of accounting for stock based  compensation.  As permitted by
SFAS No. 148,  the Company is allowed to continue to measure  compensation  cost for those plans using the intrinsic value based method of accounting  prescribed by Accounting  Principles  Board Opinion No. 25,  Accounting for Stock Issued to
Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an  employee  must pay to acquire  the stock.  Stock  options  issued  under the
Company's stock option plan have no intrinsic value at the grant date, and under
Opinion No. 25 no  compensation  cost is  recognized  for them.  The Company has elected to continue with the accounting  methodology in Opinion No. 25 and, as a result,  has provided pro forma disclosures of net income and earnings per share and other disclosures,  as if the fair value based method of accounting had been applied.  The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. (See Note 10.)

The  following  table  illustrates  the effect on net  earnings and earnings per share if the Company had applied the fair value  recognition  provisions of SFAS
No.123,  as amended  by SFAS No. 148 to stock  based  compensation  (amounts  in thousands except per share amounts):

                                                                            Year ended           Year ended
                                                                           December 31,         December 31,
                                                                               2003                 2002
                                                                               ----                 ----
      Net income                                          As reported      $      2,109         $      459
      Total stock-based employee
      compensation expense
      determined under fair value based method for all
      awards net of related tax effects
                                                                                      -                (30)
                                                                           --------------------------------
                                                          Pro forma        $      2,109         $      429
                                                                           ============         ===========

      Basic and diluted
      net income per share                                As reported      $        .48         $      .11
                                                          Pro forma        $        .48         $      .10

                                      F-14

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were no options  granted in 2003. For 2002, in  determining  the pro forma amounts  shown in the preceding  table,  the fair value of each option grant was estimated on the date of the grant using the Black-Scholes  option pricing model with weighted  average  assumptions  for the year ended  December 31, 2002 which include a risk-free  interest rate of 4.0 percent,  expected dividend yield of 0 percent,  expected lives of 5 years, and expected  volatility of 69 percent.  No options  were  granted  to  non-employees  for  services  during  the year ended
December 31, 2002.

RECLASSIFICATION-- Certain immaterial  amounts  as of and  for  the  year  ended
December 31, 2001 and the year ended December 31, 2002 have been reclassified to conform with the 2003 presentation.

NEW  ACCOUNTING  PRONOUNCEMENTS-- In April 2003,  the FASB issued SFAS No. 149,
"Accounting  for Derivative  Instruments and Hedging  Activities."  SFAS No. 149
amends  SFAS  No.  133,  "Accounting  for  Derivative  Instruments  and  Hedging
Activities."  SFAS No.  149  improves  financial  reporting  by  requiring  that contracts with comparable  characteristics be accounted for similarly.  SFAS No.
149 is effective for contracts  entered into or modified after June 30, 2003 and should be  applied  prospectively.  The  Company  adopted  SFAS No.  149 with no material impact on its financial condition or results of operations for the year ended December 31, 2003.

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with  Characteristics  of both Liabilities and Equity." SFAS No. 150 improves  financial  reporting  by  establishing  standards  for  how an  issuer classifies and measures certain financial  instruments with  characteristics  of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified  after May 31, 2003,  and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted  SFAS No. 150 with no  material  impact on its  financial  condition  or results of operations for the year ended December 31, 2003.

The Bank adopted  Emerging  Issues Task Force (EITF) 03-1, "The Meaning of Other
than Temporary  Impairment and Its  Application to Certain  Investments,"  as of
December 31, 2003. EITF 03-1 includes certain disclosures regarding quantitative and qualitative  disclosures for investment  securities  accounted for under FAS
115,  "Accounting for Certain  Investments in Debt and Equity  Securities," that are impaired at the balance sheet date, but an  other-than-temporary  impairment has not been  recognized.  The disclosure  requires a table of securities  which
have  unrealized  losses  as  of  the  reporting  date,   distinguished  between
securities  which have been in a  continuous  unrealized  loss  position  for 12 months  or more and less  than 12  months.  The  table is to  include  aggregate unrealized  losses and fair value of securities  whose fair value are below book value as of the reporting date.  Additional  information,  in narrative form, is required that provides sufficient information to allow financial statement users to understand the quantitative disclosures and the information that the investor considered in reaching the conclusion  that the  impairments  are not other than temporary.  At December 31, 2003, the Company did not have any unrealized losses on investment securities.

2.     INVESTMENT SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses are summarized as follows:

                                                            DECEMBER 31, 2003

                                                            HELD-TO-MATURITY
                                               ------------------------------------------
                                                            GROSS      GROSS    ESTIMATED
                                               AMORTIZED  UNREALIZED UNREALIZED   FAIR
                                                 COST       GAINS     LOSSES     VALUE
                                               ---------  ---------- ---------- ---------

Collateralized mortgage backed securities        $ 8        $ 1      $   -        $ 9

State and municipal securities                    40          -          -         40
                                               ---------  ---------- ---------- ---------
                                                 $48        $ 1      $   -        $49
                                               =========  ========== ========== =========

                                      F-15

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                           AVAILABLE-FOR-SALE
                                                --------------------------------------------
                                                            GROSS         GROSS    ESTIMATED
                                                AMORTIZED  UNREALIZED   UNREALIZED   FAIR
                                                COST        GAINS        LOSSES      VALUE
                                                ----        -----        ------      -----

Collateralized mortgage backed securities        $ 66        $  -       $   -        $ 66

Equity securities                                 203          55           -         258
                                                 ----        ----        ----        ----

                                                 $269        $ 55       $   -        $324
                                                 ====        ====        ====        ====

                                                                             DECEMBER 31, 2002

                                                                              HELD-TO-MATURITY
                                                 ---------------------------------------------------------------------------
                                                                           GROSS              GROSS            ESTIMATED
                                                   AMORTIZED            UNREALIZED         UNREALIZED             FAIR
                                                     COST                  GAINS             LOSSES               VALUE
                                                 ----------------    ----------------   ----------------    ----------------

Collateralized mortgage backed securities        $             19    $              1   $              -    $             20
                                                 ================    ================   ================    ================

                                                                 AVAILABLE-FOR-SALE
                                                 -------------------------------------------------------
                                                                   GROSS           GROSS        ESTIMATED
                                                  AMORTIZED     UNREALIZED      UNREALIZED        FAIR
                                                    COST           GAINS          LOSSES          VALUE
                                                 -------        -------         -------         -------
Collateralized mortgage backed securities        $   103        $     -         $     -         $   103

Equity securities                                  1,878              -            (259)          1,619
                                                 -------        -------         -------         -------
                                                 $ 1,981              -            (259)        $ 1,722
                                                 =======        =======         =======         =======

The  amortized  cost and  estimated  market value of  investment  securities  at
December 31, 2003, by contractual  maturity,  are shown below.  The  contractual
maturity  of   collateralized   mortgage   backed   securities  and  equity  are
indeterminable   or  not  applicable.   Expected   maturities  may  differ  from
contractual  maturities  because borrowers have the right to prepay  obligations with or without penalties.

                                                  HELD-TO-MATURITY      AVAILABLE-FOR-SALE
                                                 -----------------------------------------
                                                            ESTIMATED            ESTIMATED
                                                 AMORTIZED    FAIR    AMORTIZED    FAIR
                                                   COST      VALUE      COST       VALUE
Due after one year through five years            $      40  $      40 $       -  $       -

Mortgage-backed securities not due at a
  single maturity date, maturing through 2024            8          8        66         66
                                                 ---------  --------- ---------  ---------
                                                 $      48  $      48 $      66  $      66
                                                 =========  ========= =========  =========

No individual  securities  were in an  unrealized  loss position at December 31,
2003.

Proceeds from maturities, calls, and principal payments of securities classified as  available-for-sale  were $2,302 in 2003 and $158 in 2002. Proceeds from sale of  securities  available-for-sale  were $2,641 in 2003 and $694 in 2002.  Gross realized  gains on the sales were $891 in 2003 and $0 in 2002 and gross realized losses  on the  sales  were $0 in 2003  and $0 in 2002  based  on the  "specific identification method."

                                      F-16

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    LOANS

Loans and purchased  receivables at December 31, 2003 and 2002 are summarized as follows:

                                           2003              2002
                                         --------         --------
Commercial loans                         $  8,823         $ 11,872
Installment loans                              89              168
Deferred income                               (93)            (214)
Purchased receivables
    Accounts receivable factoring           7,352            4,622
    Other                                     268              479
                                         --------         --------
                                         $ 16,439         $ 16,927
                                         ========         ========

Loans to fifteen customers  comprise  approximately 55 percent of total loans at
December 31, 2003. At December 31, 2003,  $268 of the loans in the portfolio had a fixed interest rate ($479 at December 31, 2002) and $89 of the Company's loans were  unsecured  ($168 at December 31,  2002).  The ability of the  borrowers to repay their  obligations  is dependent  upon  economic  conditions  within their respective regions as well as the financial condition of the borrowers.

The Company had $1,251 and $1,171 of loans on which the accrual of interest  has been  discontinued  or reduced at December 31, 2003 and 2002,  respectively.  If income on those loans had been accrued, such income would have approximated $111 and $150 for 2003 and 2002, respectively.

The following is a summary of information pertaining to impaired loans:

                                                      2003          2002
                                                     ------        ------
Impaired loans without a valuation allowance$             -    $        -
Impaired loans with a valuation allowance             1,251         1,171
                                                     ------        ------
Total impaired loans                                 $1,251        $1,171
                                                     ======        ======
Valuation allowance related to impaired loans        $  622        $  483

The  valuation  allowance  for impaired  loans is included in the  allowance for credit losses in Note 4.

                                                       2003         2002
                                                       -----        ----
Average investment in impaired loans                 $1,119        $1,453
Interest income accrued on impaired loans            $             $    -
Interest income recognized on a cash basis on
  impaired loans                                     $   17        $   36

4.     ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is summarized as follows:

                                                  2003            2002
                                                --------        -------
Beginning balance                               $ 1,526         $ 1,972
Additions:
    Provision (credit) for credit losses            394             (60)
    Recoveries                                        -               -
Deduction-loan charge-offs                         (618)           (386)
                                                --------        -------
Ending balance                                  $ 1,302         $ 1,526
                                                =======         =======

The Company  considers the allowance for credit losses  adequate to cover losses inherent in loans,  loan  commitments and purchased  receivables at December 31,
2003.  However,  no  assurance  can be given that the  Company  will not, in any

                                      F-17

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

particular  period,  sustain  credit  losses that are sizable in relation to the amount reserved, or that subsequent evaluations of the loan portfolio,  in light of the factors then prevailing,  including economic conditions and the Company's ongoing  examination  process  and  that of its  regulators,  will  not  require significant increases in the allowance for credit losses.

5.   RELATED PARTY TRANSACTIONS

Pursuant to a management agreement (the "Management  Agreement"),  approved by a majority of the Company's  disinterested  directors,  between the Company and an entity formerly known as Steel Partners Services, Ltd. ("SPS") (and subsequently assigned to Steel Partners,  Ltd. ("New Ltd.")),  New Ltd.  provides the Company with office space and certain management,  consulting and advisory services. The
Management  Agreement  is  automatically  renewable  on an annual  basis  unless terminated  by  either  party,  for any  reason,  upon at least 60 days  written notice. The Management Agreement also provides that the Company shall indemnify, save and hold SPS harmless from and against any obligation,  liability,  cost or damage resulting from SPS's actions under the terms of the Management Agreement, except to the extent  occasioned by gross  negligence  or willful  misconduct of
SPS's officers, directors or employees.

Pursuant  to  an  employee  allocation   agreement  (the  "Employee   Allocation
Agreement") between WebBank and SPS (and subsequently assigned to New Ltd.), Jim
Henderson,  an  employee  of New Ltd.  and  executive  officer  of the  Company, performs  services in the area of  management,  accounting and finances and such other services as are reasonably  requested by WebBank.  The Employee Allocation
Agreement will continue in force until  terminated by either of the parties upon
30 days written notice.

Prior to March  26,  2002,  the  original  counterparty  to both the  Management
Agreement and the Employee  Allocation  Agreement was SPS. As of March 26, 2002,
the Management  Agreement and the Employee Allocation  Agreement described above were  assigned by SPS to New Ltd. and the  employees of SPS became  employees of
New Ltd.  Warren  Lichtenstein,  the  Company's  President  and Chief  Executive
Officer,  is an  affiliate  of New Ltd.  based  on his  ownership  of New  Ltd., directly and through  Steel  Partners II, L.P.  ("Steel"),  and by virtue of his positions as Chairman,  President  and Chief  Executive  Officer of New Ltd. Mr.
Lichtenstein is the sole managing  member of the general  partner of Steel.  Mr.
Lichtenstein disclaims beneficial ownership of the shares of Common Stock of New
Ltd.  owned by Steel  (except to the extent of his  pecuniary  interest  in such shares of Common Stock).

In consideration of the services  rendered under the Management  Agreement,  New
Ltd.  charges  the  Company a fixed  monthly fee  totaling  $310,000  per annum, adjustable  annually upon agreement of the Company and New Ltd. In consideration of the services  provided  under the  Employee  Allocation  Agreement,  New Ltd.
charges WebBank  $100,000 per annum. The fees payable by WebBank are included in the fees  payable by the Company  under the  Management  Agreement.  The Company believes that the cost of obtaining the type and quality of services rendered by
New Ltd. under the Management  Agreement and Employee Allocation Agreement is no
less  favorable  than the cost at which the  Company and  WebBank,  respectively could obtain from unaffiliated entities.

During the fiscal  year ended  December  31,  2003,  New Ltd.  billed  fees with respect to fiscal 2003 of $310,000 to the Company for  services  rendered  under the  Management  Agreement.  Included in these fees was $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement. During the fiscal year ended  December  31,  2002,  New Ltd.  and SPS billed fees with  respect to fiscal 2002 of $232,000  and $77,500  respectively  to the Company for  services rendered  under the Management  Agreement.  Included in these fees were $100,000 paid by WebBank for services rendered under the Employee Allocation Agreement.

Pursuant  to a sourcing  and  servicing  agreement  (the  "Rockland  Agreement")
between WebBank and Rockland Credit Finance LLC ("Rockland"),  Rockland performs both sourcing and servicing  functions on behalf of WebBank related to WebBank's accounts receivable  factoring program.  During 2003, Rockland was paid $255,000 in cash management fees and earned $1,019,000 in total management fees under the terms of the Rockland Agreement.  During 2002, Rockland was paid $56,000 in cash

                                      F-18

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

management fees and earned $571,000 in total  management fees under the terms of the Rockland  Agreement.  Management fees are paid quarterly and accrued monthly by  WebBank.  Subsequent  to year end  2003,  WebBank  gave  Rockland  notice of termination of their Sourcing and Servicing Agreement (see "Note 20 - Subsequent
Events").

6.    CERTIFICATES OF DEPOSIT

         Certificates of deposit at December 31, 2003 and 2002 are summarized as follows:

                                                                 WEIGHTED                       WEIGHTED
                                                                 AVERAGE                        AVERAGE
                                                                   RATE           2003            RATE          2002
                                                               ------------    ----------------------------  -----------
               Certificates of deposit greater than $100            1.96%      $     11,364           2.90%  $   12,272

               Other certificates of deposit                           -                  -              -            1
                                                                               ------------                  -----------
                                                                    1.96%      $     11,364           2.90%  $   12,272
                                                                               ============                  ===========

Maturities of certificates of deposit as of December 31, 2003 are as follows:

            Year ending December 31,

                   2004                       $ 6,265

                   2005                         5,099
                                              -------

                                              $11,364
                                              =======

7.    SHORT-TERM BORROWINGS

            In April  2002,  WebBank  obtained a secured  federal  funds line of credit for $500 with a commercial  bank.  The  interest  rate  approximated  the federal funds rate. The security consisted of WebBank's  investment portfolio of mortgage  backed  securities.  The secured  federal funds line of credit was not used in 2002.  In March  2003,  the  secured  line of credit was  replaced by an unsecured  federal  funds line of credit for the same amount with the same bank.
Neither the secured or unsecured lines of credit were used in 2003.

8.    PREMISES AND EQUIPMENT

Premises and equipment at December 31, are summarized as follows:

                                                     2003              2002
                                                    ----               ----
Leasehold improvements                              $ 39               $ 39
Furniture and equipment                               69                 87
                                                    ----               ----

                                                     108                126
Less accumulated depreciation and amortization        93                 85
                                                    ----               ----

                                                    $ 15               $ 41
                                                    ====               ====

9.     INCOME PER SHARE

The following data was used in computing earnings per share:

                                      F-19

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                    Year ended
                                                                            2003                   2002
                                                                        ----------               ----------
Income available to common shareholders                                 $    2,109               $      459
                                                                        ----------               ----------

                                               Basic
                                               -----
Shares
Common shares outstanding entire period                                  4,366,866                4,366,866
  Weighted average common shares:
   Issued during period                                                          -                        -
   Canceled during period                                                        -                        -
                                                                        ----------               ----------

Weighted average common shares outstanding during period
             -basic                                                      4,366,866                4,366,866
                                                                        ==========               ==========
Income per share  - basic                                               $      .48               $      .11
                                                                        ==========               ==========

                                               Diluted
                                               -------
Shares
Weighted average common shares outstanding during period
           -basic                                                        4,366,866                4,366,866
Dilutive effect on in-the-money stock options                                1,299                      276
                                                                        ----------               ----------
Weighted average common share outstanding during period
          -diluted                                                       4,368,165                4,367,142
                                                                        ===================================
Income per common share  - diluted                                      $      .48               $      .11
                                                                        ===================================

10.         STOCK OPTIONS AND WARRANTS

The Board of  Directors  of the  Company,  at its meeting on  September 2, 1998, approved the merger of all  previous  stock  incentive  plans into the new stock option plan (the Merged Plan).  At the annual meeting held November 4, 1998, the shareholders  approved  the merger and certain  amendments  to the Merged  Plan.
Approved  were the grants of certain  stock-based  incentives  and other  equity interests  to  employees,  directors,  and  consultants.  A maximum of 1,000,000 shares may be issued under the Merged Plan. The options are vested  according to varied schedules,  exercisable when vested,  and expire five years from the date of issuance.  At December 31, 2003, there were 902,774 options  remaining in the
Merged Plan available for granting.

The following table summarizes stock option activity:

                                               Year ended Year ended                    Year ended Year ended
                                                December 31, 2003                        December 31, 2002
                                                              Weighted-                                 Weighted-
                                           Number              average               Number              average
                                          of shares            exercise             of shares           exercise
                                          (1,000's)             price               (1,000's)             price
                                      --------------------------------------    -------------------------------------
Options outstanding at
  beginning of year                           468           $       3.98                  469          $   4.02

Options granted                                 -           $       -                      15          $   2.14

                                      F-20

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options cancelled                            (375)          $       3.86                  (16)         $   3.41

Options exercised                               -                   -                      -                -
                                      ------------------                     ------------------
Options outstanding at
  end of year                                  93           $      4.48                    468         $   3.98
                                      ==================                     ==================

Options exercisable at
  end of year                                  93           $      4.48                    464         $   3.99

Weighted-average fair
  value of options granted
  during the year (all at                                   $       -                                  $   1.27
  market)

The following table summarizes  information about stock options with fixed terms outstanding at December 31, 2003:

                                               Options outstanding                   Options exercisable
                                               -------------------                   -------------------
                              Number              Weighted                                  Number
                            outstanding           average              Weighted          exercisable         Weighted
         Range of           (000's) at           remaining              average           (000's) at          average
         Exercise          December 31,         contractual            exercise          December 31,        exercise
          Prices               2003            life in years           price ($)             2003            price ($)
          ------               ----            -------------           ---------             ----            ---------
$   1.500 to 2.549              13                  3.6                  1.97                 13               1.97
$   2.550 to 3.440              35                  1.8                  3.25                 35               3.25
$   3.441 to 5.130              20                   .1                  5.13                 20               5.13
$   6.471 to 7.000              25                   .8                  7.00                 25               7.00
                                --                                                            --
                                93                                                            93
                                ==                                                            ==

11.    EMPLOYEE BENEFIT PLAN AND INCENTIVE PROGRAM

WebBank has a 401(k) profit  sharing plan,  covering  employees who meet age and service requirements.  Plan participants vest ratably and are fully vested after five years of service. WebBank matches employee contributions up to five percent of covered  compensation at two hundred percent of the employee's  contribution.
Contributions  to the plan amounted to  approximately  $22 and $37 for the years ended December 31, 2003 and 2002, respectively.

12.    INCOME TAXES

Income taxes (benefit) expense consist of the following:

                      2003        2002
                     -----       -----
Current              $   1       $ (10)
Deferred              (757)          -
                     -----       -----
                     $(756)      $ (10)
                     =====       =====

A  reconciliation  of income  taxes  (benefit)  expense  computed at the federal statutory rate of 34% is as follows:

                                     2003        2002
                                   -------     -------
Federal income taxes               $   496     $   163
State income taxes                      48          16
Change in valuation allowance       (1,302)       (179)
Other                                    2         (10)
                                   -------     -------
                                   $  (756)    $   (10)
                                   =======     =======

                                      F-21

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary  differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                            December 31,        December 31,
                                               2003                 2002
                                            -------               -------
Deferred tax assets:
     Net operating loss carry forward       $14,559             $  15,029
     Accrued vacation                            17                     8
     Allowance for loan losses                  486                   569
     Premises and equipment                      33                    34
                                            -------               -------
        Total deferred tax assets            15,095                15,640
        Less valuation allowance             14,338                15,640
                                            -------               -------
Net deferred tax asset                      $   757             $       -
                                            =======               =======

The net change in the total valuation  allowance for the year ended December 31,
2003 was a decrease of $1,302. The decrease  represented the amount of valuation allowance  remaining  at  WebBank.  Since its  inception  in 1998,  WebBank  had experienced a history of  inconsistent  earnings which made it "more likely than not"  that  some  portion  or  all of  the  deferred  tax  assets  would  not be recognized.  Therefore, a valuation allowance was established in accordance with
FASB 109,  paragraph 17e. As of December 31, 2003, the Company  determined that, based  on the  two  previous  year's  earnings  and  the  prospect  for  similar performance in the foreseeable future, it was "more likely than not" that all of
WebBank's deferred tax assets would be recognized.

At December  31,  2003,  the Company had net  operating  loss carry  forwards of approximately  $39,033 that are scheduled to expire from 2009 through 2021.  The
Company has treated such net operating  losses incurred prior to April 28, 1995, when there was a material change in ownership of a 5% shareholder, in accordance with Section  382(l)(5)  of the Internal  Revenue  Code.  As a result,  there is approximately  $19,000 in net operating  losses incurred prior to April 28, 1995 as  well  as  $20,033  incurred  subsequent  to  April  28,  1995  available  as carryovers.  All net operating  losses may be subject to certain  limitations on utilization.

13.    DISCLOSURES ABOUT THE FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying value for short-term  financial  instruments that mature or reprice frequently at market rates  approximates fair value. Such financial  instruments
include:  cash  and  cash  equivalents,   accrued  interest  receivable,  demand
deposits,  accounts payable and accrued  expenses,  time certificates of deposit and short term borrowing.  The difference  between the fair market value and the carrying value for loans and investment securities is not considered significant to the financial statements.

14.    COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leased office space in one building in 2003 and 2002 under operating lease agreements.  Rental expense for the years ended December 31, 2003 and 2002 were $107and $127,  respectively.  Future  minimum lease payments by year are as follows:

                   Year ending December 31,
                          2004                       $     107
                          2005                              27
                       Thereafter                            -
                                                     ---------
                                                     $     134
                                                     =========

                                      F-22

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Credit-related financial instruments
------------------------------------

The Company is a party to financial  instruments with off-balance sheet risk. In the normal course of business,  these financial  instruments include commitments to extend  credit  in the form of loans or  through  letters  of  credit.  Those instruments  involve to varying  degrees,  elements of credit and interest  rate risk in excess of the amount  recognized  on the  balance  sheet.  The  contract amounts of those  instruments  reflect the extent of involvement the Company has in particular classes of financial instruments.

The  Company's  exposure  to credit loss in the event of  nonperformance  by the other party to the  financial  instrument  for  commitments  to extend credit is represented by the contractual amount of those instruments. The Company the same credit policy in making  commitments and conditional  obligations as it does for on-balance sheet instruments.

At  December  31,  2003 and 2002,  the  Company's  undisbursed  commercial  loan commitments totaled $0. For the same periods, the Company's undisbursed consumer credit card loan  commitments  totaled $0. For the same  periods,  the Company's undisbursed  accounts receivable  factoring  commitments  totaled  approximately
$8,138 and $6,382, respectively.

Commitments to extend credit are agreements to lend to a customer provided there is no  violation  of any  condition  established  in the  contract.  Commitments generally  have fixed  expiration  dates or other  termination  clauses  and may require  payment of a fee.  Since  certain of the  commitments  are  expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash  requirements.  The Bank evaluates each customer's  credit worthiness on a case-by-case  basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on  management's  credit evaluation of the borrower.

Litigation
----------

            In  January  2000,  Andrew  Winokur,  a  former  executive  officer, director and stockholder of Praxis Investment Advisors, Inc. ("Praxis"),  one of
the Company's  subsidiaries,  filed a lawsuit in the Superior Court of the State of  California,  County of Napa.  The lawsuit  alleges that Praxis  breached its employment  agreement  with Mr.  Winokur.  The lawsuit also  asserts  claims for interference with contract and unjust enrichment based upon his alleged wrongful termination.  The lawsuit seeks damages of an unspecified  amount and compliance by Praxis with the termination  pay-out  provisions in Mr. Winokur's  employment agreement.

            On March 4, 2002, the lawsuit was submitted to binding  arbitration.
The panel found no breach of contract and no intentional  interference  with Mr.
Winokur's  contractual  rights.  However,  the panel found that Mr.  Winokur was entitled to the termination pay-out provision in his employment agreement. Under this  provision,  Mr. Winokur could  potentially be entitled to receive  certain compensation  based on (i) an  investment  bank  valuation  of  WebBank,  if the
Company  accepts such valuation,  or (ii) the proceeds of a sale of WebBank,  if the Company rejects such  valuation.  While Mr. Winokur would not be entitled to receive  any  compensation  in the  event  that  the  sale  does  not  exceed  a predetermined  amount as provided in the employment  agreement,  which amount is defined as the  amount of capital  invested  by the  stockholders  of Praxis and
WebBank  in such  companies,  plus a  cumulative  annual  rate of  return of ten percent as of the date of sale, the Company may be forced to sell WebBank if the sale price exceeds such predetermined  amount, even if the Company does not want to sell  WebBank.  In  addition,  if the  sale  price  of  WebBank  exceeds  the predetermined  amount but is less than the investment bank valuation of WebBank, the Company may be required to sell WebBank at less than its value.  The Company does not have any alternative  financing plans to make this payment in the event such payment is required.

            At the present time,  Mr.  Winokur has ceased to  participate in the process of valuing  WebBank.  However,  since there may be no time limitation on
Mr. Winokur's claim, the valuation  process may proceed in the future and if the
Company is required to make a payment, its business could be harmed.

15.    REGULATORY REQUIREMENTS

WebBank is subject to various  regulatory capital  requirements  administered by the federal banking agencies.  Failure to meet minimum capital  requirements can initiate certain actions by regulators that, if undertaken,  could have a direct material  effect on the Bank's  financial  statements.  Under  capital  adequacy guidelines and the regulatory  framework for prompt corrective  action, the Bank must meet specific capital guidelines that involve quantitative  measures of the

                                      F-23

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Bank's assets,  liabilities,  and certain  off-balance sheet items as calculated
under  regulatory   accounting   practices.   The  Bank's  capital  amounts  and
classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative  measures  established  by  regulation to ensure  capital  adequacy require  the Bank to  maintain  minimum  amounts  and ratios of Total and Tier I capital (as defined in the  regulations) to  risk-weighted  assets (as defined), and of Tier I capital (as  defined) to average  quarterly  assets (as  defined).
Management  believes,  as of  December  31, 2003 that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2003, based on the applicable  capital adequacy  regulations, the Bank is categorized as "well capitalized" under the regulatory framework for prompt corrective  action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the  following  tables.  There are no  conditions or events that management believes have changed the Bank's category.

Capital amounts and ratios are summarized as follows (in thousands):

                                                                WELL CAPITALIZED      MINIMUM CAPITAL
                                                  ACTUAL           REQUIREMENT          REQUIREMENT
                                           -----------------   ------------------    ------------------
                                           AMOUNT      RATIO   AMOUNT     RATIO      AMOUNT       RATIO
                                           ------      -----   ------     -------    ------       -----
As of
December 31, 2003:

Total Capital (Tier 1 + Tier 2) to risk
weighted assets                            $5,774       30.9%   $1,867     >10.0%     $1,494      >8.0%
                                                                           -                      -
Tier I Capital to risk weighted assets     $5,529       29.6%   $1,120      >6.0%     $  747      >4.0%
                                                                            -                     -

Tier I Capital to average assets
(Leverage Ratio)                           $5,529       31.9%   $  867      >5.0%     $  694      >4.0%
                                                                            -                     -

                                                                WELL CAPITALIZED      MINIMUM CAPITAL
                                                  ACTUAL           REQUIREMENT          REQUIREMENT
                                           -----------------   -----------------     ------------------
                                           AMOUNT      RATIO   AMOUNT     RATIO      AMOUNT       RATIO
                                           ------      -----   ------     -----      ------       -----
As of
December 31, 2002:

Total Capital (Tier 1 + Tier 2) to risk
weighted assets                             $4,227       30.1%   $1,404     >10.0%     $1,123      >8.0%
                                                                            -                      -

Tier I Capital to risk weighted assets      $4,036       28.8%   $  843      >6.0%     $  562      >4.0%
                                                                             -                     -
Tier I Capital to average assets
(Leverage Ratio)                            $4,036       21.8%   $  928      >5.0%     $  742      >4.0%
                                                                             -                     -

                                      F-24

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    SERVICING ASSETS AND LIABILITIES

In connection with certain  businesses in which the Company sells  originated or purchased  loans with servicing  retained,  servicing  assets or liabilities are recorded  based on the relative fair value of the  servicing  rights on the date the loans are sold. Servicing assets and liabilities are amortized in proportion to and over the  period of  estimated  net  servicing  income  and  expense.  At
December 31, 2003 and 2002,  net servicing  assets,  which are included in other assets,  were $31 and  $99,  respectively.  Servicing  assets  are  periodically evaluated for  impairment  based on the fair value of those assets.  During 2003 and 2002, the Company recorded no additional  servicing assets, and recorded $45 and $35 of amortization, respectively.

17.    MISCELLANEOUS INCOME

Miscellaneous income for the year ended December 31, is summarized as follows:

                                                       2003         2002
                                                       ----         ----

       Loan servicing fees                            $  221      $  215
       Gain in sale of foreclosed assets                   -          90
       Recovery of prior year security write-off           -         112
       Other                                              54          24
                                                      ------      ------
                                                      $  275      $  441
                                                      ======      ======

18.    OPERATING SEGMENT INFORMATION

            Operating segments represent components of an enterprise about which separate financial  information is available that is evaluated  regularly by the chief  operating  decision  maker in deciding how to allocate  resources  and in assessing performance.

The Company evaluates segment performance  internally based on lines of business and the  operating  segments  are so defined.  The Company  has  identified  two operating  segments.  The first is the  accounts  receivable  factoring  program operated by WebBank.  The second  operating  segment,  termed "other,"  includes
commercial  lending,  fee  for  services,  and  investment  activities.   Income
generated from  investments in factoring  receivables by Company  entities other than WebBank is included in the "other" operating  segment.  For the years ended
December  31, 2003 and 2002,  factoring  income  earned by  entities  other than
WebBank was $216 and $84,  respectively.  Subsequent  to year end 2003,  several events  occurred  to modify  the  nature of the  accounts  receivable  factoring program (see "Note 20 - Subsequent Events").

The following is a summary of selected  operating  segment  information  for the years  ended  December  31,  2003 and 2002.  Prior to 2002,  the Company did not
evaluate its financial  performance based on distinct  operating  segments.  The information  represents  operating results as if the segments were operated on a stand alone  basis.  However,  the results do not reflect a full  allocation  of costs based on the current structure of the entities, and thus the results might not be comparable to like information from other companies.

                                                                   Accounts
                                                                  Receivable                 Consolidated
                                 2003                              Factoring     Other         Company
                                 ----                              ---------     -----         -------

Income Statement Information (Annual):
Net interest income after provision for credit losses             $  2,178     $  1,325      $  3,503
Noninterest income                                                      20        1,560         1,580
Noninterest expense                                                  1,110        2,513         3,623
                                                                  --------     --------      --------
Operating income                                                     1,088          372         1,460
Income taxes (benefit)                                                   -         (756)         (756)
Income attributable to minority interest                                 -         (107)         (107)
                                                                  --------     --------      --------
Net income                                                        $  1,088     $  1,021      $  2,109

                                      F-25

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet Information (As of December 31):
Total assets                                                      $  8,076     $ 18,372      $ 26,448
Net loans and leases                                              $  7,028     $  8,109      $ 15,137
Deposits                                                          $  6,697     $  5,220      $ 11,917

                                                                   Accounts
                                                                  Receivable                 Consolidated
                                 2002                              Factoring     Other         Company
                                 ----                              ---------     -----         -------

Income Statement Information (Annual):
Net interest income after provision for credit losses             $  1,155     $  1,260      $  2,415
Noninterest income                                                       -        1,161         1,161
Noninterest expense                                                    748        2,348         3,096
                                                                  --------     --------      --------
Operating income                                                       407           73           480
Income taxes (benefit)                                                   -          (10)          (10)
Income attributable to minority interest                                 -          (31)          (31)
                                                                  --------     --------      --------
Net income                                                        $    407     $     52      $    459

Balance Sheet Information (As of December 31):
Total assets                                                      $  7,415     $ 18,750      $ 26,165
Net loans and leases                                              $  5,081     $ 10,320      $ 15,401
Deposits                                                          $  7,195     $  6,425      $ 13,620

            If  both  of  the  Company's  existing   factoring   agreements  are
terminated  as discussed in Note 20 - Subsequent  Events,  the entire  $1,110 of noninterest  expense  for the year  ended  December  31,  2003  relating  to the accounts receivable  factoring operating segment would not be incurred in future periods after the terminations are finalized.  This assumes that these factoring agreements  are not  replaced  by  similar  programs  within  the same  business segment.

19.    QUARTERLY FINANCIAL DATA (Unaudited)

                                                                Quarter Ended
                                          March  31, 2003 June 30, 2003 September 30, 2003 December 31, 2003
$(000) except per share

Net interest income after provisions for
credit losses                                $   876      $ 1,070         $ 1,133          $   424
Noninterest income                               235          399             128              818
Noninterest expenses                             879          887           1,320              537
Net income (loss)                                214          564             (79)           1,410
Net income (loss) per share - basic and
diluted                                          .05          .13            (.02)             .32
Common stock prices:
   High                                         2.70         2.63            2.75             2.70
   Low                                          1.73         1.70            2.10             2.10

                                          March  31, 2002 June 30, 2002 September 30, 2002 December 31, 2002
$(000) except per share

Net interest income after provisions for
credit losses                                $   322      $   672         $   675          $   746
Noninterest income                               199          161             166              635
Noninterest expenses                             805          846             688              757
Net income (loss)                               (276)           8             116              611
Net income (loss) per share - basic and
diluted                                         (.06)         .00             .03              .14
Common stock prices:
   High                                         2.59         2.37            2.28             2.71
   Low                                          2.05         1.34            1.43             1.56

                                      F-26

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.    SUBSEQUENT EVENTS

            On  February  20,  2004,  WebBank  gave notice of  termination  of a
Sourcing and Servicing  Agreement and an Employment  Agreement to one of the two
factoring companies providing accounts receivable factoring services to WebBank.
On March 1, 2004, that factoring company acknowledged receipt of the termination notice and, under the terms of the Sourcing and Servicing Agreement, gave notice to WebBank that the factoring  company would exercise its option to purchase the existing portfolio of accounts  receivable from WebBank at book value on May 12,
2004. The accounts receivable factoring arrangement generated revenue and income in fiscal 2002 and 2003 which accounted for (a) substantially all of the revenue and income generated by the Company's accounts  receivable  factoring  operating segment for those years, and (b) a significant part of the income and revenue of the Company for those years.  It is possible that this  termination may not take effect as provided in the  termination  notice and the arrangement may continue.
However, in the event of termination, there can be no assurance that the Company
will  be  able  to  successfully   enter  into  a  replacement   arrangement  or
arrangements. WebBank expects that if the May 2004 termination becomes effective during the second  quarter of 2004,  WebBank  will (a) not  generate any gain or loss on such  termination  as the sourcing and servicing  company has elected to purchase the portfolio of accounts  receivable at WebBank's net book value,  and
(b) generate  approximately  $5.9 million of cash as a result of the sale of the portfolio.  WebBank  also  anticipates  that the cash  generated by the May 2004 termination will be used to retire Certificates of Deposit as they mature.

            Under a Termination  Agreement dated February 27, 2004,  WebBank and the second of two companies providing accounts receivable  factoring services to
WebBank,  agreed to the termination of a Sourcing and Servicing Agreement and an
Employment  Agreement  between the parties.  Under the terms of that Termination
Agreement,  the  accounts  receivable  factoring  services  company  purchased a portfolio of accounts receivable from WebBank at book value on March 2, 2004.

            Note 18 of the Notes to Consolidated  Financial Statements shows the income and expenses  attributable to the Company's Accounts Receivable Factoring operating  segment,  all of which were generated by the two accounts  receivable factoring  arrangements  described above.  Neither of these  arrangements was in effect  during  2001.  The  Company  believes  that the  termination  of the two accounts  receivable  factoring  arrangements  will have a  significant  adverse affect on its net income during 2004.

            On February 23, 2004,  the third party sourcing  company  engaged to source  private  label student loans on behalf of WebBank gave notice to WebBank that it would  not  renew the Loan Sale  Agreement  and Loan  Program  Agreement between the two parties.  Consequently,  those  agreements will terminate at the conclusion of their current term on May 31, 2004. The pretax income generated by the terminated  private label student loan program generated revenue of $150 for each of the years 2003 and 2002.

                                      F-27

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (Amounts in thousands except per share data)

                         ASSETS                            MARCH 31, 2004   DECEMBER 31, 2003
                                                           --------------   -----------------
                                                              (unaudited)

Cash and due from banks                                         $     27          $     15
Interest bearing deposits in other banks                           5,309             6,265
Federal funds sold                                                 1,865               965
                                                                --------          --------
        Total cash and cash equivalents                            7,201             7,245

Investment securities
        Held-to-maturity (estimated fair value $49 at March
                  31, 2004 and $49 at December 31, 2003)              48                48
        Available-for-sale                                           348               324
                                                                --------          --------
                 Total investment securities                         396               372

Loans, net                                                         8,859             8,819
Purchased receivables
        Accounts receivable factoring                              6,658             7,352
         Other                                                       213               268
Allowance for credit losses                                       (1,228)           (1,302)
                                                                --------          --------
                Total loans, net                                  14,502            15,137

Foreclosed assets                                                    180               200
Premises and equipment, net                                           22                15
Accrued interest receivable                                          263               244
Goodwill, net                                                      1,380             1,380
Deferred tax asset                                                   689               757
Other assets                                                         999             1,098
                                                                --------          --------
                                                                $ 25,632          $ 26,448
                                                                ========          ========

                                      F-28

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (continued)
                  (Amounts in thousands except per share data)

                                                                  MARCH 31, 2004  DECEMBER 31, 2003
                                                                  --------------  -----------------
                                                                   (unaudited)

       LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
       Non interest-bearing demand                                    $    445          $    206
       NOW/MMA accounts                                                     46               347
       Certificates of deposit                                          10,815            11,364
                                                                      --------          --------
               Total deposits                                           11,306            11,917

Other liabilities                                                          303               377
                                                                      --------          --------
Total liabilities before minority interest                              11,609            12,294

Minority interest                                                          471               463

Commitments and contingencies                                             --                --

Stockholders' Equity
       Preferred stock, 10,000,000 shares authorized, none issued         --                --
       Common stock 50,000,000 shares authorized,
           $.001 par value, 4,366,866 shares issued
           and outstanding at March 31, 2004 and
           December 31, 2003                                                 4                 4
       Paid-in-capital                                                  36,606            36,606
       Accumulated  deficit                                            (23,148)          (22,974)
       Accumulated other comprehensive income                               90                55
                                                                      --------          --------
Total stockholders' equity                                              13,552            13,691
                                                                      --------          --------
                                                                      $ 25,632          $ 26,448
                                                                      ========          ========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                      F-29

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
                               INCOME (UNAUDITED)
                 (Amounts in thousands except per share amounts)

                                                                            For The Three Months
                                                                               Ended March 31,
                                                                               2004         2003
                                                                               ----         ----
Interest income
     Loans, including fees                                                    $   193      $   242
     Purchased receivables
                Accounts receivable factoring                                     730          700
                Other                                                               5            9
     Interest bearing deposits in other banks                                       9            5
     Federal funds sold                                                             4            9
     Investment securities                                                         27            5
                                                                              -------      -------
             Total interest income                                                968          970

Interest expense                                                                   73           97
                                                                              -------      -------

                    Net interest income before credit for
                    credit losses                                                 895          873

Credit for credit losses                                                          (25)          (3)
                                                                              -------      -------

                    Net interest income after credit for
                    credit losses                                                 920          876

Noninterest income
       Fee income                                                                  71          163
       Miscellaneous income, net                                                  144           72
                                                                              -------      -------
               Total noninterest income                                           215          235

Noninterest expenses
       Salaries, wages, and benefits                                              269          238
       Professional and legal fees                                                294          135
       Accounts receivable factoring management and broker fees                   352          257
       Other management fees - related party                                       69           77
       Other general and administrative                                           229          172
                                                                              -------      -------
               Total noninterest expenses                                       1,213          879
                                                                              -------      -------
                  Income (loss) before income taxes and minority interest         (78)         232

 Income taxes                                                                      89            2
                                                                              -------      -------

       Income (loss) before minority interest                                    (167)         230

 Income attributable to minority interest                                          (8)         (16)
                                                                              -------      -------

       Net income (loss)                                                         (175)         214

                                       F-30

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
                         INCOME (UNAUDITED) (CONTINUED)
                 (Amounts in thousands except per share amounts)

                                                                                   For the Three Months
                                                                                       Ended March 31,
                                                                                   2004                2003
                                                                                   ----                ----

Other comprehensive income
      Unrealized gains on available for sale securities                                   35              309
       Income tax expense on other comprehensive income                                 --               --
                                                                                 -----------      -----------
             Total other comprehensive income                                             35              309
                                                                                 -----------      -----------

 Comprehensive income (loss)                                                     $      (140)     $       523
                                                                                 ===========      ===========

         Net income (loss) per common share, basic and diluted                   $      (.04)     $       .05
         Weighted average number of common shares:
             Basic                                                                 4,366,866        4,366,866
             Diluted                                                               4,366,866        4,367,769

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                      F-31

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Amounts in thousands)

                                                                                  For the Three Months
                                                                                     Ended March 31,
                                                                                   2004         2003
                                                                                   ----         ----
        Cash flows from operating activities:
        Net income (loss) from operations                                         (175)         214
        Adjustments to reconcile net income (loss) to net cash
         used in operating activities:
            Minority interest                                                        8           16
            Depreciation                                                             3            7
            Credit for credit losses                                               (25)          (3)
            Accretion of loan income and fees, net                                 (20)         (59)
            Amortization of servicing assets                                         4           34
            Amortization of other assets                                             1            2
            Write down of foreclosed assets                                         20         --
            Gain on sale of AFS securities                                          (1)        --
        Changes in operating assets and liabilities:
                  Accrued interest receivable                                      (19)         (26)
                  Deferred tax asset                                                68         --
                  Other assets                                                      96         (154)
                  Interest payable                                                  (8)         (59)
                  Other liabilities                                                (66)        (720)
                                                                               -------      -------
                         Net cash used in operating activities                    (114)        (748)

       Cash flows from investing activities:
            Principal payments received on investment securities held-
              to-maturity                                                         --              1
            Purchase of investment securities available-for-sale                  --         (2,425)
            Sale of investment securities available-for-sale                         2          233
            Principal payments received on investment securities
               available-for-sale                                                    9            7
            Purchase of premises and equipment                                     (10)        --
            Proceeds from sale of foreclosed assets                               --           --
            Loans originated, receivables purchased, and principal
               collections, net                                                    680       (1,665)
                                                                               -------      -------
                  Net cash provided by (used in) investing activities              681       (3,849)

       Cash flows from financing activities:
              Net increase (decrease) in noninterest bearing deposits              239         (198)
              Net increase (decrease) in NOW/MMA deposits                         (301)         164
              Net increase (decrease)  in certificates of deposit                 (549)       1,947
                                                                               -------      -------
                     Net cash provided by (used in) financing activities          (611)       1,913

        Net decrease in cash and cash equivalents                                  (44)      (2,684)

            Cash and cash equivalents at beginning of period                     7,245        6,546
                                                                               -------      -------

            Cash and cash equivalents at end of period                         $ 7,201      $ 3,862
                                                                               =======      =======
                                   (continued)

                                      F-32

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)(CONTINUED)
                             (Amounts in thousands)

                                                       For the Three Months
                                                           Ended March 31,
                                                         2004           2003
                                                         ----           ----
 Supplemental disclosure of cash flow information:
          Cash paid for interest                          81            156
          Cash paid for income taxes                      21              2

Supplemental disclosure of additional non-cash activities:

During the first quarter of 2003, the Company acquired foreclosed assets of $220 in  lieu of  loan  payments.  In the  third  quarter  of  2003,  these  acquired foreclosed  assets were written down to an expected  market value of $200 net of selling  costs.  In the first quarter of 2004, the same  foreclosed  assets were written down again to an expected market value of $180 net of selling costs.

At March 31,  2004,  the  Company  had a balance  of net  unrealized  gains from available-for-sale  securities of $90. The balance at December 31, 2003 was $55.
Net unrealized  gains and losses on  available-for-sale  securities are shown as
"accumulated  other   comprehensive   income"  on  the  Condensed   Consolidated
Statements  of  Financial  Condition.  The  change  in net  unrealized  gains on available-for-sale securities between the two periods resulted in a $35 increase in accumulated other comprehensive income in the first quarter of 2004.

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                      F-33

                    WEBFINANCIAL CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
           (All numbers except shares and per share data in thousands)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Basis   of   Presentation--The    accompanying   interim   condensed
consolidated   financial   statements  of   WebFinancial   Corporation  and  its
subsidiaries  (the "Company") are unaudited and have been prepared in conformity with the  requirements  of  Regulation  S-X  promulgated  under  the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"),  particularly  Rule 10-01 thereof,  which  governs  the  presentation  of  interim  financial  statements.
Accordingly,  they do not include all of the information and footnotes  required by accounting principles generally accepted in the United States of America. The accompanying interim condensed  consolidated financial statements should be read in conjunction with the Company's  significant  accounting policies as set forth in Note 1 to the  consolidated  financial  statements  in the  Company's  Annual
Report on Form 10-KSB for the year ended December 31, 2003 (the "2003  10-KSB").
The Condensed Consolidated Statement of Financial Condition at December 31, 2003
was  extracted  from the Company's  audited  consolidated  financial  statements contained in the 2003 10-KSB,  and does not include all disclosures  required by accounting  principles  generally  accepted in the United  States of America for annual consolidated financial statements.

            In the opinion of  management,  all  adjustments  are  comprised  of normal  recurring  accruals  necessary for the fair  presentation of the interim financial  statements.  Operating  results for the three  months ended March 31,
2004 are not necessarily  indicative of the results that may be expected for the year ending December 31, 2004.

2.  ORGANIZATION AND RELATIONSHIPS

            The  consolidated   financial   statements   include  the  financial
statements  of  WebFinancial  Corporation  and  its  subsidiaries:  WebFinancial
Holding Corporation,  WebBank,  Praxis Investment Advisers,  Inc.,  WebFinancial
Government Lending, Inc., and Web Film Financial, Inc., collectively referred to as the Company. WebBank is a Utah-chartered industrial loan corporation,  and is subject to comprehensive regulation, examination, and supervision by the Federal
Deposit  Insurance  Corporation  ("FDIC"),  and the State of Utah  Department of
Financial  Institutions.  WebBank  provides  commercial  and consumer  specialty
finance  services.   All  intercompany   accounts  and  transactions  have  been
eliminated in consolidation.

3.  OTHER COMPREHENSIVE INCOME

            Other comprehensive income is defined as the change in equity during a period  from  transactions  and  other  events  not  included  in net  income, excluding changes  resulting from investments by owners (e.g.,  supplement stock offerings) and distributions to owners (e.g., dividends).

            As  of  March  31,  2004,  accumulated  other  comprehensive  income consisted of the following:

            Balance at December 31, 2003                     $55
            Net change during  the period
               related to unrealized
               holding gains
               on AFS securities arising during the period    35
                                                             ---
            Balance at March 31,2004                         $90
                                                             ===

                                      F-34

4.  OPERATING SEGMENT INFORMATION

            Operating segments represent components of an enterprise about which separate financial  information is available that is evaluated  regularly by the chief  operating  decision  maker in deciding how to allocate  resources  and in assessing performance.

The Company evaluates segment performance  internally based on lines of business and the  operating  segments  are so defined.  The Company  has  identified  two operating  segments.  The first is the  accounts  receivable  factoring  program operated by WebBank.  The second  operating  segment,  termed "other,"  includes
commercial  lending,  fee  for  services,  and  investment  activities.   Income
generated from  investments in factoring  receivables by Company  entities other than WebBank is included in the "other" operating segment.  For the three months ended March 31, 2004 and 2003,  factoring  income earned by entities  other than
WebBank was $6 and $74, respectively.

Note 5 of the Notes to Consolidated  Financial  Statements provides  information regarding  termination of the WebBank  accounts  receivable  factoring  programs described above as the first operating segment.

The following is a summary of selected  operating  segment  information  for the quarters ended March 31, 2004 and 2003.  The  information  represents  operating results as if the segments  were operated on a stand alone basis.  However,  the results do not reflect a full allocation of costs based on the current structure of the  entities,  and  thus  the  results  might  not  be  comparable  to  like information from other companies.

                                                                         Accounts
                                                                        Receivable                 Consolidated
                                                                        Factoring      Other         Company
                                                                        ---------      -----         -------

THREE MONTHS ENDED MARCH 31, 2004:
Statement of Operations Information (Quarter):
Net interest income after credit for credit losses                       $    671     $    249      $    920
Noninterest income                                                             81          134           215
Noninterest expense                                                           401          812         1,213
                                                                         --------     --------      --------
Income (loss) before income taxes and minority interest                       351         (429)          (78)
Income taxes                                                                 --             89            89
Income attributable to minority interest                                     --             (8)           (8)
                                                                         --------     --------      --------
Net income (loss)                                                        $    351     $   (526)     $   (175)

Statement of Financial Condition Information (As of March 31, 2004):
Total assets                                                             $  8,630     $ 17,002      $ 25,632
Net loans and leases                                                     $  6,523     $  7,979      $ 14,502
Deposits                                                                 $  7,334     $  3,972      $ 11,306

THREE MONTHS ENDED MARCH 31, 2003:
Statement of Operations Information (Quarter):
Net interest income after credit  for credit losses                      $    576     $    300      $    876
Noninterest income                                                           --            235           235
Noninterest expense                                                           305          574           879
                                                                         --------     --------      --------
Income (loss) before income taxes and minority interest                       271          (39)          232
Income taxes                                                                 --              2             2
Loss attributable to minority interest                                       --            (16)          (16)
                                                                         --------     --------      --------
Net income (loss)                                                        $    271     $    (57)     $    214
Statement of Financial Condition Information (As of March 31, 2003):
Total assets                                                             $  7,735     $ 20,103      $ 27,838
Net loans and leases                                                     $  5,922     $ 10,987      $ 16,909
Deposits                                                                 $  7,211     $  8,322      $ 15,533

                                      F-35

5.   TERMINATED OPERATIONS INFORMATION

            On  February  20,  2004,  WebBank  gave notice of  termination  of a
Sourcing and Servicing  Agreement and an Employment  Agreement to one of the two
factoring companies providing accounts receivable factoring services to WebBank.
On March 1, 2004, that factoring company acknowledged receipt of the termination notice and, under the terms of the Sourcing and Servicing Agreement, gave notice to WebBank that the factoring  company would exercise its option to purchase the existing portfolio of accounts  receivable from WebBank at book value on May 12,
2004.  On May 6, 2004,  WebBank and the factoring  company  agreed to extend the termination  date of the Sourcing and  Servicing  Agreement to December 31, 2004
and to extend  the  option  period  to  purchase  the  portfolio  to a  mutually agreeable  date no earlier  than July 31,  2004 and no later than  December  31,
2004. The accounts receivable factoring  arrangement with that factoring company accounted for  approximately 35% and 47% of the Company's  consolidated  revenue and  85% and 66% of its  consolidated  operating  income  for  the  years  ended
December 31, 2002 and 2003,  respectively.  There can be no  assurance  that the
Company will be able to  successfully  enter into a replacement  arrangement  or arrangements. The Company believes that if the purchase option becomes effective during  2004,  WebBank will (a) not generate any gain or loss as a result of the sale of the portfolio  because the factoring company has elected to purchase the portfolio of accounts  receivable at WebBank's net book value,  and (b) generate approximately  $6  million  of cash as a result  of the  sale of the  portfolio.
WebBank  anticipates  that the cash generated by a sale of the portfolio will be used to retire Certificates of Deposit as they mature.

            Under a Termination  Agreement dated February 27, 2004,  WebBank and the second of two companies providing accounts receivable  factoring services to
WebBank agreed to the  termination of a Sourcing and Servicing  Agreement and an
Employment  Agreement  between the parties.  Under the terms of that Termination
Agreement,  the factoring company  purchased a portfolio of accounts  receivable from WebBank at book value on March 2, 2004. This accounts receivable  factoring arrangement accounted for approximately 5% of the Company's consolidated revenue for the year ended December 31, 2003 and 8% of its consolidated operating income for the year ended December 31, 2003.  This  arrangement did not account for any revenue in 2002.

            Note 4 of the Notes to Condensed  Consolidated  Financial Statements
shows the income and expenses  attributable to the Company's accounts receivable factoring  operating segment for the quarters ended March 31, 2004 and 2003, all of which were generated by the two accounts  receivable  factoring  arrangements described above. The Company believes that the termination of one or both of the two accounts receivable  factoring  arrangements will have a significant adverse affect on its net income during 2004.

            On February 23, 2004,  the third party sourcing  company  engaged to source  private  label student loans on behalf of WebBank gave notice to WebBank that it would  not  renew the Loan Sale  Agreement  and Loan  Program  Agreement between the two parties.  Consequently,  those  agreements will terminate at the conclusion of their current term on May 31, 2004. The  terminated  private label student loan program  generated  revenue of $25 and $38 for each of the quarters ended March 31, 2004 and 2003, respectively.

                                      F-36

                           --------------------------

                            WEBFINANCIAL CORPORATION

                        4,366,866 Shares of Common Stock

                           --------------------------

                              --------------------

                                   PROSPECTUS

                               -------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article Tenth of the Registrant's  Amended and Restated  Certificate
of Incorporation  and Section 5 of Article VIII of the Registrant's  Amended and
Restated Bylaws state as follows:

            (a) The corporation shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative  (other than an action by or in the right of the  corporation)  by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation,  and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The corporation shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed action or suit by or in the right of the  corporation  to procure a judgment  in its favor by reason of the fact that he is or was a director,  officer, employee or  agent  of the  corporation,  or is or was  serving  at  the  request  of the corporation as a director,  officer,  employee or agent of another  corporation,
partnership,   joint  venture,  trust  or  other  enterprise,  against  expenses
(including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the  corporation  and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or  suit  was  brought  shall  determine  upon  application  that,  despite  the adjudication of liability but in view of all the circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such expenses  which the court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the corporation  has been  successful  on the merits or  otherwise in defense of any action,  suit  or  proceeding  referred  to in  paragraphs  (a)  and (b) of this
Section,  or in defense of any claim,  issue or matter  therein,  including  the dismissal  of an action  without  prejudice,  he  shall,  without  limiting  the provisions of paragraph (a) above, be indemnified  against  expenses  (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

            (d) Any indemnification under paragraphs (a) and (b) of this Section
(unless ordered by a court) shall be made by the corporation  only as authorized in the specific case upon a determination that  indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable  standard  of  conduct  set forth in  paragraphs  (a) and (b) of this
Section.  Such  determination  shall be made (i) by the board of  directors by a majority  vote of a quorum  consisting of directors who were not parties to such action,  suit or proceedings,  or (ii) if such a quorum is not  obtainable,  or,
even  if  obtainable  a  quorum  of  disinterested   directors  so  directs,  by
independent legal counsel in a written opinion, or (iii) by the stockholders.

            (e) Expenses  (including  attorneys' fees) incurred by an officer or director in  defending  any civil,  criminal,  administrative  or  investigative action,  suit or proceeding  shall be paid by the  corporation in advance of the final  disposition  of  such  action,  suit or  proceeding  upon  receipt  of an undertaking  by or on behalf of such director or officer to repay such amount if it shall  ultimately be determined  that he is not entitled to be indemnified by

                                      II-1

the corporation pursuant to this Section or as otherwise authorized by law. Such expenses (including  attorneys' fees) incurred by other employees and agents may be so paid upon such terms and  conditions,  if any,  as the board of  directors deems appropriate.

            (f) The  indemnification and advancement of expenses provided by, or granted  pursuant to, the other  paragraphs  of this Section shall not be deemed exclusive  of any  other  rights  to  which  those  seeking  indemnification  or advancement  of expenses may be entitled  under any by-law,  agreement,  vote of stockholders or disinterested  directors or otherwise,  both as to action in his official  capacity  and as to action in  another  capacity  while  holding  such office.

            (g) The  corporation,  at its  expense,  may  purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against any liability asserted against him and  incurred by him in any such  capacity,  or arising out of his status as such,  whether  or not the  corporation  would have the power to  indemnify  him against  such  liability  under  the  provisions  of this  Section  or under the provisions of the General Corporation Law of the State of Delaware.

            (h) The  indemnification and advancement of expenses provided by, or granted  pursuant to, this Section shall  continue as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            (i) All rights to indemnification  and advancement of expenses under this Section shall be deemed to be provided by contract  between the corporation and the director,  officer, employee or agent who serves in such capacity at any time while the by-laws and/or  certificate of  incorporation  and other relevant provisions  of the General  Corporation  Law of the State of Delaware  and other applicable law, if any, are in effect.

            (j) Any repeal or  modification  of the foregoing  paragraphs by the stockholders  of the  corporation  shall  not  adversely  affect  any  right  or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

            (k) If the  General  Corporation  Law of the  State of  Delaware  is
amended to authorize  corporate  action  permitting  the  corporation to further indemnify or advance expenses to directors,  officers, employees or agents, then such  person,  in addition to the  circumstances  in which he is now entitled to indemnification and advancement of expenses, shall be entitled to be indemnified and have  expenses  advanced  to the  fullest  extent  permitted  by the General
Corporation Law of the State of Delaware, as so amended.

            (l) For purposes of this Section,  references  to "the  corporation"
shall  include,  in  addition  to the  resulting  corporation,  any  constituent
corporation   (including  any  constituent  of  a  constituent)  absorbed  in  a consolidation  or merger which, if its separate  existence had continued,  would have had power and authority to indemnify its directors,  officers, employees or agents, so that any person who is or was a director,  officer, employee or agent of such  constituent  corporation,  or is or was  serving at the request of such constituent  corporation  as a director,  officer,  employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, shall stand in the same  position  under the  provisions of this Section with respect to the resulting  or  surviving  corporation  as he would  have  with  respect  to such constituent corporation if its separate existence had continued.

            (m) For purposes of this Section,  references to "other enterprises"
shall include  employee  benefit plans;  references to "fines" shall include any excise taxes assessed on a person with respect to an employee  benefit plan; and
references  to  "serving at the request of the  corporation"  shall  include any service as a  director,  officer,  employee  or agent by the  corporation  which imposes duties on, or involves services by, such director,  officer, employee or
agent  with  respect  to  an  employee  benefit  plan,  its   participants,   or
beneficiaries;  and a  person  who  acted  in  good  faith  and in a  manner  he reasonably  believed to be in the interest of the participants and beneficiaries of an  employee  benefit  plan  shall be deemed to have  acted in a manner  "not opposed  to the best  interests  of the  corporation,"  as  referred  to in this
Section.

            (n) If this Section or any portion  thereof shall be  invalidated on any ground by any court of competent  jurisdiction,  then the corporation  shall nevertheless  indemnify each person as provided above as to expenses  (including attorneys' fees),  judgments,  fines and amounts paid in settlement with respect

                                      II-2

to any action, suit or proceeding,  whether civil,  criminal,  administrative or
investigative,   including  a  grand  jury  proceeding  and  an  action  by  the corporation,  to the fullest extent permitted by any applicable  portion of this
Section that shall not have been invalidated or by any other applicable law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following is an itemization  of all expenses  (subject to future contingencies)  incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered.  All items below are estimates other than the  Securities  and  Exchange  Commission  registration  fee and the
Nasdaq listing fee. WebFinancial will pay all of such expenses.

            Securities and Exchange Commission registration fee          $  809.00
            Printing and engraving expenses............................  10,000.00
            Accounting fees and expenses...............................  75,000.00
            Legal fees and expenses.................................... 110,000.00
            Subscription Agent fees and expenses.......................  10,000.00
            Information Agent fees and expenses........................   7,500.00
            Miscellaneous..............................................  10,000.00
                                                                       -----------
                        Total..........................................$223,309.00
                                                                       ===========

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.  Not Applicable

ITEM 27.       EXHIBITS.

Exhibit #      Description
---------      -----------

3.1*           Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant, filed on March 19, 1999.

3.2*           Certificate of Amendment of Certificate of  Incorporation  of the
               Registrant, filed on July 8, 1999.

3.3            By-Laws of the Registrant (incorporated by reference from Exhibit
               I-5 to the  Registration  Statement  on Form 8-A filed  March 27,
               1995).

4.1            Specimen  certificate  for Common Stock,  $.001 par value, of the
               Registrant  (incorporated  by  reference  to  Exhibit  I-1 to the
               Registration Statement on Form 8-A filed March 27, 1995).

4.2*           Form of Subscription Rights Certificate.

5.1*           Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

23.1**         Consent of Grant Thornton LLP.

                                      II-3

23.2*          Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (included in opinion filed as Exhibit 5.1).

24.1*          Power of Attorney (included on signature page hereto).

99.1*          Form of Instructions as to Use of Rights Certificates.

99.2*          Form of Notice of Guaranteed Delivery for Rights Certificates.

99.3*          Form of Letter to Security Holders Who Are Record Holders.

99.4*          Form of Letter to Securities  Dealers,  Commercial  Banks,  Trust
               Companies and Other Nominees.

99.5*          Form of Letter to Clients of Security  Holders Who Are Beneficial
               Holders.

99.6*          Form of Nominee Holder Certification Form.

99.7*          Beneficial Owner Election Form.

99.8*          Substitute Form W-9 (including  Guidelines for  Certification  of
               Taxpayer Identification Number on Substitute Form W-9).

99.9*          Form  of  Subscription  Agency  Agreement  between   WebFinancial
               Corporation and Wachovia Bank, N.A.

99.10*         Form  of  Information   Agent  Agreement   between   WebFinancial
               Corporation and MacKenzie Partners, Inc.

----------------

*        Previously filed
**       Filed herewith

ITEM 28.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

(1) To file,  during  any  period  in which it  offers  or sells  securities,  a post-effective amendment to this Registration Statement to:

          (i)  Include  any  prospectus  required  by  Section  10(a)(3)  of the
     Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or  together,  represent a  fundamental  change in the  information  in the registration  statement.  Notwithstanding  the  foregoing,  any increase or decrease  in volume of  securities  offered (if the total  dollar  value of securities  offered  would not exceed  that which was  registered)  and any deviation from the low or high end of the estimated  maximum offering range may be  reflected  in the form of  prospectus  filed  with  the  Commission pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price  represent no more than a 20 percent change in the maximum  aggregate offering price set forth in the  Calculation of  Registration  Fee table in the effective Registration Statement;

          (iii) Include any  additional or changed  material  information on the plan of distribution.

(2) For   determining   liability   under  the   Securities   Act,   treat  each
    post-effective  amendment as a new registration  statement of the securities offered,  and the offering of the  securities at that time to be the initial
    BONA FIDE offering; and

                                      II-4

(3) To file a  post-effective  amendment to remove from  registration any of the securities that remain unsold at the end of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of an action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement  to be signed on its  behalf  by the  undersigned,  in the City of New
York, State of New York, on the 2nd day of July, 2004.

                                               WEBFINANCIAL CORPORATION

                                               By:  /s/ Glen M. Kassan
                                                   -----------------------------
                                                   Glen M. Kassan
                                                   Vice President and
                                                   Chief Financial Officer

            In accordance  with the  requirements of the Securities Act of 1933, this  Registration  Statement  has been signed by the  following  persons in the capacities and on the dates indicated:

Signature                                           Title                                           Date
---------                                           -----                                           ----

/s/ Warren G. Lichtenstein                          Chairman, Chief Executive Officer and           July 2, 2004
---------------------------------------------       Director (principal executive officer)
Warren G. Lichtenstein

/s/ Glen M. Kassan                                  Vice President and Chief Financial Officer      July 2, 2004
---------------------------------------------       (principal financial and accounting officer)
Glen M. Kassan

*                                                   Director                                        July 2, 2004
---------------------------------------------
Jack L. Howard

*                                                   Director                                        July 2, 2004
---------------------------------------------
Howard Mileaf

*                                                   Director                                        July 2, 2004
---------------------------------------------
Joseph L. Mullen

*                                                   Director                                        July 2, 2004
---------------------------------------------
Mark E. Schwarz

   * Signed by Warren G. Lichtenstein as attorney-in-fact

                                      II-6